Exhibit 10.1

Execution Version

THIRD AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT AND
ADMINISTRATIVE AGENT RESIGNATION AND APPOINTMENT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND ADMINISTRATIVE AGENT RESIGNATION AND APPOINTMENT AGREEMENT (this “Amendment”) is dated as of April 30, 2018 and is entered into by and among NRG YIELD OPERATING LLC, a Delaware limited liability company (the “Borrower”), NRG YIELD LLC, a Delaware limited liability company (“Holdings”), each other Guarantor party hereto, ROYAL BANK OF CANADA (“RBC”), in its capacity as resigning administrative agent under the Credit Agreement (the “Resigning Administrative Agent”), JPMORGAN CHASE BANK, N.A. (“JPM”), in its capacity as the successor administrative agent under the Credit Agreement (the “Successor Administrative Agent”), and THE LENDERS AND L/C ISSUERS party hereto, and is made with reference to that certain Amended and Restated Credit Agreement dated as of April 25, 2014 (as amended by that certain First Amendment to Amended & Restated Credit Agreement, dated as of June 26, 2015, and that certain Second Amendment to Amended & Restated Credit Agreement, dated as of February 6, 2018 (the “Second Amendment”), the “Credit Agreement,” and as amended by this Amendment and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”), by and among the Borrower, Holdings, the other Guarantors party thereto, the Lenders and L/C Issuers party thereto and the Resigning Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement, and the rules of interpretation set forth in Section 1.02 of the Amended Credit Agreement shall apply hereto, mutatis mutandis.

RECITALS

WHEREAS, the Loan Parties have requested that the Lenders and L/C Issuers agree to amend certain provisions of the Credit Agreement as provided for herein;

WHEREAS, subject to the satisfaction of the conditions specified herein, the undersigned Lenders and L/C Issuers are willing to agree to such amendments to the Credit Agreement in accordance with Section 11.01 of the Credit Agreement; and

WHEREAS, the Resigning Administrative Agent wishes to resign as “Administrative Agent” under the Credit Agreement, and the undersigned Lenders, in consultation with the Borrower, desire to appoint the Successor Administrative Agent as successor  “Administrative Agent,” and the Successor Administrative Agent desires to accept such appointment, in each case, in accordance with Section 9.06 of the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.     AMENDMENTS TO CREDIT AGREEMENT

Effective on and as of the date on which each of the conditions set forth in Section III has been satisfied (or waived by the party or parties entitled to the benefit thereof):

A.        Credit Agreement.  The Credit Agreement is hereby amended pursuant to Section 11.01 of the Credit Agreement to delete the stricken text (indicted textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as shown in the Credit Agreement attached hereto as Exhibit A.

B.        Exhibits and Schedules.  Schedules 2.01, 2.03, 5.06, 5.13, 5.17(a), 5.24, 7.01, 7.02(a), 7.02(d), 7.03(f), 7.09 and 11.02 to the Credit Agreement are hereby amended and restated, and replaced in their respective entireties, with the schedules attached hereto as Exhibits B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9, B-10, B-11 and B-12 respectively.  A new Schedule 1.01 to the Credit Agreement is hereby added in the form of the schedule attached hereto as Exhibit B-12.  No other Exhibit or Schedule to the Credit Agreement is amended pursuant to this Amendment, and all such Exhibits and Schedules to the Credit Agreement shall apply to the Amended Credit Agreement as if attached in Exhibit A.

C.        Effectiveness of Second Amendment.  Notwithstanding the provisions of Section II of the Second Amendment that provide for all amendments set forth in the Second Amendment to become effective on the “Second Amendment Effective Date” (as defined in the Second Amendment), effective as of the Third Amendment Effective Date the Credit Agreement is hereby amended as shown in the Amended Credit Agreement attached hereto as Exhibit A; provided that if the Acquisition Agreement (as defined in the Second Amendment) is validly terminated in accordance with its terms without the Parent Acquisition having been consummated, the following amendments set forth in the Amended Credit Agreement and as reflected in the Second Amendment shall no longer be effective and shall be removed from the Amended Credit Agreement in all respects: (a) Section 1.1(A) of the Second Amendment to add the following defined terms to Section 1.01 of the Credit Agreement (as defined in the Second Amendment): “Acquisition,” “Acquisition Closing Date,” “Bridge Financing,” “Existing Senior Notes,” “Sponsor,” and “Sponsor Affiliates;” (b) Section 1.1(E) of the Second Amendment; (c) Section 1.1(F) of the Second Amendment; and (d) Section 1.3(A), (B), (C) (but only with respect to the reference to the Bridge Financing (as defined in the Second Amendment)) and (D).

SECTION II.  CONSENT TO RELEASE OF CERTAIN GUARANTORS AND COLLATERAL AND JOINDER OF GUARANTOR

A.        Effective on and as of the date on which each of the conditions set forth in Section III has been satisfied (or waived by the party or parties entitled to the benefit thereof), the undersigned Lenders and L/C Issuers hereby consent to and authorize (a) the release of each of NRG Omaha Energy Center LLC and NRG Omaha Energy Center Holdings LLC (the “Omaha Parties”) as “Guarantors” under the Amended Credit Agreement, (b) the release of the Omaha Parties as “Grantors” under the Security Agreement and the termination and release of the Liens, security interests, pledges, encumbrances, charges and any other similar interests in such portion of the Collateral assigned, transferred, pledged and granted by the Omaha Parties, including

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pursuant to the deeds of trust described on Schedule 1 attached hereto (the “Omaha Mortgages”), and (c) the filing and recording of such UCC termination statements, releases of the Omaha Mortgages and other termination documents, and the taking of any other actions, as are reasonably necessary or reasonably requested by the Borrower to evidence the foregoing releases and terminations, and (i) the undersigned Lenders and L/C Issuers hereby authorize and direct the Successor Administrative Agent to execute and deliver such release and termination documents and take such other actions and (ii) the Successor Administrative Agent hereby authorizes the Borrower, its counsel or its representatives or designees to (A) file UCC-3 termination statements in respect of the UCC financing statements previously filed on behalf of the Successor Administrative Agent, the Resigning Administrative Agent or any of their predecessors against the Omaha Parties, (B) file any releases in respect of the recordation of the security interests in intellectual property previously made in the applicable intellectual property registries in respect of the Omaha Parties, (C) record mortgage releases and fixture filing releases in the real property records, in each case solely in connection with the Loan Documents and solely in respect of the Omaha Parties, and (D) file any other releases or instruments of release and discharge of the Omaha Parties in respect of the foregoing and deliver them to any insurance company, insurance broker, bank, landlord, tenant, warehouseman or other person to evidence the termination and release of security interests and liens as aforesaid.  The Loan Parties hereby agree and confirm that the foregoing releases and terminations shall not have any effect on the creation, perfection, validity or enforceability of the security interests and Liens of the Administrative Agent in and on any Collateral other than the Collateral expressly consented to be released hereunder or on the validity or enforceability of the Guaranty provided by any Guarantor other than the Omaha Parties.

B.        Joinder of the Additional Guarantor.

i.          Pursuant to Section 6.12(d) of the Amended Credit Agreement, by executing this Third Amendment, effective as of the Third Amendment Effective Date, Central CA Fuel Cell 1, LLC (the “Additional Guarantor”) hereby agrees that by the execution and delivery hereof, the Additional Guarantor becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof.

ii.         By executing and delivering this Amendment, the Additional Guarantor, as provided in Section 9.14 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Exhibit C hereto is hereby added to the information set forth in Schedules 1, 2, 3, 4, 5, 6 and 7 to the Security Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Amendment) as if made on and as of such date.

iii.        By executing and delivering this Amendment, NYLD Fuel Cell Holdings LLC (“NYLD Fuel Cell”), as provided in Section 6.12 of the Amended Credit Agreement, hereby adds the information set forth in Exhibit D hereto to the information set forth in Schedule 2 to the Pledge and Security Agreement. NYLD Fuel Cell hereby represents and

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warrants that each of the representations and warranties contained in Section 3 of the Security Agreement are true and correct on and as the date hereof (after giving effect to this Amendment) as if made on and as of such date.

SECTION III.     CONDITIONS

This Amendment shall become effective as of the first date on which each of the following conditions in this Section III have been satisfied (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”):

A.        Deliverables to Successor Administrative Agent.  The Successor Administrative Agent’s receipt of the following, each of which shall be originals or electronically transmitted copies of originals (followed as soon as reasonably practicable by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Third Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Third Amendment Effective Date) and each in form and substance reasonably satisfactory to the Successor Administrative Agent and each of the Lenders:

i.          (a) a counterpart signature page of this Amendment duly executed by each of the Loan Parties, (b) a counterpart signature page of this Amendment duly executed by the Resigning Administrative Agent, (c) a counterpart signature page of this Amendment duly executed by the Successor Administrative Agent and (d) a counterpart signature page of this Amendment duly executed by each of the Lenders;

ii.         a Note executed by the Borrower in favor of each Lender requesting a Note;

iii.        (a) a certificate of the secretary or assistant secretary of each Loan Party dated the Third Amendment Effective Date, certifying (x) that attached thereto is a true and complete copy of each Organization Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the state or jurisdiction of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State, (y) that attached thereto is a true and complete copy of resolutions duly authorizing the execution, delivery and performance of this Amendment, and (z) as to the incumbency and specimen signature of each officer executing any Loan Document and (b) a certificate of another Responsible Officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (a) above;

iv.        a favorable opinion of Baker Botts L.L.P., counsel to the Loan Parties, addressed to the Successor Administrative Agent and each Revolving Credit Lender, in form and substance reasonably satisfactory to the Successor Administrative Agent;

v.         a certificate signed by a Responsible Officer of the Borrower certifying that as of the Third Amendment Effective Date, (a) there has been no event or circumstance that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect since December 31, 2017 and (b) no Default or Event of Default has occurred and is continuing;

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vi.        the projections of Parent and its Subsidiaries for the period of fiscal year 2018 through and including fiscal year 2022;

vii.       certificates attesting to the Solvency of the Loan Parties, taken as a whole after giving effect to this Amendment, from the chief financial officer of Holdings;

viii.      a completed Collateral Questionnaire dated the Third Amendment Effective Date and executed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby;

ix.        copies of (a) UCC-3 financing statement amendments corresponding to the UCC-1 financing statements filed in respect of each Loan Party other than the Omaha Parties, each as “debtor,” respectively, and identifying the Resigning Administrative Agent as “secured party,” amending the identity of the “secured party” to reflect the Successor Administrative Agent as the Administrative Agent and (b) UCC-1 financing statements filed in respect of each Loan Party other than the Omaha Parties, each as “debtor,” respectively, and identifying the Successor Administrative Agent as “secured party,” in each case in form and substance reasonably satisfactory to the Successor Administrative Agent;

x.         completed results of a search of the UCC filings made with respect to the Persons in the jurisdictions contemplated by the Collateral Questionnaire referred to in paragraph (viii) above, dated on or before the Third Amendment Effective Date, listing all effective financing statements that name any Loan Party as debtor disclosed by such search and evidence reasonably satisfactory to the Successor Administrative Agent that the Liens indicated by such financing statements are permitted by Section 7.01 of the Amended Credit Agreement or have been or will be contemporaneously released or terminated; and

xi.        ACORD certificates of insurance policies maintained by the Loan Parties pursuant to Section 5.10 of the Credit Agreement identifying the Successor Administrative Agent as the Administrative Agent, each in form and substance reasonably satisfactory to the Successor Administrative Agent.

B.        Payment of Fees and Expenses.  The Successor Administrative Agent shall have received all reasonable and documented out-of-pocket fees and expenses incurred in connection with this Amendment on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket fees and expenses in each case required to be reimbursed or paid by the Borrower under the Credit Agreement and the engagement and fee letters entered into by the Borrower and JPM as Arranger, dated as of April 11, 2018 and that are due and payable.  The Resigning Administrative Agent shall have received its fees payable pursuant to Section VI.E.

C.        No Material Adverse Effect.  As of the Third Amendment Effective Date, no event, circumstance or change shall have occurred since December 31, 2017 that has resulted in, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect or a material adverse change in, or material adverse effect upon, the operations, business, properties, liabilities or financial condition of the Project Companies taken as a whole.

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D.        Representations and Warranties.  Each of the representations and warranties in Section IV shall be true and correct in all material respects on the Third Amendment Effective Date (unless made solely as of a prior date, in which case such representation and warranty was true and correct in all material respects as of such date).

SECTION IV.     REPRESENTATIONS AND WARRANTIES

Each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects as of the Third Amendment Effective Date:

A.        Corporate Power and Authority.  Each Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Amended Credit Agreement and consummate the transactions contemplated by this Amendment and the Amended Credit Agreement.

B.        Authorization of Amendment.  The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action.

C.        No Conflict.  The execution, delivery and performance by each Loan Party of this Amendment do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or require any payment to be made under, (a) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (b) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Person or any of its Subsidiaries (other than Liens created under the Collateral Documents); or (iv) violate any material Law.

D.        Binding Effect.  This Amendment has been duly executed and delivered by each Loan Party that is party hereto.  Each of this Amendment and the Amended Credit Agreement constitute a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto or thereto in accordance with its terms, except as enforceability hereof or thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws now or hereafter in effect relating to creditors’ rights generally (including specific performance) and (ii) general equitable principles (whether considered in a proceeding in equity or at law), and to the discretion of the court before which any proceeding may be brought.

E.         Representations and Warranties, Etc.  (x) All representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “materiality” or “Material Adverse Effect”), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (but in all respects if such

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representation or warranty is qualified by “materiality” or “Material Adverse Effect”) as of such earlier date, and (y) no Default has occurred and is continuing.

F.         Solvency.  Each Loan Party, and the Loan Parties and their Subsidiaries taken as a whole, is and are Solvent.

SECTION V.     ACKNOWLEDGMENT AND CONSENT OF LOAN PARTIES; REAFFIRMATION OF GUARANTIES AND LIENS

A.        Acknowledgment and Consent.  Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment.

B.        Guaranty and Lien Reaffirmation.  Each Loan Party hereby (i) confirms that each Loan Document (including the Guaranty), both before and immediately after giving effect to and, if applicable, as amended by this Amendment, to which it is a party or otherwise bound, and all Collateral encumbered thereby (after giving effect to the releases contemplated by Section II) will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, as amended by this Amendment, if applicable, the payment and performance of the Secured Obligations and (ii) ratifies all guaranties and Liens (after giving effect to the releases contemplated by Section II) granted by it pursuant to the Loan Documents.

C.        Continuing Effect.  Each Loan Party hereby acknowledges and agrees that (i) each Loan Document, both before and immediately after giving effect to and, if applicable, as amended by this Amendment, to which it is a party or otherwise bound shall continue in full force and effect and (ii) all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

D.        No Filings Necessary.  Except as otherwise required herein, each Loan Party hereby confirms that no additional filings or recordings need to be made, and no other actions need to be taken, by such Loan Party in order to maintain the perfection, enforceability or validity of the security interests created pursuant to the Collateral Documents.

SECTION VI.     RESIGNATION OF RESIGNING ADMINISTRATIVE AGENT AND APPOINTMENT OF SUCCESSOR ADMINISTRATIVE AGENT

A.        Resignation and Appointment.  As of the Third Amendment Effective Date:

i.          the Resigning Administrative Agent (a) hereby resigns as the Administrative Agent (including as “collateral agent” under the Loan Documents) pursuant to Section 9.06 of the Credit Agreement (and this Amendment shall constitute notice of such resignation to the Lenders, the L/C Issuers and the Borrower as required pursuant to Section 9.06 of the Credit Agreement) and each of the Borrower and the undersigned Lenders accepts the resignation of the Resigning Administrative Agent, (b) except as otherwise provided herein, shall be discharged from all of its duties and obligations under the Credit Agreement and under the Loan Documents as Administrative Agent, and (c)

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except as otherwise provided herein, relinquishes its rights, powers, privileges and duties as Administrative Agent under the Loan Documents;

ii.         the undersigned Lenders, in consultation with the Borrower, hereby appoint the Successor Administrative Agent as the Administrative Agent (including as “collateral agent” under the Loan Documents) pursuant to Section 9.06 of the Credit Agreement, and the Successor Administrative Agent hereby accepts its appointment as Administrative Agent; and

iii.        the Borrower consents to the appointment of the Successor Administrative Agent as the Administrative Agent (including as “collateral agent” under the Loan Documents).

The parties hereto acknowledge and agree that the Successor Administrative Agent shall bear no responsibility for any actions taken or omitted to be taken by the Resigning Administrative Agent while it served as Administrative Agent under the Credit Agreement or any other Loan Document, and the Resigning Administrative Agent shall bear no responsibility for any actions taken or omitted to be taken by the Successor Administrative Agent under the Amended Credit Agreement or any other Loan Document.

B.        Rights of Successor Administrative Agent and Resigning Administrative Agent.  The parties hereto hereby confirm that, from and after the Third Amendment Effective Date, (i) the Successor Administrative Agent succeeds to the rights and obligations of the Administrative Agent under the Amended Credit Agreement and the other Loan Documents and becomes vested with all of the rights, power, privileges and duties of the Administrative Agent under the Credit Agreement and each other Loan Document, and (ii) the provisions of Article IX and Section 11.04 of the Credit Agreement, to the extent applicable to the Resigning Administrative Agent, continue in effect for the benefit of the Resigning Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the Resigning Administrative Agent was acting as Administrative Agent (including in connection with the transitioning of the roles of the Resigning Administrative Agent to the Successor Administrative Agent and including in its capacity as “collateral agent” under the Loan Documents).  In addition, the Loan Parties hereby release the Resigning Administrative Agent, in its capacity as Administrative Agent, and its affiliates, and their respective affiliates, subsidiaries, officers, directors, employees, shareholders, agents and representatives (as well as the successors and assigns of the foregoing) acting in connection with the Resigning Administrative Agent in its capacity as Administrative Agent from any and all claims, obligations, rights, causes of action, and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the Third Amendment Effective Date, the Loan Parties ever had, now have or hereafter can, shall or may have for, upon or by the reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the Credit Agreement or the other Loan Documents, other than any such claims, obligations, rights, causes of action, and liabilities that arise as a result of such released person’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

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C.        No Modification of Rights of Administrative Agent.  Notwithstanding any provision herein to the contrary, nothing in this Section VI shall alter, modify or amend the rights of the Administrative Agent under the Credit Agreement and the other Loan Documents (other than the resignation and appointment effected hereby), including any and all rights to compensation, reimbursement and indemnification and any and all liens for payments of such amounts in accordance with the terms of the Credit Agreement and the other Loan Documents.

D.        No Waiver.  This Section VI shall not constitute (i) a waiver by any Lender of any obligation or liability which the Resigning Administrative Agent may have incurred in connection with its services as Administrative Agent under the Credit Agreement or the other Loan Documents, nor (ii) an assumption by the Successor Administrative Agent of any liability of the Resigning Administrative Agent arising out of a breach by the Resigning Administrative Agent prior to the discharge of its duties under the Credit Agreement or the other Loan Documents to which it was a party immediately prior to giving effect to this Amendment.

E.         Successor Administrative Agent’s Fees and Expenses; Accrued Fees of Resigning Administrative Agent.  Commencing on the Third Amendment Effective Date, (i) the Successor Administrative Agent shall be entitled to receive the agency fees as set forth in, and in accordance with, that certain Senior Secured Credit Facility Fee Letter, dated April 11, 2018, by and among the Borrower, Holdings and the Successor Administrative Agent and (ii) the Resigning Administrative Agent shall cease to be entitled to receive any agency fee as Administrative Agent relating to the Credit Agreement or the other Loan Documents; provided that the Resigning Administrative Agent shall remain entitled to receive, and the Borrower shall pay, all accrued and unpaid fees owing to the Resigning Administrative Agent on the Third Amendment Effective Date.

F.         Covenants of Resigning Administrative Agent; Transfer of Collateral; Further Assurances.  The Resigning Administrative Agent covenants and agrees that it shall, in each case, at the Borrower’s expense (in accordance with and pursuant to Section 11.04(a) of the Credit Agreement, which is incorporated by reference herein mutatis mutandis) use commercially reasonable efforts to (i) deliver, or cause to be delivered, promptly to the Successor Administrative Agent a copy of the Register, as of the Third Amendment Effective Date; (ii) make available to the Successor Administrative Agent all written notices or documents, financial statements and other written requests delivered by the Borrower, in accordance with the notice provisions of Section 11.02 of the Credit Agreement, to the Resigning Administrative Agent under Sections 6.01 and 6.02 of the Credit Agreement and received by the Resigning Administrative Agent, in each case, to the extent such notices, documents, statements or requests have been posted to the Platform; (iii) take all actions reasonably requested by the Successor Administrative Agent or its representatives to facilitate the transfer of information to the Successor Administrative Agent in connection with the Credit Agreement and the other Loan Documents; (iv) have arranged for the delivery of all Collateral (if any) constituting cash, securities, investments, financial assets or any other property, including, without limitation, all certificated debt and equity securities, that is in the possession of the Resigning Administrative Agent on or prior to the Third Amendment Effective Date, including without limitation the property set forth on Schedule 9.12 to the Credit Agreement, to the Successor Administrative Agent; and (v) following the Third Amendment Effective Date, execute and/or furnish promptly such other documents, instruments and agreements as may be reasonably requested by the Successor Administrative Agent from time to time, and shall take such further action as may be necessary or reasonably requested by the

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Successor Administrative Agent, in each case in order to effect the matters contemplated by this Section VI.  The Borrower hereby consents to all actions taken by the Resigning Administrative Agent and the Successor Administrative Agent pursuant to the immediately preceding sentence.

G.        Return of Payments.  In the event that, after the Third Amendment Effective Date, the Resigning Administrative Agent receives any principal, interest or other amount owing to any Lender or L/C Issuer under the Credit Agreement, the Amended Credit Agreement or any other Loan Document in its capacity as Administrative Agent (including as “collateral agent” under the Loan Documents) on behalf of such Lender or L/C Issuer, the Resigning Administrative Agent agrees that such payment shall be held in trust for the Successor Administrative Agent, and the Resigning Administrative Agent shall forward such payment to the Successor Administrative Agent for payment to the Person entitled thereto.  In the event that, after the Third Amendment Effective Date, the Successor Administrative Agent receives any principal, interest or other amount owing to the Resigning Administrative Agent under the Credit Agreement or any other Loan Document, the Successor Administrative Agent agrees that such payment shall be held in trust for the Resigning Administrative Agent, and the Successor Administrative Agent shall forward such payment to the Resigning Administrative Agent.

SECTION VII.     RESIGNATION AND APPOINTMENT OF L/C ISSUERS

A.     Resignation of Goldman Sachs Bank USA as an L/C Issuer and Appointment of Barclays Bank PLC as an L/C Issuer.  As of the Third Amendment Effective Date, (i) Goldman Sachs Bank USA hereby resigns in its capacity as an L/C Issuer under the Loan Documents, and the Borrower hereby accepts such resignation, and (ii) pursuant to Section 2.03(m) of the Credit Agreement, the Borrower hereby appoints Barclays Bank PLC as an Additional L/C Issuer under the Loan Documents, and Barclays Bank PLC hereby accepts such appointment (and this Amendment shall constitute notice of such resignation as required pursuant to Section 2.03(m) of the Credit Agreement).

B.     Waiver of Section 9.06 of the Credit Agreement.  As of the Third Amendment Effective Date and pursuant to Section 11.01 of the Credit Agreement, the undersigned Lenders hereby waive the provisions set forth in Section 9.06 of the Credit Agreement that would otherwise require the resignation of RBC in its capacity as an L/C Issuer in connection with the Resigning Administrative Agent’s resignation as the Administrative Agent pursuant to this Amendment, and the Borrower hereby consents to such waiver and to RBC’s continuation as an L/C Issuer under the Loan Documents.

SECTION VIII.     MISCELLANEOUS

A.     Reference to and Effect on Credit Agreement and Other Loan Documents.

(i)     On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

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(ii)                              Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)                          The execution, delivery and performance of this Amendment shall not constitute either (x) a novation of the Credit Agreement or any of the other Loan Documents or any obligations thereunder or (y) a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, Lender or L/C Issuer under, the Credit Agreement or any of the other Loan Documents.  The amendments contained herein are limited to the specified provisions and circumstances described and shall not be deemed to prejudice any rights not specifically addressed herein which any Agent, Lender or L/C Issuer may now have or may have in the future under the Amended Credit Agreement or any other Loan Document.

B.                                 Loan Document.  For the avoidance of doubt, this Amendment constitutes a Loan Document.

C.                                Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.                                Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

E.                                 Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.  The provisions of Sections 11.14(b), (c) and (d) and Section 11.15 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

F.                                  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	NRG YIELD OPERATING LLC

	By:	/s/ Chad Plotkin
	Name:	Chad Plotkin
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

GUARANTORS:	NRG YIELD LLC

	By:	/s/ Chad Plotkin
	Name:	Chad Plotkin
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

NRG SOUTH TRENT HOLDINGS LLC

	By:	/s/ Chad Plotkin
	Name:	Chad Plotkin
	Title:	Vice President & Treasurer

ALTA WIND COMPANY, LLC

	By:	/s/ Chad Plotkin
	Name:	Chad Plotkin
	Title:	Vice President & Treasurer

ALTA WIND 1-5 HOLDING COMPANY, LLC

	By:	/s/ Chad Plotkin
	Name:	Chad Plotkin
	Title:	Vice President & Treasurer

[Signature Page to Third Amendment to A&R Credit Agreement]

NYLD FUEL CELL HOLDINGS LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

UB FUEL CELL, LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

NRG YIELD RPV HOLDING LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

NRG YIELD DGPV HOLDING LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Senior Vice President, Chief Financial Officer & Treasurer

[Signature Page to Third Amendment to A&R Credit Agreement]

PORTFOLIO SOLAR I, LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

NRG SOLAR LAS VEGAS MB 1 LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

NRG SOLAR STAR LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

NRG SOLAR IGUANA LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

NRG SOLAR TABERNACLE LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

SOLAR FLAGSTAFF ONE LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

[Signature Page to Third Amendment to A&R Credit Agreement]

SPP ASSET HOLDINGS, LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

SPP FUND II HOLDINGS, LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

SPP FUND III, LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

SPP FUND II, LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

SPP FUND II-B, LLC

By:	/s/ Chad Plotkin
Name:	Chad Plotkin
Title:	Vice President & Treasurer

[Signature Page to Third Amendment to A&R Credit Agreement]

ADDITIONAL GUARANTOR:	CENTRAL CA FUEL CELL 1, LLC

	By:	/s/ Chad Plotkin
	Name:	Chad Plotkin
	Title:	Vice President & Treasurer

[Signature Page to Third Amendment to A&R Credit Agreement]

OMAHA PARTIES:	NRG ENERGY CENTER OMAHA HOLDINGS LLC

	By:	/s/ Chad Plotkin
	Name:	Chad Plotkin
	Title:	Treasurer

NRG ENERGY CENTER OMAHA LLC

	By:	/s/ Chad Plotkin
	Name:	Chad Plotkin
	Title:	Treasurer

[Signature Page to Third Amendment to A&R Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Successor Administrative Agent

By:	/s/ Juan J. Javellana
	Name:	Juan J. Javellana
	Title:	Executive Director

[Signature Page to Third Amendment to A&R Credit Agreement]

ROYAL BANK OF CANADA,
as Resigning Administrative Agent

By:	/s/ Ann, Hurley
	Name:	Ann, Hurley
	Title:	Manager, Agency

[Signature Page to Third Amendment to A&R Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

[Signature Page to Third Amendment to A&R Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Renee M. Bonnell
	Name:	Renee M. Bonnell
	Title:	Vice President

[Signature Page to Third Amendment to A&R Credit Agreement]

ABN AMRO CAPITAL USA LLC,
as a Lender

By:	/s/ Julie Lee
	Name:	Julie Lee
	Title:	Director

By:	/s/ Remco Jongkind
	Name:	Remco Jongkind
	Title:	M.D.

[Signature Page to Third Amendment to A&R Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender and L/C Issuer

By:	/s/ Juan J. Javellana
	Name:	Juan J. Javellana
	Title:	Executive Director

[Signature Page to Third Amendment to A&R Credit Agreement]

MUFG UNION BANK, N.A. f/k/a UNION BANK, N.A.,
as a Lender

By:	/s/ Eric Otieno
	Name:	Eric Otieno
	Title:	Vice President

[Signature Page to Third Amendment to A&R Credit Agreement]

BARCLAYS BANK PLC,
as a Lender and L/C Issuer

By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

[Signature Page to Third Amendment to A&R Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

[Signature Page to Third Amendment to A&R Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

[Signature Page to Third Amendment to A&R Credit Agreement]

CITIBANK, N.A.,
as a Lender

By:	/s/ Ashwani Khubani
Name: Ashwani Khubani
Title: Vice President / Director

[Signature Page to Third Amendment to A&R Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender and L/C Issuer

By:	/s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

[Signature Page to Third Amendment to A&R Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By:	/s/ Jerry Wells
Name: Jerry Wells
Title: Director

[Signature Page to Third Amendment to A&R Credit Agreement]

EXHIBIT A

AMENDED CREDIT AGREEMENT

[See attached.]

EXHIBIT A

~~Unofficial Conformed Version to include First Amendment to Amended & Restated Credit~~

~~Agreement, dated June 26, 2015 and the Second Amendment to Amended and Restated~~

~~Credit Agreement, dated February 6, 2018~~

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 25, 2014

among

NRG YIELD OPERATING LLC,

as the Borrower,

NRG YIELD LLC,

as Holdings,

~~ROYAL~~JPMORGAN CHASE BANK ~~OF CANADA~~, N.A.,
as Administrative Agent,

JPMORGAN CHASE BANK, N.A., ROYAL BANK OF CANADA, ~~GOLDMAN SACHS~~ BANK ~~USA and BANK~~  OF AMERICA, N.A., and
BARCLAYS BANK PLC
as L/C Issuers

and

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

~~RBC CAPITAL MARKETS,1~~

as Sole Left Lead Arranger and Sole Left Lead Book Runner

as amended through April 30, 2018

~~1RBCCM is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.~~

TABLE OF CONTENTS

Section		Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		~~2~~3
1.01	Defined Terms	~~2~~3
1.02	Other Interpretive Provisions	~~41~~46
1.03	Accounting Terms	~~41~~47
1.04	Rounding	~~42~~48
1.05	Times of Day	~~42~~48
1.06	Letter of Credit Amounts	~~42~~48
1.07	Currency Equivalents Generally	~~42~~48
1.08	Limited Condition Transaction	48

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~43~~49
2.01	The Revolving Credit Borrowings	~~43~~49
2.02	Borrowings, Conversions and Continuations of Loans	~~43~~49
2.03	Letters of Credit	~~45~~51
2.04	Prepayments	~~55~~63
2.05	Termination or Reduction of Revolving Credit Commitments	~~57~~64
2.06	Repayment of Loans	~~58~~65
2.07	Interest	~~58~~65
2.08	Fees	~~59~~66
2.09	Computation of Interest and Fees	~~59~~66
2.10	Evidence of Debt	~~60~~67
2.11	Payments Generally; Administrative Agent’s Clawback	~~60~~67
2.12	Sharing of Payments by Lenders	~~62~~69
2.13	Increase in Revolving Credit Facility	~~63~~70
2.14	Defaulting Lenders	~~67~~74
2.15	Extensions of Loans	~~69~~76
2.16	Pro Rata Shares of Revolving Credit Facilities	~~72~~79
2.17	Refinancing Facilities	~~73~~80

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~75~~82
3.01	Taxes	~~75~~82
3.02	Illegality	~~80~~87
3.03	Inability to Determine Rates	~~80~~87
3.04	Increased Costs; Reserves on Eurodollar Rate Loans	~~81~~89
3.05	Compensation for Losses	~~83~~90
3.06	Mitigation Obligations; Replacement of Lenders	~~83~~91
3.07	Survival	~~84~~92

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~84~~92
4.01	Conditions of Initial Credit Extension	~~84~~92
4.02	Conditions to all Credit Extensions	~~86~~94

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~87~~95

i

5.01	Existence, Qualification and Power	~~87~~95
5.02	Authorization; No Contravention	~~88~~95
5.03	Governmental Authorization	~~88~~95
5.04	Binding Effect	~~88~~96
5.05	Financial Statements; No Material Adverse Effect	~~88~~96
5.06	Litigation	~~89~~97
5.07	No Default	~~89~~97
5.08	Ownership of Properties	~~89~~97
5.09	Environmental Compliance	~~89~~97
5.10	Insurance	~~91~~98
5.11	Taxes	~~91~~98
5.12	ERISA Compliance	~~91~~99
5.13	Subsidiaries; Equity Interests; Loan Parties	~~91~~99
5.14	Margin Regulations; Investment Company Act	~~92~~100
5.15	Disclosure	~~92~~100
5.16	Compliance with Laws	~~93~~100
5.17	Energy Regulatory Matters	~~93~~100
5.18	Intellectual Property; Licenses, Etc.	~~94~~102
5.19	Solvency	~~94~~102
5.20	Casualty, Etc.	~~94~~102
5.21	Labor Matters	~~94~~102
5.22	Collateral Documents	~~95~~102
5.23	~~OFAC 95~~Anti-Corruption Laws and Sanctions	102
5.24	Restricted Payments	~~95~~103
5.25	PATRIOT Act, Etc.	~~95~~103

ARTICLE VI AFFIRMATIVE COVENANTS		~~95~~103
6.01	Financial Statements	~~95~~103
6.02	Certificates; Other Information	~~96~~104
6.03	Notices	~~98~~106
6.04	Payment of Obligations	~~99~~106
6.05	Preservation of Existence, Etc.	~~99~~107
6.06	Maintenance of Properties	~~99~~107
6.07	Maintenance of Insurance	~~99~~107
6.08	Compliance with Laws	~~99~~107
6.09	Books and Records	~~100~~107
6.10	Inspection Rights	~~100~~108
6.11	Use of Proceeds	~~100~~108
6.12	Covenant to Give Security	~~100~~108
6.13	Compliance with Environmental Law	~~104~~112
6.14	Further Assurances	~~104~~112
6.15	Maintenance of Energy Regulatory Authorizations and Status	~~104~~112
6.16	Post-Closing Obligations	113

ARTICLE VII NEGATIVE COVENANTS		~~105~~113
7.01	Liens	~~105~~113

7.02	Indebtedness	~~107~~115
7.03	Investments	~~111~~119
7.04	Fundamental Changes	~~113~~122
7.05	Dispositions	~~114~~122
7.06	Restricted Payments	~~115~~123
7.07	Change in Nature of Business	~~116~~125
7.08	Transactions with Affiliates	~~116~~125
7.09	Burdensome Agreements	~~117~~126
7.10	Use of Proceeds	~~118~~126
7.11	Financial Covenants	~~118~~126
7.12	Sanctions	~~118~~127
7.13	Amendments of Organization Documents	~~118~~127
7.14	Accounting Changes	~~118~~127
7.15	Prepayments, Etc. of Indebtedness	~~118~~127
7.16	~~Amendment, Etc. of Indebtedness 119~~[Reserved]	127
7.17	Holding Company	~~119~~127
7.18	Swap Contracts	~~119~~128
7.19	Sales and Lease-Backs	~~119~~128
7.20	Permitted Tax Equity Credit Support	128

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~119~~128
8.01	Events of Default	~~119~~128
8.02	Remedies upon Event of Default	~~123~~132
8.03	Application of Funds	~~124~~132

ARTICLE IX ADMINISTRATIVE AGENT		~~125~~134
9.01	Appointment and Authority	~~125~~134
9.02	Rights as a Lender	~~125~~134
9.03	Exculpatory Provisions	~~125~~134
9.04	Reliance by Administrative Agent ~~126~~; Indemnification, Etc	136
9.05	Delegation of Duties	~~127~~137
9.06	Resignation of Administrative Agent	~~127~~137
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~128~~138
9.08	No Other Duties, Etc.	~~128~~138
9.09	Administrative Agent May File Proofs of Claim	~~128~~139
9.10	Collateral Matters	~~129~~139
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	~~129~~140
9.12	~~Effectiveness of Resignation of Administrative Agent 130~~Certain ERISA Matters	140
.	140

ARTICLE X CONTINUING GUARANTY		~~131~~142
10.01	Guarantee of Secured Obligations	~~131~~142
10.02	Limitation on Obligations Guaranteed	~~132~~143
10.03	Nature of Guarantee; Continuing Guarantee; Waivers of Defenses Etc.	~~132~~143
10.04	Rights of Reimbursement, Contribution and Subrogation	~~135~~146

10.05	Payments	~~136~~147
10.06	Subordination of Other Obligations	~~136~~147
10.07	Financial Condition of Borrower and Guarantors	~~136~~147
10.08	Bankruptcy, Etc.	~~137~~148
10.09	Duration of Guaranty	~~137~~148
10.10	Reinstatement	~~137~~148
10.11	Keepwell	~~137~~148

ARTICLE XI MISCELLANEOUS		~~138~~149
11.01	Amendments, Etc.	~~138~~149
11.02	Notices; Effectiveness; Electronic Communications	~~140~~151
11.03	No Waiver; Cumulative Remedies; Enforcement	~~142~~153
11.04	Expenses; Indemnity; Damage Waiver	~~142~~154
11.05	Payments Set Aside	~~145~~156
11.06	Successors and Assigns	~~145~~156
11.07	Treatment of Certain Information; Confidentiality	~~150~~161
11.08	Right of Setoff	~~151~~162
11.09	Interest Rate Limitation	~~151~~162
11.10	Counterparts; Integration; Effectiveness	~~151~~162
11.11	Survival of Representations and Warranties	~~152~~163
11.12	Severability	~~152~~163
11.13	Replacement of Lenders	~~152~~163
11.14	Governing Law; Jurisdiction; Etc.	~~153~~164
11.15	Waiver of Jury Trial	~~154~~165
11.16	No Advisory or Fiduciary Responsibility	~~154~~165
11.17	Electronic Execution of Assignments and Certain Other Documents	~~155~~166
11.18	USA PATRIOT Act	~~155~~166
11.19	ENTIRE AGREEMENT	~~155~~167
11.20	Amended and Restated Credit Agreement	~~156~~167
11.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	168

SIGNATURES		S-1

SCHEDULES

1.01	Existing Equity Investor Subsidiaries
2.01	Revolving Credit Commitments and Applicable Revolving Credit Percentages
2.03	LC Commitments
5.03	Certain Authorizations
5.06	Litigation
5.13	Subsidiaries and Other Equity Investments; Loan Parties; Project Companies
5.17(a)	Generation Portfolio Companies
5.24	Contractual Obligations Limiting Restricted Payments
6.16	Post-Closing Obligations
7.01	Existing Liens
7.02(a)	Existing Project-Level Indebtedness
7.02(d)	Existing Indebtedness
7.03(f)	Existing Investments
7.09	Burdensome Agreements
9.12	Agency Assignment Actions
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B-1	Revolving Credit Note
B-2	Incremental Term Loan Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Administrative Questionnaire
E	Amended and Restated Security Agreement
F	Opinion – Counsel to Loan Parties
G	Collateral Questionnaire
H	Subordination Agreement
I	Counterpart Agreement
J	Pari Passu Intercreditor Agreement
K	Second Lien Intercreditor Agreement

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of April 25, 2014, as amended through April 30, 2018, among NRG Yield Operating LLC, a Delaware limited liability company (the “Borrower”), NRG Yield LLC, a Delaware limited liability company (“Holdings”), each other Guarantor (as defined herein) from time to time party hereto, each Lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), ~~ROYAL~~JPMORGAN CHASE BANK ~~OF CANADA~~, N.A., as Administrative Agent and an L/C Issuer, and ROYAL BANK OF CANADA, ~~GOLDMAN SACHS BANK USA and~~ BANK OF AMERICA, N.A. and BARCLAYS BANK PLC, as L/C Issuers.

PRELIMINARY STATEMENTS:

Immediately prior to the effectiveness of this Agreement, the Borrower, Holdings, the lenders party thereto (including certain of the Lenders), Bank of America, as administrative agent and as an issuing bank thereunder, and the other financial institutions party thereto were party to the Credit Agreement, dated as of July 22, 2013 (as amended, restated, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Agreement”), pursuant to which the lenders party thereto (including certain of the Lenders) agreed, subject to the terms and conditions thereof, to extend credit to the Borrower thereunder in the form of a revolving credit facility (including a letter of credit facility thereunder).

The Obligations (as defined in the Existing Credit Agreement) were guaranteed pursuant to the Guaranty (as defined in the Existing Credit Agreement) and secured pursuant to the Collateral Documents by a legal, valid, binding and enforceable security interest and a fully perfected Lien in favor of the Administrative Agent (as defined in the Existing Credit Agreement), for the ratable benefit of the Secured Parties (as defined in the Existing Credit Agreement), in the Collateral and the proceeds thereof.

The Borrower has requested that the Revolving Credit Lenders (as defined in the Existing Credit Agreement) and the other Lenders party hereto agree, and such Revolving Credit Lenders (as defined in the Existing Credit Agreement) and other Lenders have agreed, subject to the terms and conditions hereof, to extend credit to the Borrower hereunder in the form of a revolving credit facility (including a letter of credit facility hereunder) in an aggregate principal amount of $450,000,000 as of the date hereof, and the Lenders have indicated their willingness to lend and the L/C Issuers (as defined herein) have indicated their willingness to issue letters of credit for the account of the Borrower, in each case, on the terms and subject to the conditions set forth herein.

The revolving credit facility (including the letter of credit facility thereunder) under the Existing Credit Agreement will, on the terms and subject to the conditions set forth herein, be replaced on the Closing Date with the revolving credit facility (including the letter of credit facility hereunder) under this Agreement in an aggregate principal amount of $450,000,000 as of the date hereof, on the terms and subject to the conditions set forth herein.  In addition, on the

Closing Date, the Borrower will pay any fees and other obligations accrued thereon to the Closing Date.

It is the intent of the parties hereto that (i) this Agreement shall be deemed to be the Credit Agreement for all purposes under the Collateral Documents and all extensions of credit under this Agreement (including issuances of Letters of Credit) shall constitute extensions of credit under the Credit Agreement (as defined in each of the Collateral Documents) for all purposes under the Collateral Documents and no further designation shall be required to be made so that the Obligations, including all extensions of credit under this Agreement (regardless when made or incurred), will be deemed Secured Obligations (as defined in the Collateral Documents) and (ii) the Obligations under this Agreement will henceforth be guaranteed pursuant to the Guaranty and secured pursuant to the Collateral Documents by a legal, valid, binding and enforceable security interest and a fully perfected Lien in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, in the Collateral and the proceeds thereof.

In addition, as of the Closing Date, Bank of America ~~desires to resign~~resigned as Administrative Agent under the Existing Credit Agreement and each of the other Loan Documents, RBC ~~desires to succeed~~succeeded Bank of America as Administrative Agent under the Credit Agreement and each of the other Loan Documents, and Bank of America ~~desires to assign~~assigned its rights (other than with respect to actions taken or omitted to be taken prior to the effectiveness of this Agreement), responsibilities, duties and obligations under the Loan Documents to RBC, in each case as further set forth herein.

Furthermore, in connection with the A&R Credit Agreement Third Amendment, RBC desires to resign as Administrative Agent under this Agreement and each of the other Loan Documents, JPMorgan desires to succeed RBC as Administrative Agent under this Agreement and each of the other Loan Documents, and RBC desires to assign its rights (other than with respect to actions taken or omitted to be taken prior to the A&R Credit Agreement Third Amendment Effective Date), responsibilities, duties and obligations under the Loan Documents to JPMorgan, in each case as further set forth in the A&R Credit Agreement Third Amendment.

As of the A&R Credit Agreement Third Amendment Effective Date, the Borrower has requested that the Lenders party hereto agree, and Lenders have agreed, subject to the terms and conditions hereof, to extend credit to the Borrower hereunder in the form of a revolving credit facility (including a letter of credit facility hereunder) in an aggregate principal amount of $495,000,000 as of the A&R Credit Agreement Third Amendment Effective Date, and the Lenders have indicated their willingness to lend and the L/C Issuers have indicated their willingness to issue letters of credit for the account of the Borrower, in each case, on the terms and subject to the conditions set forth herein.

The Lenders and the Loan Parties (a) desire to acknowledge ~~Bank of America’s~~RBC’s resignation as Administrative Agent under ~~the Credit~~this Agreement and each of the other Loan Documents, (b) desire to appoint ~~RBC~~JPMorgan as Administrative Agent under ~~the Credit~~this Agreement and each of the other Loan Documents and (c) desire to acknowledge the assignment by ~~Bank of America~~RBC of its rights (other than with respect to actions taken or omitted to be taken prior to the effectiveness of this Agreement), responsibilities, duties and obligations, to

~~RBC~~JPMorgan, in each case as further set forth ~~herein~~in the A&R Credit Agreement Third Amendment.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01                    Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“2020 Convertible Senior Notes” has the meaning set forth in the definition of “Convertible Senior Notes.”

“2024 Senior Notes” has the meaning set forth in the definition of “Existing Senior Notes.”

“2026 Senior Notes” has the meaning set forth in the definition of “Existing Senior Notes.”

“A&R Credit Agreement First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 26, 2015, among the Borrower, Holdings, the other Guarantors party thereto, the Administrative Agent and the financial institutions listed on the signature pages thereto.

“A&R Credit Agreement First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the A&R Credit Agreement First Amendment.

“A&R Credit Agreement Second Amendment” means that certain Second Amendment to Amended & Restated Credit Agreement, dated as of February ~~[__]~~6, 2018, among the Borrower, Holdings, the other Guarantors party thereto, the Administrative Agent and the financial institutions listed on the signature pages thereto.

“A&R Credit Agreement Second Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the A&R Credit Agreement Second Amendment.

“A&R Credit Agreement Third Amendment” means that certain Third Amendment to Amended & Restated Credit Agreement, dated as of April 30, 2018, among the Borrower, Holdings, the other Guarantors party thereto, RBC, as resigning administrative agent, JPMorgan, as successor administrative agent, and the financial institutions listed on the signature pages thereto.

“A&R Credit Agreement Third Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the A&R Credit Agreement Third Amendment, which date is April 30, 2018.

“Account Control Agreements” means each amended and restated account control agreement entered into by each applicable Loan Party, the Administrative Agent, and the applicable depositary bank party thereto.

“Acquisition” has the meaning given to the term “Parent Acquisition” in the A&R Credit Agreement Second Amendment.

“Acquisition Closing Date” means the date on which the Acquisition is consummated.

“Acquisition Period” means, upon the Borrower’s election pursuant to Section 6.02(f), the period beginning with the closing date for a Qualified Acquisition (a “Qualified Acquisition Closing Date”) and ending on the earlier of (x) the last day of the first full fiscal quarter following such Qualified Acquisition Closing Date in which the Borrower Leverage Ratio is equal to or less than 5.50:1.00, (y) the last day of the third full fiscal quarter following such Qualified Acquisition Closing Date and (z) the date on which the Borrower notifies the Administrative Agent that it desires to end the Acquisition Period for such Qualified Acquisition; provided~~, however,~~ that (i) no Acquisition Period may become effective if the Borrower fails to timely elect such Acquisition Period pursuant to the terms of Section 6.02(f), (ii) no more than one Acquisition Period may be elected with respect to any particular Qualified Acquisition, (iii) once any Acquisition Period is in effect, the next Acquisition Period may not commence until the termination of such Acquisition Period then in effect and (iv) in no event shall Acquisition Periods for one or more Qualified Acquisitions extend beyond six (6) consecutive fiscal quarters.

“Act” has the meaning specified in Section 11.18.

“Additional L/C Issuer” means any one or more Lenders or Affiliates thereof that have been appointed by the Borrower (and which has accepted its appointment) as an L/C Issuer pursuant to Section 2.03(m).

“Administrative Agent” means ~~RBC~~JPMorgan in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  For purposes of Section 7.08, “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified.

~~“Agency Assignment” has the meaning specified in Section 9.12.~~

~~“Agency Rights” has the meaning specified in Section 9.12.~~

“Agent” means each of (i) the Administrative Agent and (ii)  any other Person appointed under the Loan Documents to serve in an agent or similar capacity.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Annual Projections” has the meaning specified in Section 6.01(c).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and, to the extent applicable to the Borrower or any of its Subsidiaries, other similar legislation in any other jurisdiction.

“Applicable Percentage” means (a) in respect of any Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of such Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, (b) in respect of the Incremental Term Loans of any Series, with respect to any Incremental Term Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of all Incremental Term Loans of such Series then outstanding represented by such Incremental Term Loan Lender’s Incremental Term Loans of such Series at such time and (c) in respect of the Facilities collectively, the percentage (carried out to the ninth decimal place) of the Facilities represented by such Lender’s outstanding Incremental Term Loans and Revolving Credit Commitments, taken together, at such time.  If the commitment of each Revolving Credit Lender to make Revolving Credit Loans under a Revolving Credit Facility and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments under a Revolving Credit Facility have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of such Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of such Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.  The ~~initial~~ Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility ~~established on the Closing~~as of the A&R Credit Agreement Third Amendment Effective Date is set forth opposite the name of such Revolving Credit Lender on Schedule 2.01 or in the Assignment and Assumption in respect of such Revolving Credit Facility pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable.

“Applicable Rate” and “Applicable Fee Rate” means,

(a)                              prior to the A&R Credit Agreement Third Amendment Effective Date, in respect of (i) Revolving Credit Loans under the Revolving Credit Facility, the percentage per annum determined by reference to the Borrower Leverage Ratio in effect from time to time as set forth below and (ii) the Applicable Fee Rate, a percentage per annum determined by reference to the Borrower Leverage Ratio in effect from time to time as set forth below:

Pricing Level	Borrower Leverage Ratio	Applicable Rate for Eurodollar Rate Loans and Letter of Credit Fees	Applicable Rate for Base Rate Loans	Applicable Fee Rate
1	< 3.50:1.00	2.25%	1.25%	0.375%
2	>3.50:1.00 but < 4.50:1.00	2.50%	1.50%	0.50%
3	> 4.50:1.00	2.75%	1.75%	0.50%

~~“Applicable Rate” and “Applicable Fee Rate” means~~(b)  on and after the A&R Credit Agreement Third Amendment Effective Date, in respect of (x) (i) Revolving Credit Loans ~~issued~~ under the Revolving Credit Facility ~~established on the Closing Date~~, the percentage per annum determined by reference to the Borrower Leverage Ratio in effect from time to time as set forth below and (ii) ~~Revolving Credit Loans made under an Incremental Revolving Credit Commitment that constitute a separate Revolving Credit Facility, the applicable percentages per annum set forth in the relevant Incremental Amendment, (y) any Series of Incremental Term Loans or any separate Class of Incremental Revolving Loans, the applicable percentages per annum set forth in the relevant Incremental Amendment and (z)~~ the Applicable Fee Rate, a percentage per annum determined by reference to the Borrower Leverage Ratio in effect from time to time as set forth below~~.~~:

Pricing Level	Borrower Leverage Ratio	Applicable Rate for Eurodollar Rate Loans and Letter of Credit Fees	Applicable Rate for Base Rate Loans	Applicable Fee Rate
1	< ~~3.50~~3.75:1.00	~~2.25~~1.50%	~~1.25~~0.50%	~~0.375~~0.25%
2	>~~3.50~~3.75:1.00 but < ~~4.50~~4.75:1.00	~~2.50~~1.75%	~~1.50~~0.75%	~~0.50~~0.30%
3	> ~~4.50~~4.75:1.00	~~2.75~~2.00%	~~1.75~~1.00%	~~0.50~~0.35%

; and

(c)                               in respect of (i) Revolving Credit Loans made under an Incremental Revolving Credit Commitment that constitute a separate Revolving Credit Facility,

the applicable percentages per annum set forth in the relevant Incremental Amendment, and (ii) any Series of Incremental Term Loans or any separate Class of Incremental Revolving Loans, the applicable percentages per annum set forth in the relevant Incremental Amendment.

Any increase or decrease in the Applicable Rate or the Applicable Fee Rate resulting from a change in the Borrower Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided~~, however,~~ that (a) if a Compliance Certificate is not delivered when due in accordance with such Section or (b) while any Event of Default exists, then in each case, upon the request of the Required Revolving Credit Lenders, Pricing Level 3 shall apply in respect of clause (x) above as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate or the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.07(d).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facilities (considered collectively) at such time.

“Appropriate Lender” means, at any time, (a) with respect to a given Revolving Credit Facility or any Series of Incremental Term Loans, a Lender that has a Commitment with respect to such Facility or holds a Revolving Credit Loan or an Incremental Term Loan, respectively, at such time and (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means ~~RBC Capital Markets,2~~ JPM, in its capacity as sole lead arranger and sole book runner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section

~~2 RBCCM is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.~~

11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of Parent and its Subsidiaries for the fiscal year ended December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Parent and its consolidated Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means, in respect of any Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date of such Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments in respect of such Revolving Credit Facility pursuant to Section 2.05 and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Cash” means, as of any date of determination (a) prior to the A&R Credit Agreement Third Amendment Effective Date, an amount equal to (~~a~~i) the sum of (~~i~~x) the Distributed Cash received by the Borrower after the Closing Date, (~~ii~~y) the aggregate amount of contributions to the common capital of the Borrower received in cash after the Closing Date (other than as a result of the exercise of the Cure Right) and (~~iii~~z) $399,000,000, minus (~~b~~ii) any amounts thereof used to make Investments pursuant to Section 7.03(c)(iii)(B) prior to such date and after the Closing Date, minus (~~c~~iii) the aggregate amount of Restricted Payments made by the Borrower prior to such date and after the Closing Date pursuant to Section 7.06(f) minus (~~d~~iv) prepayments or repayments of Indebtedness pursuant to Section 7.15(b); or (b) on or following the A&R Credit Agreement Third Amendment Effective Date, an amount equal to (i) the sum of (x) the Distributed Cash received by the Borrower after the A&R Credit Agreement Third Amendment Effective Date, (y) the aggregate amount of contributions to the common capital of the Borrower received in cash after the A&R Credit Agreement Third Amendment Effective Date (other than as a result of the exercise of the Cure Right) and (z) $1,160,000,000, minus (ii) any amounts thereof used to make Investments pursuant to Section 7.03(c)(iii)(B) prior to such date and after the A&R Credit Agreement Third Amendment Effective Date, minus (iii) the aggregate amount of Restricted Payments made by the Borrower prior to such date and after the A&R Credit Agreement Third Amendment Date pursuant to Section 7.06(f) minus (iv) prepayments or repayments of Indebtedness pursuant to Section 7.15(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means for any day, a ~~fluctuating~~ rate per annum equal to the ~~highest~~greatest of (a) the ~~Federal Funds~~Prime Rate ~~plus 1/2 of 1%~~in effect on such day, (b) the ~~rate of interest~~Federal Funds Rate in effect ~~for~~on such day ~~as publicly announced from time to time by RBC as its “prime rate” for U.S. Dollars in the United States~~plus ½ of 1% and (c) the Eurodollar Rate for ~~an~~a one month Interest Period ~~of one month as in effect on such day plus 1.00%.  The “prime rate” is a rate set by RBC based upon various factors including RBC’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by RBC shall take effect at the opening of business on the day specified in the public announcement of such change.~~on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Eurodollar Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, respectively.  If the Base Rate is being used as an alternative rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Loan” means a Revolving Credit Loan, an Incremental Revolving Credit Loan or an Incremental Term Loan that bears interest based on the Base Rate.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Cash Flow” means, at any date of determination, an amount equal to the Distributed Cash received by the Borrower during the most recently completed Measurement Period; provided that if the Borrower has acquired or disposed of any Equity Interests in a Project

Company or the Borrower or any of its Subsidiaries (including any Project Company) has acquired or disposed of any property with a value in excess of $5,000,000 at any time after the first day of such Measurement Period, the determinations of Borrower Cash Flow shall be made giving pro forma effect to such acquisition or disposition as if such acquisition or disposition had occurred on the first day of such Measurement Period.

“Borrower Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Borrower Cash Flow to (b) Interest Charges, in each case, for the most recently completed Measurement Period.

“Borrower Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Debt as of such date (net of up to $~~50,000,000~~100,000,000 of cash that constitutes Borrower Cash Flow from a Measurement Period other than the most recently completed Measurement Period) to (b) Borrower Cash Flow for the most recently completed Measurement Period.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, an Incremental Borrowing, an Extended Borrowing or a Refinancing Borrowing, as the context may require.

“Bridge Financing” means Indebtedness of the Borrower or any other Loan Party not exceeding an aggregate principal amount of $1,500,000,000 evidenced by any of, or a combination of, (a) a senior unsecured bridge loan facility, (b) senior unsecured debt securities issued pursuant to a public offering, Rule 144A or other private placement, (c) senior unsecured term loans or (d) any other unsecured Indebtedness incurred or issued by the Borrower or any other Loan Party, in each case the proceeds of which will be used solely to (i) repay, redeem, repurchase or otherwise acquire or exchange for value (including in one or more tender offers, “change of control” offers or “fundamental change” offers or similarly termed offers) the Convertible Senior Notes (including any cash payment to be made upon conversion of such Convertible Senior Notes) and the Existing Senior Notes, (ii) make payments of principal or interest under the Parent CSN Proceeds Loan in accordance with Section 7.06(j)(i) and (iii) make dividend payments or other distributions (including any repayment of intercompany indebtedness) to Holdings to enable Holdings to make dividend payments or other distributions (including any repayment of intercompany indebtedness) to the Parent in accordance with Section 7.06(j)(ii).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capitalized Leases” means, with respect to any Person, all leases that have been or are required to be, in accordance with GAAP (but only as in effect on the date hereof, and not giving effect to any changes to GAAP occurring after the date hereof), recorded as capitalized leases on the balance sheet of such Person.

“Cash Collateralize” ~~has the meaning specified in Section 2.03(g).~~means, to deposit in a Controlled Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of the Company Group Parties:

(a)                               readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)                              time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System and (ii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c)                               commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 12 months from the date of acquisition thereof;

(d)                             Investments in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have one of the two highest ratings obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and

(e)                               United States dollars, Euros, any other currency of countries members of the Organization for Economic Co-operation and Development or, in the case of any foreign Subsidiary, any local currencies held by it from time to time.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depositary, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person designated by the Borrower as such that, either (a) on the Closing Date, is a party to a Cash Management Agreement with a Loan Party and is an Agent, an Arranger, a Lender or an Affiliate of the foregoing, or (b) at the time it enters into a Cash Management Agreement with a Loan Party, is an Agent, an Arranger, a Lender or an Affiliate of the foregoing, in the case of each of clauses (a) and (b), its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a “controlled foreign corporation” under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                               Equity Investor shall cease to own, directly or indirectly, at least 35% (as measured by voting power rather than number of shares or other equity securities) of the equity securities of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)                              [reserved]; or

(c)                               Parent and Equity Investor collectively shall cease to, directly or indirectly, own and control legally and beneficially all of the Equity Interests in Holdings; or

(d)                             Holdings shall cease to directly own and control legally and beneficially all of the Equity Interests in the Borrower.

Notwithstanding anything herein to the contrary or any provision of Section 13d-3 of the Exchange Act, a Person or group shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement.

“Class” means (i) with respect to Revolving Credit Lenders, Revolving Credit Lenders with Revolving Credit Commitments and Revolving Credit Loans that expire on the same Maturity Date, (ii) with respect to Incremental Term Loan Lenders, Incremental Term Loan Lenders with Incremental Term Loan Commitments and Incremental Term Loans that expire on the same Maturity Date, (iii) with respect to the Lenders under any Extended Facility, Lenders with Extended Commitments and Extended Loans that expire on the same Maturity Date, (iv) with respect to Refinancing Lenders, Refinancing Lenders with Refinancing Commitments and Refinancing Loans that expire on the same Maturity Date, (v) with respect to Revolving Credit Commitments and Revolving Credit Loans, respectively, Revolving Credit Commitments and Revolving Credit Loans (as applicable) that mature on the same Maturity Date, (vi) with respect to Incremental Term Loan Commitments and Incremental Term Loans, respectively, Incremental Term Loan Commitments and Incremental Term Loans (as applicable) that mature on the same Maturity Date, (vii) with respect to Extended Commitments and Extended Loans, respectively, Extended Commitments and Extended Loans (as applicable) that mature on the same Maturity Date and (viii) with respect to Refinancing Commitments and Refinancing Loans, respectively, Refinancing Commitments and Refinancing Loans (as applicable) that mature on the same Maturity Date.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Closing Date Projections” means the projections of Parent and its Subsidiaries for the period of fiscal year 2014 through and including fiscal year 2018 delivered to the Administrative Agent prior to the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, each of the Security Agreement Supplements, security agreements, pledge agreements, Account Control Agreements, Securities Account Control Agreements, or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create or perfect a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Questionnaire” means a certificate in the form of Exhibit G that provides information with respect to the personal or mixed property of each Loan Party.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commitment” means a Revolving Credit Commitment, an Incremental Revolving Credit Commitment, an Incremental Term Loan Commitment, an Extended Commitment or a Refinancing Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Group Parties” means each direct and indirect Subsidiary of the Borrower, other than any Project Companies.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Contingent Obligations” means indemnities and other contingent Obligations that pursuant to their express terms survive repayment in full of principal and interest on the Loans and termination of the Commitments under this Agreement.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

~~“Contribution Indebtedness” means Indebtedness of the Borrower or Holdings in an amount equal to the aggregate amount of cash contributions (other than in respect of Permitted Cure Securities) made after the Closing Date to Borrower (or, without duplication, to Holdings and contributed to Borrower) in exchange for Equity Interests (other than Permitted Cure Securities) of Borrower or Holdings, as applicable.~~

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means each deposit account or securities account that is subject to an Account Control Agreement or Securities Account Control Agreement in form and substance reasonably satisfactory to the applicable L/C Issuer.

“Convertible Senior Notes” means (a) the unsecured Convertible Senior Notes due 2019 issued by Parent in an aggregate principal amount of US $345,000,000 (the “Original Convertible Senior Notes”); (b) the unsecured Convertible Senior Notes due 2020 issued by Parent in an aggregate principal amount of up to US $350,000,000 (the “2020 Convertible Senior Notes”); and (c) any amendments, modifications, replacements or refinancings of the Indebtedness described in the foregoing clause (a) and (b) or any Indebtedness incurred pursuant to this clause (c) from time to time (the “Permitted Refinancing Convertible Senior Notes”); provided that (i) the aggregate principal amount (or accreted value, if applicable) of such Permitted Refinancing Convertible Senior Notes does not exceed the aggregate outstanding principal amount (or accreted value, if applicable) of the Indebtedness being amended, modified, replaced or refinanced (plus all accrued interest and original issue discount in the nature of interest on such Indebtedness and the amount of all expenses and premiums, underwriting, issuance, commitment, syndication and other similar fees, costs and expenses incurred in connection therewith) unless another available exception under Section 7.02 is then utilized, (ii) such Permitted Refinancing Convertible Senior Notes have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the applicable Convertible Senior Notes being refinanced, (iii) the Permitted Refinancing Convertible Senior Notes have a Stated Maturity on or later than the maturity date of the applicable Convertible Senior Notes being refinanced, (iv) the obligations in respect of such Permitted Refinancing Convertible Senior Notes shall continue to be unsecured and (v) the primary obligor in respect of such Permitted Refinancing Convertible Senior Notes shall be the Parent; provided, further, that, in the case of each of clauses (a), (b) and (c) above, the net proceeds shall be loaned to the Borrower as a Parent CSN Proceeds Loan.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit I delivered by a Subsidiary pursuant to Section 6.12(d).

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.01.

“Cure Period” has the meaning specified in Section 8.01.

“Cure Right” has the meaning specified in Section 8.01.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate or the Eurodollar Rate (as applicable or, if neither is directly applicable, the Base Rate), plus (ii) the relevant Applicable Rate, plus (iii) 2% per annum; and (b) when used with respect to Letter of Credit Fees, a rate equal to the relevant Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender (a) that has failed to timely fund any portion of the Loans or participations in L/C Obligations required to be funded by it on the terms set forth herein for such payment, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith reasonable determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (b) that has otherwise failed to timely pay over to the Administrative Agent, any L/C Issuer or any other

Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) on the terms set forth herein for such payment, unless the subject of a good faith dispute, (c) that has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith reasonable determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (d) that has failed, within two Business Days after written request by the Administrative Agent, the Borrower or the applicable L/C Issuer, to confirm in writing to the Administrative Agent, such L/C Issuer, and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent, the applicable L/C Issuer and the Borrower), or (e) in respect of which the Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or that a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Discharge of the Secured Obligations” means and shall have occurred when (i) all Secured Obligations shall have been paid in full in cash and all other obligations under the Loan Documents shall have been performed (other than (a) those constituting Contingent Obligations as to which no claim has been asserted and (b) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), (ii) no Letters of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements reasonably satisfactory to the applicable L/C Issuer shall have been made) and (iii) all Commitments shall have terminated or expired.

“Disclosed Litigation” has the meaning set forth in Section 5.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Latest Maturity Date of all Classes of Loans and Commitments.  Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Equity Interests solely because the holders of the Equity Interests have the right to require the Borrower to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that the Borrower may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 7.06.  The amount of Disqualified Equity Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests, exclusive of accrued dividends.

“Distributed Cash” means, without duplication, internally generated cash and Cash Equivalents distributed by the Project Companies and the Guarantors (other than Holdings and the Borrower), directly or indirectly, to the Borrower in respect of the Equity Interests of the Project Companies and the Guarantors (other than Holdings and the Borrower) owned, directly or indirectly, by the Borrower (other than dividends or other distributions that are funded, directly or indirectly, with substantially concurrent cash Investments, or cash Investments that were not intended to be used by a Project Company or a Guarantor for capital expenditures or for operational purposes, by the Borrower or any of its Subsidiaries in a Project Company or a Guarantor), excluding (a) the proceeds of any extraordinary receipts (including cash payments or proceeds received (i) from any Disposition by the Borrower or any of its Subsidiaries, (ii) under any casualty insurance policy in respect of a covered loss thereunder or (iii) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case in excess of $2,000,000 and (b) any cash that is derived from (i) cash grants and similar items to the Project Companies and the Guarantors, (ii) any incurrence of Indebtedness by Project Companies and the Guarantors, (iii) any issuance of Equity Interests by Project Companies and the Guarantors or (iv) any capital contribution to the Project Companies and the Guarantors.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary of the Borrower incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia, but excluding (i) any direct or indirect subsidiary of a CFC and (ii) any Foreign Subsidiary Holding Company.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Engagement Letter” means the Senior Secured Credit Facility Engagement Letter, dated ~~March 19~~April 11, ~~2014~~2018, among Holdings, the Borrower and ~~RBC Capital Markets~~JPMorgan.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, or governmental regulations relating to pollution and the protection of the environment, including natural resources such as flora and fauna, or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Investor” means (a) prior to the Acquisition Closing Date, NRG Energy, Inc., a Delaware corporation, and (b) on or after the Acquisition Closing Date, the Sponsors.

“Equity Investor Subsidiary” means the entities listed on Schedule 1.01 and their respective Subsidiaries as of the A&R Credit Agreement Third Amendment Effective Date.

~~“Equity Investor Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 1, 2011, by and among NRG Energy, Inc., a Delaware corporation, as borrower, the various financial institutions party thereto as lenders, issuing banks, arrangers and agents, and Citicorp North America, Inc., as administrative agent and collateral agent.~~

~~“Equity Investor Subsidiary” means (i) NRG RPV Holdco 1 LLC and NRG DGPV Holdco 1 LLC, (ii) any Subsidiary of the Borrower that (a) is a “Subsidiary” (as that term is defined in the Equity Investor Credit Agreement as in effect on the date hereof) and (b) is a limited partnership, limited liability company or corporation, if a majority of the limited partnership interests, limited liability company interests or stock thereof are owned, directly or indirectly, by the Borrower or one or more Subsidiaries of the Borrower and more than 50% of the general partnership (with respect to a limited partnership) or limited liability company interests or stock that directly or indirectly result in the control of the management of such first Subsidiary are owned by the Equity Investor or one or more Subsidiaries of the Equity Investor (other than any such Subsidiary of the Equity Investor that is Parent or a Subsidiary of Parent) (an “NRG Subsidiary”) and that is designated by the Borrower to be an Equity Investor Subsidiary in a certificate of a Responsible Officer of the Borrower at least three (3) Business Days before giving effect to such designation, and (iii) any Subsidiary of the Equity Investor Subsidiaries described in the foregoing clauses (i) and (ii); provided that, (1) immediately before and immediately after giving pro forma effect to any such designation, no Event of Default shall have occurred and be continuing, (2) immediately before and immediately after giving effect to such designation, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such designation had been made as of the first day of the four fiscal quarter period ended on the date of such financial statements, and the Borrower shall deliver to the Administrative Agent a certificate of its chief executive officer, chief financial officer, treasurer or controller demonstrating such compliance calculations for this clause (2) in reasonable detail and (3), except for such Persons designated in clause (i) of this definition, the Borrower may not designate any Person (x) that is a Subsidiary as of the A&R Credit Agreement First Amendment Effective Date or (y) that is a Project Company or a Guarantor or, in the case of each of clauses (x) and (y), any of their respective Subsidiaries, as an Equity Investor Subsidiary.~~

~~For the avoidance of doubt, if a Subsidiary shall no longer be an NRG Subsidiary, such Subsidiary shall cease to be an Equity Investor Subsidiary.~~

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code solely for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan of the Borrower or any ERISA Affiliate is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; or (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means,

~~(a)~~  for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the LIBO Screen Rate, expressed on the basis of a year of 360 days, determined by the Administrative Agent at approximately 11:00 a.m. (London time), on the date that is two Business Days prior to the commencement of such Interest Period ~~by reference to the rate set by ICE Benchmark Administration for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates)~~ for a period equal to such Interest Period ~~(“LIBOR”)~~; provided~~, however, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of~~ that if a LIBO Screen Rate shall not be available at such time for such Interest Period, the Eurodollar Rate for such Interest Period shall be the Interpolated Rate; provided, further, that, if such rate is below zero, Eurodollar Rate will be deemed to be zero for purposes of this Agreement~~; and~~.

~~(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined on such date for U.S. Dollar deposits being delivered in the London interbank market for a term of one month commencing that day, provided, that, if such rate is below zero, Eurodollar Rate will be deemed to be zero for purposes of this Agreement.~~

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Agreement” means the Amended and Restated Exchange Agreement dated as of ~~the Original Closing Date~~May 14, 2015, by and among ~~Equity Investor~~NRG Energy, Inc. (and its successors), Parent and Holdings, and each of the other parties thereto from time to time, as amended, supplemented, modified or otherwise ~~modified~~replaced from time to time~~; provided that any~~, including by that certain Assignment and Assumption Agreement, to be dated on or about the Acquisition Closing Date and substantially in the form provided to the Administrative Agent prior to the A&R Credit Agreement Third Amendment Effective Date, other than any such amendments ~~or~~, supplements, modifications or replacements that would be materially adverse to the interests of the Lenders in their capacity as such ~~shall require the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned)~~.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the United States or by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or as a result of any present or former connection between such Lender or L/C Issuer or the Administrative Agent and such jurisdiction (other than any connection arising solely from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving or perfecting a security interest under, receiving payments under, and/or enforcing, any Loan Document, or selling or assigning an interest in any Loan, Commitment or Loan Document), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a), (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States federal withholding tax that (i) is required to be imposed on amounts payable to such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office) or (ii) in the case of a Foreign Lender, is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 3.01, (e) any United States federal withholding taxes imposed under FATCA and (f) any United States federal withholding tax that is required by the Code to be withheld from amounts payable to the Administrative Agent attributable to the Administrative Agent’s failure to comply with Section 3.01(g) (other than amounts payable to the Administrative Agent that should reasonably be considered, as determined in good faith by the Borrower, as payments under Treas. Reg. 1.1441-1T(b)(2)(iv)(B)(2)(or any successor provision that is substantively comparable)).

“Existing Class” has the meaning specified in Section 2.15.

“Existing Commitments” has the meaning specified in Section 2.15.

“Existing Credit Agreement” has the meaning specified in the Preliminary Statements hereto.

“Existing Loans” has the meaning specified in Section 2.15.

“Existing Project-Level Indebtedness” means the Indebtedness of the Project Companies existing on the ~~Closing~~A&R Credit Agreement Third Amendment Effective Date listed on Schedule 7.02(a).

“Existing Security Agreement” means the Pledge and Security Agreement, dated as of the Original Closing Date, among the Borrower, Holdings, Bank of America, as administrative agent, and the other parties thereto, as amended, restated, supplemented or otherwise modified prior to the Closing Date.

“Existing Senior Notes” means (a) the unsecured Senior Notes due 2024 issued by the Borrower in an aggregate principal amount of US$500,000,000 (the “2024 Senior Notes”) and (b) the unsecured Senior Notes due 2026 issued by the Borrower in an aggregate principal amount of US$350,000,000 (the “2026 Senior Notes”).

“Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans and such Lender’s participation in L/C Obligations at such time.

“Extended Borrowing” means a borrowing of Extended Loans.

“Extended Commitments” has the meaning specified in Section 2.15.

“Extended Facility” means, at any time, as the context may require, the aggregate amount of the Lenders’ Extended Commitments and/or Extended Loans of a given Class at such time and, in each case, but without duplication, the Credit Extensions made thereunder.

“Extended Loans” has the meaning specified in Section 2.15.

“Extended Maturity Date” has the meaning specified in Section 2.15.

“Extension” has the meaning specified in Section 2.15.

“Extension Amendments” has the meaning specified in Section 2.15.

“Extension Offer” has the meaning specified in Section 2.15.

“Facility” means a Revolving Credit Facility, an Incremental Term Loan Facility, an Extended Facility or a Refinancing Facility as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Funds Rate” means, for any day, the ~~rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such~~greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “Federal Funds Rate ~~for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to RBC on such day on such transactions as determined~~” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means the letter agreement, dated ~~March 19~~April 11, ~~2014~~2018, among Holdings, the Borrower~~, RBC~~ and ~~RBC Capital Markets~~JPMorgan.

“FERC” means the Federal Energy Regulatory Commission.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of January 31, 2014, among the Borrower, Holdings, Bank of America, as administrative agent, and the financial institutions listed on the signature pages thereto.

“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the First Amendment.

“Flood Insurance Laws” has the meaning specified in Section 6.12.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary of the Borrower that has no material assets other than the equity interests of one or more CFCs.

“FPA” means the Federal Power Act of 1935, as amended.

“FPA-Jurisdictional Generation Portfolio Companies” has the meaning specified in Section 5.17.

“FPA MBR Authorizations, Exemptions and Waivers” has the meaning specified in Section 5.17.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuers, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Generation Portfolio Companies” means the entities listed on Schedule 5.17(a) and the owner of any other facility that either (i) generates electric energy and sells electric energy, capacity or ancillary services at wholesale or (ii) generates thermal energy for sale (in the form of steam, hot water, chilled water, or other forms), in which the Borrower directly or indirectly owns, controls or holds the power to vote 10% or more of the outstanding voting securities in such owner or facility.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning specified in the Security Agreement.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case, in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability (after giving effect to any indemnities, rights of contribution, subrogation or other similar rights in favor of such guarantor) in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means Holdings and each Company Group Party (unless, in the case of a Company Group Party that is not wholly owned by a Loan Party or Affiliate thereof, such Company Group Party’s Organization Documents prohibit the guarantee by such Company Group Party of the Obligations pursuant to the Guaranty or the granting of a security interest by such Company Group Party to secure the Obligations), whether owned on the Closing Date or thereafter acquired, other than any Foreign Subsidiary.

“Guaranty” means the Guaranty made by the Guarantors under Article X in favor of the Secured Parties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and all other substances or wastes of any nature, in each case regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person designated by the Borrower as such that, at the time it enters into an interest rate Swap Contract permitted under Article VII, is an Agent, an Arranger, a Lender or an Affiliate of the foregoing, in its capacity as a party to such Swap Contract.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Holdings Tax Equity Credit Support” means unsecured indemnification, unsecured guarantee and other unsecured credit support obligations of Holdings entered into by Holdings in favor of (x) a Tax Equity Partner or (y) the Equity Investor or an Affiliate of the Equity Investor that has itself indemnified or provided other credit support to such Tax Equity Partner, in the case of each of clauses (x) and (y), in connection with a Permitted Tax Equity Financing of a Project Company (and/or a Company Group Party that is a direct or indirect parent company of such Project Company).

“Holdings Tax Equity Payments” means payments actually made by Holdings pursuant to Holdings Tax Equity Credit Support.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Impacted Loans” has the meaning specified in Section 3.03.

“Increase Effective Date” has the meaning specified in Section 2.13.

“Incremental Amendment” means an amendment to this Agreement, executed by the Borrower, each Incremental Revolving Credit Lender or Incremental Term Loan Lender providing an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment, as applicable, and the Administrative Agent.

“Incremental Borrowing” means a borrowing of Incremental Revolving Credit Loans or Incremental Term Loans, as the context requires.

“Incremental Commitments” has the meaning specified in Section 2.13.

“Incremental Equivalent Debt” has the meaning specified in Section 7.02(p).

“Incremental Facility” means, at any time, as the context may require, the aggregate amount of the Incremental Revolving Credit Lenders’ Incremental Revolving Credit Commitments and/or the Incremental Term Loan Lenders’ Incremental Term Loan Commitments at such time and, in each case, but without duplication, the Credit Extensions made thereunder.

“Incremental Facility Amount” has the meaning specified in Section 2.13.

“Incremental Loan” means an extension of credit by an Incremental Revolving Credit Lender or an Incremental Term Loan Lender to the Borrower under Section 2.13 in the form of an Incremental Revolving Credit Loan or an Incremental Term Loan.

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.13.

“Incremental Revolving Credit Lender” has the meaning specified in Section 2.13.

“Incremental Revolving Credit Loans” means a Revolving Credit Loan made pursuant to an increase to the existing Revolving Credit Facility or a Revolving Credit Loan made pursuant to a separate Class of Revolving Credit Commitments, as the context requires.

“Incremental Term Loan Commitments” has the meaning specified in Section 2.13.

“Incremental Term Loan Facility” means, at any time, the aggregate amount of the Incremental Term Loan Lenders’ Incremental Term Loan Commitments of a given Series at such time.

~~“Incremental Term Loan Facility Amount” has the meaning specified in Section 2.13.~~

“Incremental Term Loan Lender” has the meaning specified in Section 2.13.

“Incremental Term Loan Maturity Date” means the date on which Incremental Term Loans of a given Series shall become due and payable in full hereunder, as specified in the applicable Incremental Amendment (except to the extent extended pursuant to Section 2.15), including by acceleration or otherwise.

“Incremental Term Loans” has the meaning specified in Section 2.14.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                               all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                              the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                               net obligations of such Person under any Swap Contract;

(d)                             all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 180 days after the date on which such trade account was created);

(e)                               indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)                              all obligations in respect of any Disqualified Equity Interests; and

(h)                              all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Interest Charges” means, for any Measurement Period, the excess of (A) the sum of (a) cash  interest, cash premium payments, cash debt discount and other similar cash fees and charges in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) cash interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as cash interest in accordance with GAAP, in each case, of or by the Borrower and the Guarantors on a standalone basis for the most recently completed Measurement Period over (B) any cash interest income received by the Borrower and the Guarantors on a standalone basis during such Measurement Period; provided that, for so long as the Borrower guarantees the Indebtedness represented by the Convertible Senior Notes, (x) the items referred to in the preceding clause (A) of the Parent in respect of the Convertible Senior Notes shall be included in the preceding clause (A) and (y) the items referred to in the preceding clause (A) of the Borrower in respect of the Parent CSN Proceeds Loan shall be excluded from the preceding clause (A) to the extent they do not exceed the amount calculated pursuant to clause (x) of this proviso.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date in respect thereof; provided~~, however,~~ that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date in respect thereof.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability) (or twelve months or shorter, if available to all applicable Lenders), as selected by the Borrower in its Committed Loan Notice; provided that:

(a)                               any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                              any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                               no Interest Period shall extend beyond the Maturity Date applicable to such Loan.

“Interpolated  Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than such Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds such Interest Period, in each case, at such time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person~~,~~ in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. Except as otherwise expressly provided in this Agreement, the amount of an Investment will be the fair market value of such Investment determined at the time the Investment is made and without giving effect to subsequent changes in value; provided that, to the extent, if any, that a Guarantee, other guarantee, and/or credit support results in an Investment, the amount of such Investment (x) will be the fair market value thereof determined first as of the time such Investment is made and thereafter on an annual basis, (y) will be zero upon such Guarantee, other guarantee and/or credit support being released or terminated and (z) will be the fair market value of such Guarantee, other guarantee and/or credit support determined as of the time of any modification thereof, if modified or amended. Notwithstanding anything to the contrary herein, in the case of any Investment made by the Borrower or a Company Group Party in a Person substantially concurrently with a cash distribution by such Person to the Borrower or such Company Group Party, as the case may be (a “Concurrent Cash Distribution”), then the amount of such Investment shall be deemed to be the fair market value of the Investment, less the amount of the Concurrent Cash Distribution.

“IP Rights” means Intellectual Property (as defined in the Security Agreement).

“IPO” means the initial public offering and distribution of certain of the Equity Interests of Parent pursuant to an effective registration statement under the Securities Act of 1933.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and the Borrower or in favor of such L/C Issuer and relating to such Letter of Credit.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Kennedy Project Companies” means PESD Energy, LLC, a Delaware limited liability company, FUSD Energy, LLC, a Delaware limited liability company, Wildcat Energy, LLC, a Delaware limited liability company, Continental Energy, LLC, a Delaware limited liability company, Longhorn Energy, LLC, a Delaware limited liability company, El Mirage Energy, LLC, a Delaware limited liability company, Vail Energy, LLC, a Delaware limited liability company, Monster Energy, LLC, a Delaware limited liability company, and SCWFD Energy, LLC, a Delaware limited liability company.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or binding judicial precedents or authorities, including the binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Commitment” means, as to each L/C Issuer, its obligation to issue Letters of Credit for the account of the Borrower pursuant to Section 2.03, in an aggregate face amount at any one time outstanding not to exceed the amount set forth opposite such L/C Issuer’s name on Schedule 2.03 under the caption “L/C Commitment”, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means each of RBC~~, Goldman Sachs Bank USA~~, Bank of America, JPMorgan Chase Bank, National Association, Barclays Bank PLC and any Additional L/C Issuers, each in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer(s) of Letters of Credit hereunder. Any reference to “L/C Issuer” herein shall be to the applicable L/C issuer, as appropriate.

“L/C Obligations” means, as at any date of determination (determined without duplication), the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCT Election” has the meaning set forth in Section 1.08(a).

“LCT Test Date” has the meaning set forth in Section 1.08(a).

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven Business Days prior to the fifth anniversary of the ~~Closing~~A&R Credit Agreement Third Amendment Effective Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $~~450,000,000~~495,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBO Screen Rate”  means, for any day and time, with respect to any Eurodollar Rate Loans for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (a) any acquisition or other Investment not prohibited hereunder by the Borrower or one or more of its Company Group Parties of any assets, business or Person that the Borrower or one or more of its Company Group Parties is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement), or (b) repayment, repurchase or refinancing of Indebtedness not prohibited hereunder with respect to which an irrevocable notice of repayment (or similar irrevocable notice) is delivered, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing (or, if such a condition does exist, the Borrower or any Company Group Party, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained).

“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Revolving Credit Loan, an Incremental Revolving Loan, an Incremental Term Loan, an Extended Loan or a Refinancing Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Fee Letter, (e) each Issuer Document and (f) any subordination agreement entered into pursuant to Section 7.02(n).

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Management Services Agreement” means (a) prior to the Acquisition Closing Date, the Management Services Agreement dated as of the Original Closing Date by and among ~~Equity Investor~~NRG Energy, Inc. (and its successors), Parent, Holdings and the Borrower~~,~~ and (b) on and after the Acquisition Closing Date, the Master Services Agreement, to be dated on or about the Acquisition Closing Date and substantially in the form provided to the Administrative Agent prior to the A&R Credit Agreement Third Amendment Effective Date, by and among Parent, Holdings, the Borrower and a Sponsor Affiliate (and its successors), in each case as amended, supplemented, modified or otherwise ~~modified~~replaced from time to time~~; provided that any~~, other than any such amendments ~~or~~, supplements, modifications or replacements that would be materially adverse to the ~~interest~~interests of the Lenders in their capacity as such ~~shall require the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned)~~.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the results of operations, properties, liabilities or financial condition of the Loan Parties and their respective Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any material Loan Document, or of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any material Loan Document to which it is a party.

“Material Company Group Party” means as of any date, any Company Group Party that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, as such Regulation is in effect on the A&R Credit Agreement Third Amendment Effective Date.

“Material Project Companies” has the meaning specified in Section 8.01(e).

“Maturity Date” means, (i) with respect to the Revolving Credit Facility established on the ~~date hereof~~Closing Date, except to the extent extended pursuant to Section 2.15, the date that is five (5) years following the ~~Closing~~A&R Credit Agreement Third Amendment Effective Date (ii) with respect to any other Revolving Credit Facility established pursuant to Section 2.13, except to the extent extended pursuant to Section 2.15, the maturity date with respect thereto set forth in the Incremental Amendment pursuant to which such Revolving Credit Facility is established, (iii) with respect to any Incremental Term Loans, each Incremental Term Loan Maturity Date applicable thereto, (iv) with respect to any Extended Loans, the final maturity date as specified in the applicable Extension Amendment and (v) with respect to any Refinancing Loans, the final maturity date as specified in the applicable Refinancing Amendment; provided~~, however,~~ that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“Measurement Period” means, at any date of determination, the period of the most recently completed four fiscal quarters of the Borrower ended on or prior to such date or, if fewer than four consecutive fiscal quarters of the Borrower have been completed since the Original Closing Date, the fiscal quarters of the Borrower that have been completed since the Original Closing Date; provided that (a) for purposes of determining an amount of any item included in the calculation of a financial ratio or financial covenant for the fiscal quarter ended March 31, 2014, such amount for the Measurement Period then ended shall equal such item for the two fiscal quarters then ended multiplied by two and (b) for purposes of determining an amount of any item included in the calculation of a financial ratio or financial covenant for the fiscal quarter ended June 30, 2014, such amount for the Measurement Period then ended shall equal such item for the three fiscal quarters then ended multiplied by 4/3.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure when any Revolving Credit Lender is a Defaulting Lender, an amount equal to 100% of the Fronting Exposure at such time (provided that if such amount is insufficient to cover any other amounts due in respect of Letters of Credit hereunder, an additional amount equal to such deficiency), (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.03(g)(i)(A) or (B), an amount equal to 100% of the Outstanding Amount of all L/C Obligations and, with respect to Cash Collateral provided in accordance with the provisions of Section 2.03(g)(i)(C), the amount required pursuant to Section 8.02(c) (provided that if such amount is insufficient to cover any other amounts due in respect of Letters of Credit hereunder, an additional amount equal to such deficiency) and (iii) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their reasonable judgment exercised in good faith.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in Section 6.12.

“Mortgaged Property” has the meaning specified in Section 6.12.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Borrower makes or is obligated to make contributions or during the preceding five plan years has made or been obligated to make contributions or with respect to which the Borrower has current or contingent liability as a result of being considered a single employer with any ERISA Affiliate.

“Net Cash Proceeds” means, with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any Company Group Party, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the fees, underwriting discounts and commissions, taxes, and other reasonable and customary out-of-pocket costs and expenses incurred by such Loan Party or such Company Group Party in connection therewith.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 11.01.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-FPA-Jurisdictional Generation Portfolio Companies” has the meaning specified in Section 5.17.

“Non-FPA Sales Authorizations” has the meaning specified in Section 5.17.

“Non-Refinanced Commitments” has the meaning specified in Section 2.17.

“Non-Refinanced Loans” has the meaning specified in Section 2.17.

“Note” means a promissory note made by the Borrower (x) in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Incremental Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit B-1 or (y) in favor of an Incremental Term Loan Lender, evidencing Incremental Term Loans made by such Incremental Term Loan Lender, substantially in the form of Exhibit B-2.

“NPL” means the National Priorities List under CERCLA.

~~“NRG Subsidiary” has the meaning specified in the definition of “Equity Investor Subsidiary”.~~

“NYFRB” means the Federal Reserve Bank of New York.

“O&M Obligations” has the meaning set forth in the definition of “Permitted Operating Guarantees”.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case (including those acquired by assumption), whether absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that “Obligations” shall exclude all Excluded Swap Obligations.

“Obligee Guarantor” has the meaning specified in Section 10.06.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means July 22, 2013.

“Original Convertible Senior Notes” has the meaning set forth in the definition of “Convertible Senior Notes”.

“Other Permitted Guarantees” means unsecured guarantees and/or other credit support by ~~the Loan Parties~~Holdings, the Borrower or any Company Group Party of (~~1~~a) obligations of Project Companies that do not constitute Permitted Operating Guarantees, which obligations were incurred in the ordinary course of business of the Project Companies, and (~~2~~b) any indemnification obligations (or similar obligations and guarantees) made by a Project Company or a Company Group Party that is a direct or indirect parent company of such Project Company that has entered into a Permitted Tax Equity Financing in favor of (~~x~~i) its Tax Equity Partner or (~~y~~ii) the Equity Investor or an Affiliate of the Equity Investor that has itself indemnified or provided other credit support to such Tax Equity Partner in respect of such Project Company or Company Group Party, in the case of each of clauses (~~x~~i) and (~~y~~ii), in respect of representations and warranties and/or other obligations not covered by clause (B) of the definition of “Permitted Operating Guarantees”; provided that the aggregate amount guaranteed pursuant to Other Permitted Guarantees shall not, at any one time, exceed the sum of, solely in the case of Other Permitted Guarantees entered into after the A&R Credit Agreement First Amendment Effective Date, (a) $~~55,000,000~~110,000,000 and (b) the amount of unrestricted cash that is held by the Borrower (which cash shall be held by the Borrower for so long as such guarantee is in place) and subject to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (in each case, determined without duplication) (a) with respect to Revolving Credit Loans, Incremental Revolving Credit Loans and Incremental Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans, Incremental Revolving Credit Loans and Incremental Term Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means NRG Yield, Inc., a Delaware corporation.

“Parent CSN Proceeds Loan” means unsecured Indebtedness incurred by the Borrower and owed to the Parent in an aggregate principal amount not to exceed the net proceeds of any Convertible Senior Notes issued by the Parent, the payment terms in respect of which shall be substantially similar to (or more favorable to the Borrower than) the payment obligations of the Parent under such Convertible Senior Notes.

“Pari Passu Intercreditor Agreement” means a Pari Passu Intercreditor Agreement substantially in the form of Exhibit J.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PATRIOT Act” has the meaning specified in Section 4.01(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or to which the Borrower contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years, or with respect to which the Borrower has current or contingent liability as a result of being considered a single employer with any ERISA Affiliate.

“Permitted Cure Security” means Equity Interests issued by Holdings having no mandatory redemption, repurchase or similar requirements prior to 91 days after the Latest Maturity Date of all Classes of Loans or Commitments then in effect, and upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity security.

“Permitted Guarantees” means Permitted Operating Guarantees and Other Permitted Guarantees.

“Permitted Operating Guarantees” means (A) unsecured guarantees and/or other unsecured credit support by ~~the Loan Parties~~Holdings, the Borrower or any Company Group Party of (i) customary contractual obligations of the Project Companies which have been incurred in the ordinary course of business on fair and reasonable terms substantially as favorable to such Person as would be obtained at the time in a comparable arm’s length transaction in respect of the operation and maintenance of the energy generating, transmission or distribution assets, and assets related thereto, owned or leased by such Person (collectively, “O&M Obligations”), but excluding (a) obligations constituting Indebtedness (unless such obligations which otherwise would have constituted O&M Obligations are Indebtedness solely due to clause (d) of the definition of Indebtedness)~~,~~ and (b~~) obligations in respect of fuel procurement and financial obligations which are not reasonably related to the daily operations and maintenance of such energy generating, transmission or distribution assets, or assets related thereto and (c~~) obligations to acquire, construct or remediate assets (including obligations in respect of capital expenditures and other capital improvements) (clauses (a) ~~through~~and (~~c~~b), “Excluded Obligations”) and (ii) obligations of Project Companies in respect of surety bonds and performance guarantees incurred in the ordinary course of business with respect to O&M Obligations or remediation obligations in respect of the energy generating, transmission and distribution assets, and assets related thereto, owned or leased by such Person and (B) indemnification obligations (or similar obligations and guarantees) made by a Project Company or a Company Group Party that is a direct or indirect parent company of such Project Company that has entered into a Permitted Tax Equity Financing in favor of (x) its Tax Equity Partner or (y) the Equity Investor or an Affiliate of the Equity Investor that has itself indemnified or provided other credit support to such Tax Equity Partner in respect of such Project Company or Company Group Party, in the case of each of clauses (x) and (y), in respect of representations and warranties with respect to (1) O&M Obligations of such Project Company (other than Excluded Obligations) and (2) upstream transfers that adversely affect the tax status of such Project Company, in each case made by (x) such Project Company or (y) a Company Group Party that is a direct or indirect parent company of such Project Company, in each case pursuant to any definitive documentation in respect of the applicable Permitted Tax Equity Financing.

“Permitted Prior Liens” means (a) in the case of Equity Interests, the Liens described in clauses (b) and (i) of Section 7.01 and (b) in the case of all other Collateral, the Liens described in clauses (b), (d), (e), (f), (g), (i), (j), (n) and (p) of Section 7.01.

“Permitted Project Company Indebtedness” means, with respect to any Project Company, (a) intercompany Indebtedness of such Project Company with any Loan Party to the extent such Loan Party is permitted to make an Investment in such Project Company hereunder in the amount of such Indebtedness and (b) Existing Project-Level Indebtedness and other Project-Level Indebtedness owed to an unrelated Person with respect to which the creditor has no recourse (including by virtue of a Lien, guarantee or otherwise) to any Loan Party (it being understood that such restriction on recourse to a Loan Party shall not restrict  (i) any acquisition or contribution agreement (including any equity contribution agreement) with respect to any Investment permitted hereunder entered into by such Loan Party, (ii) rights of such Project Company under a Project Obligation collaterally assigned to such creditor, which rights may be exercised pursuant to such Project Obligation against any Loan Party that is party to such Project Obligation, or (iii) Permitted Guarantees or other Guarantees permitted under Section 7.02).

“Permitted Refinancing Convertible Senior Notes” has the meaning set forth in the definition of “Convertible Senior Notes”.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any Company Group Party issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of such Person (other than intercompany Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such

Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all expenses and premiums, underwriting, issuance, commitment, syndication and other similar fees, costs and expenses incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (d)(i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Latest Maturity Date, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is on or later than the Latest Maturity Date, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Latest Maturity Date; (e) (i) if such Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is secured, the terms of the security documents of such Permitted Refinancing Indebtedness shall be no more favorable to the secured parties in respect of such Permitted Refinancing Indebtedness than the terms of the security documents of such Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (ii) if such Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is unsecured, the obligations in respect of such Permitted Refinancing Debt shall be unsecured; and (f) (x) if such Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded constitutes Indebtedness of (i) the Borrower, such Permitted Refinancing Indebtedness shall constitute Indebtedness of the Borrower and (ii) any Company Group Party, such Permitted Refinancing Indebtedness shall constitute Indebtedness of such Company Group Party and (y) no additional obligors or guarantors shall be added in respect of such Permitted Refinancing Indebtedness that were not obligors or guarantors of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Tax Equity Financing” means a tax equity financing entered into solely in connection with the acquisition, expansion, upgrade or refurbishment (or refinancing of any of the foregoing or of any Indebtedness incurred in connection therewith) of or by a Project Company (and/or a Company Group Party that is a direct or indirect parent company of such Project Company) of energy generating, transmission or distribution assets, or of any other energy or power facility or any assets related to any of the foregoing that are eligible for renewable energy production tax credits available under Section 45 of the Code or renewable energy investment tax credits available under Section 48 of the Code, as applicable, on an arm’s-length basis.

“Permitted Tax Equity Financing Documents” means each of the agreements, instruments, undertakings and other documents evidencing Permitted Tax Equity Financing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PGC” has the meaning specified in Section 5.17(e).

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, but for the avoidance of doubt, excluding any Multiemployer Plan.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

~~“Possessory Collateral” has the meaning specified in Section 9.12.~~

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Project Companies” means:

(a)                                     ~~“Project Companies” means (a)(i)~~ each entity listed on Part (e) of Schedule 5.13 ~~(x) that, other than with respect to the Kennedy Project Companies (solely to the extent that such Kennedy Project Companies collectively shall have total assets of less than $20,000,000), is subject to the applicable terms of and any applicable covenants contained in (which shall, at a minimum, include limitations on debt and liens of such entities) any Project-Level Indebtedness or Permitted Tax Equity Financing binding upon such Person and (y) that is not Holdings or the Borrower and (ii) each entity listed on Part (f) of Schedule 5.13 that~~;

(b)                                   ~~(w) is not Holdings or the Borrower, (x) owns an entity listed on Part (e) of such Schedule, (y) is subject to the applicable terms of and any applicable covenants contained in (which shall, at a minimum, include limitations on debt and liens of such entities) any Project-Level Indebtedness or Permitted Tax Equity Financing binding upon such Person and (z) together with all other entities listed on such Part (f), has no Indebtedness other than up to $7,000,000 of unsecured Indebtedness, (b)~~ any new direct or indirect Subsidiary of any Loan Party ~~which, after the Closing Date,~~that (i) is created or acquired by any Loan Party in accordance with the terms hereof, (ii) is the direct owner ~~or~~, lessee or developer or is intended to become the direct owner, lessee or developer of energy generating, transmission or distribution assets, or assets related thereto, or of any other power or energy facility, or any assets relating to any of the foregoing ~~and is subject to the applicable terms of and any applicable covenants contained in (which shall, at a minimum, include limitations on debt and liens of such entities) any Project-Level Indebtedness or Permitted Tax Equity Financing binding upon such Person or expected to become binding upon such Person within one hundred eighty (180) days (or such longer period not to exceed 270 days as is reasonably acceptable to the Administrative Agent) following its formation or acquisition by any Loan Party, (c) if so elected by the Borrower by written notice to the Administrative Agent, any direct parent (other than Holdings or the Borrower) of any Subsidiary described in the foregoing clause (b) which is subject to the applicable terms of and any applicable covenants contained in (which shall, at a minimum, include limitations on debt and liens of such entities) (or if not subject to such terms and covenants, where certain actions or omissions by such parent would cause a default of its Subsidiary’s Project-Level Indebtedness or Permitted Tax Equity Financing) any Project-Level Indebtedness or Permitted Tax Equity Financing binding upon such Person or expected to become binding upon such Person within one hundred eighty (180) days (or such longer period not to exceed 270 days as is reasonably acceptable to the Administrative Agent) following its formation or acquisition by any Loan Party, (d) any Subsidiary of the Project Companies described in the foregoing clauses (a), (b) and (c), (e) NRG Solar Apple LLC, (f) any holding company that is the direct or indirect parent company of one or more Project Companies, which holding company (x) is formed after the A&R Credit Agreement First Amendment Effective Date or acquired by a Loan Party pursuant to a transaction or acquisition permitted by Section 7.03(g) and (y) is the obligor in respect of Indebtedness or Permitted Tax Equity Financing that is outstanding at the time of such acquisition, which Indebtedness or Permitted Tax Equity Financing prohibits such holding company from becoming a Guarantor under the Loan Documents and (g) any holding company that (1) is the direct or indirect parent company of one or more Project Companies, (2) is formed after the A&R Credit Agreement First Amendment Effective Date or acquired by a Loan Party pursuant to a transaction or acquisition permitted by Section 7.03(g), (3) provides operations or maintenance services or guarantees thereof in respect of such Project Companies and (4) is not created or formed, and did not begin providing such services, in contemplation of or in connection with such acquisition permitted by Section 7.03(g); provided, that (x) in each such case, the Indebtedness or Permitted Tax Equity Financing (if any) referred to in such clause shall prohibit such person from becoming a Guarantor under the Loan Documents and (y) in the case of each of the foregoing clauses other than clause (f), any Liens or Indebtedness or obligation under any Permitted Tax Equity Financing incurred by such Persons shall be in favor of the applicable secured parties under the Project-Level Indebtedness or Permitted Tax Equity Financing binding upon such Person or its Subsidiary which is the borrower under the applicable Project-Level Indebtedness or Permitted Tax Equity Financing; provided further that in each such case, in no event shall Holdings or the Borrower constitute a Project Company and all Project Companies shall be Subsidiaries of the Borrower.~~, (iii) has no Subsidiaries and owns no material assets other than those assets necessary for the ownership, leasing, development, construction or operation of the relevant assets described in clause (ii)

above, or any activities reasonably related or ancillary thereto, and (iv) has no Indebtedness other than Permitted Project Company Indebtedness; and

(c)                                     any direct or indirect parent of any Subsidiary described in clause (b) above that (i) has no Subsidiaries other than Subsidiaries that meet the qualifications set forth in clause (b) above or this clause (c), (ii) owns no material assets other than those assets of the type described in clause (b)(ii) above, (iii) has no Indebtedness other than Permitted Project Company Indebtedness and (iv) is not a direct Subsidiary of the Borrower;

provided that, notwithstanding the foregoing, (x) in no event shall any Loan Party constitute a Project Company and (y) all Project Companies shall be Subsidiaries of the Borrower.

“Projections” means the Annual Projections and the Closing Date Projections.

“Project-Level Indebtedness” means (a) Existing Project-Level Indebtedness, (b) any additional Indebtedness (including, for purposes of this definition solely when used in ~~clauses (b) and (c) of~~ the definition of “Permitted Project ~~Companies,~~Company Indebtedness,” trade accounts payable created in the ordinary course of business and not past due for more than 180 days after the date on which such trade account was created~~)~~, and including any Indebtedness incurred by any Project Company that is the direct parent of another Project Company to finance its equity ownership interest in such Project Company) of any Project Companies incurred after the Closing Date and (c) any of the foregoing that is extended, renewed, replaced or refinanced from time to time.

“Project-Level Indebtedness Documents” means each of the agreements, instruments, undertakings and other documents evidencing Project-Level Indebtedness.

“Project Obligation” means, as to Holdings or any of its Subsidiaries, any Contractual Obligations of such Person under power purchase agreements; agreements for the purchase and sale of energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes; decommissioning agreements; Tax indemnities; operation and maintenance agreements; leases; development contracts; construction contracts; management services contracts; share retention agreements; warranties; bylaws, operating agreements, joint development agreements and other organizational documents; and other similar ordinary course contracts entered into in connection with owning, operating, developing or constructing energy generating, transmission or distribution assets, or assets related thereto, or any other power or energy facility, or any assets relating to any of the foregoing.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“PUCT” has the meaning specified in Section 5.17(e).

“PUHCA” means the Public Utility Holding Company Act of 2005.

“PURPA” means the Public Utility Regulatory Policies Act of 1978, as amended.

“Qualified Acquisition” means any one or more transactions (i) pursuant to which the Borrower acquires, for an aggregate purchase price of not less than $200,000,000, a controlling interest (or, if it shall already own a controlling interest in such Person, an additional interest) in excess of 50% of, or property or assets of, or of an operating division or business unit of, any other Person and (ii) which is designated by the Borrower by written notice to the Administrative Agent as a Qualified Acquisition in accordance with Section 6.02(f).

“Qualified Acquisition Closing Date” has the meaning set forth in the definition of “Acquisition Period”.

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“RBC” means Royal Bank of Canada and its successors.

“Reduction Amount” has the meaning set forth in Section 2.04(b)(iv).

“Refinancing Amendment” has the meaning specified in Section 2.17.

“Refinancing Borrowing” means a borrowing of Refinancing Loans.

“Refinancing Commitments” has the meaning specified in Section 2.17.

“Refinancing Effective Date” has the meaning specified in Section 2.17.

“Refinancing Facility” means, at any time, as the context may require, the aggregate amount of the Refinancing Lenders’ Refinancing Commitments and/or Refinancing Loans at such time and, in each case, but without duplication, the Credit Extensions made thereunder.

“Refinancing Lender” has the meaning specified in Section 2.17.

“Refinancing Loans” has the meaning specified in Section 2.17.

“Register” has the meaning specified in Section 11.06(c).

“Regulation T” means Regulation T of the Board of Governors as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, advisors, controlling persons, members, successors and assigns of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing or conversion or continuation of Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Incremental Term Loan Lenders” means, as of any date of determination, with respect to each Series of Incremental Term Loans, Incremental Term Loan Lenders holding more than 50% of such Series on such date; provided that the portion of such Series of Incremental Term Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Loan Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest.

~~“Retained Rights” has the meaning specified in Section 9.12.~~

“Revolving Credit Borrowing” means a borrowing consisting of one or more simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption, Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments of a given Class at such time. For the avoidance of doubt, any Incremental Revolving Credit Commitments may constitute part of an existing Class of Revolving Credit Commitments constituting a Revolving Credit Facility or may constitute a new Revolving Credit Facility~~,~~; provided that there may be no more than two Revolving Credit Facilities in effect at any time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or that has Revolving Credit Loans or risk participations in L/C Obligations outstanding at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01.

“RoFo Agreement” means (a) prior to the Acquisition Closing Date, the Right of First Offer Agreement dated as of the Original Closing Date by and between ~~Equity Investor and Parent,~~NRG Energy, Inc. (and its successors) and Parent and (b) on and after the Acquisition Closing Date, the Right of First Offer Agreement, to be dated on or about the Acquisition Closing Date and substantially in the form provided to the Administrative Agent prior to the A&R Credit Agreement Third Amendment Effective Date, among Parent and certain Sponsor Affiliates, in each case as amended, supplemented, modified or otherwise ~~modified~~replaced from time to time~~; provided that any~~, other than any such amendments ~~or~~, supplements, modifications or replacements that would be materially adverse to the interest of the Lenders in their capacity as such ~~shall require the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned)~~.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person  listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means ~~any international~~all economic ~~sanction~~or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the ~~United States Government (~~U.S. government, including~~, without limitation,~~ those administered by the Office of Foreign Assets Control~~),~~ of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union~~, Her Majesty’s Treasury or other relevant sanctions authority~~ or the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement substantially in the form of Exhibit K.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower and any Cash Management Bank and that is designated by the Borrower as such.

“Secured Hedge Agreement” means any interest rate Swap Contract permitted under Article VII that is entered into by and between the Borrower and any Hedge Bank and that is designated by the Borrower as such.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each Indemnitee, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Securities Account Control Agreements” means each amended and restated securities account control agreement entered into by a Loan Party, the Administrative Agent, and the applicable securities intermediary party thereto.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Series” has the meaning specified in Section 2.13.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, and after taking into account any indemnification, contribution, subrogation and other similar rights.

“South Trent” has the meaning specified in Section 5.17(b).

“Sponsor” means any of (i) Global Infrastructure Management, LLC, (ii) one or more Sponsor Affiliates and (iii) any funds or partnerships or co-investment vehicles managed or advised or controlled by any of the foregoing.

“Sponsor Affiliates” means each Affiliate of the Sponsor that is not a portfolio company.

“Stated Maturity” means, with respect to the final installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings and shall exclude all Equity Investor Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, foreign exchange and/or currency hedges, swaps, collars, caps or other similar currency derivatives, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, power purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, netting agreements, commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy commodity, service or risk, price or price indices for any such commodities and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“SWIFT” has the meaning specified in Section 2.03(f).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Equity Partner” means any tax equity partner that (x) has entered into a joint venture agreement, limited liability company agreement or similar arrangement with a Project Company (and/or a Company Group Party that is a direct or indirect parent company of such Project Company) in connection with the consummation of a Permitted Tax Equity Financing and (y) is not an Affiliate of such Project Company or Company Group Party.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Thermal Utilities” means Generation Portfolio Companies, Project Companies, or Company Group Parties that are regulated as public utilities by state public utility commissions, but only with regard to their production and sale of thermal energy in the form of steam and chilled water.

“Threshold Amount” means $~~50,000,000~~100,000,000.

“Total Assets” means, as at any date of determination, the tangible assets of the Loan Parties determined on a consolidated basis and without duplication.

“Total Debt” means, as of any date of determination, for the Borrower and the Guarantors, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder constituting indebtedness for borrowed money) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments constituting Indebtedness, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services constituting Indebtedness, (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower and the Guarantors and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or any Guarantor is a general partner or joint venturer, unless such Indebtedness is expressly made non- recourse or limited recourse to the Borrower and the Guarantors (it being understood that, in respect of limited recourse Indebtedness, Total Debt will be limited to the extent of such recourse). Notwithstanding anything herein to the contrary, (i) the undrawn amount of any Letters of Credit that are outstanding shall be excluded and not be given any effect in the calculation of Total Debt, (ii) the amount of any surety bonds that are outstanding and that are not subject to an outstanding claim shall be excluded and not be given any effect in the calculation of Total Debt, and (iii) for so long as the Borrower guarantees the Indebtedness represented by the Convertible Senior Notes, the Parent CSN Proceeds Loan shall not constitute Total Debt, except to the extent the aggregate principal amount of the Parent CSN Proceeds Loan exceeds the aggregate principal amount guaranteed by the Borrower in respect of the Indebtedness represented by the Convertible Senior Notes (in which case the amount of such excess shall constitute Total Debt in addition to the amount guaranteed by the Borrower in respect of the Indebtedness represented by the Convertible Senior Notes).

“Total Outstandings” means (without duplication) the aggregate Outstanding Amount of all Loans and L/C Obligations.

“Total Revolving Credit Outstandings” means (without duplication) the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Loan Parties of the Loan Documents to which they are or are intended to be a party, (b) the replacement of the revolving credit facility (including the letter of credit facility thereunder) under the Existing Credit Agreement with the Revolving Credit Facility established on the date hereof (including the letter of credit facility hereunder) under this Agreement and the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unencumbered Company Group Parties” means Company Group Parties that have not issued Guarantees pursuant to Section 7.02(j) hereof.

“Unencumbered Total Assets” means, as at any date of determination, the assets of the Loan Parties which are not subject to Liens (other than, for the avoidance of doubt, Liens granted in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to Section 7.01(a) and Liens permitted by Sections 7.01(c), (g), (j), (l) and (o)), determined on a consolidated basis and without duplication.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Voidable Transfer” has the meaning specified in Section 10.10.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02     Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)        The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)        Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03     Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Parent or any Subsidiary thereof at “fair value”, as defined therein.

(b)        Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)        Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of Parent and its Subsidiaries or to the determination of any amount for Parent and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Parent is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04           Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05           Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06           Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time.

1.07           Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars.  For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

1.08     Limited Condition Transaction.

(a)        In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Agreement which requires the calculation of the Borrower Leverage Ratio or the Borrower Interest Coverage Ratio, (ii) determining the accuracy of representations and warranties in the Loan Documents or whether a Default or Event of Default shall have occurred and be continuing under Section 8.01 (including in connection with the incurrence of Incremental Equivalent Debt to finance an Investment permitted hereunder) or (iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets or Unencumbered Total Assets), in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is not prohibited hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into or the date of delivery of any relevant notices of prepayment or redemption, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof not prohibited hereunder) as if they had occurred at the beginning of the most recently completed Measurement Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with (provided that, if the Borrower has made an LCT Election, such ratio or basket may be recalculated, at the Borrower’s option, at the time of consummation of the relevant transaction or action).  For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken.

(b)       If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of the assets of the Borrower or any of its Company Group Parties, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     The Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender with Commitments in respect of a particular Revolving Credit Facility severally agrees to make loans in Dollars (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period for such Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment in respect of such Revolving Credit Facility; provided~~, however,~~ that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Lenders’ Revolving Credit Commitments at such time and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01.  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.  Each Borrowing of Revolving Credit Loans shall be made on a pro rata basis as among the Revolving Credit Commitments under each of the Revolving Credit Facilities then in effect, considered collectively.

2.02     Borrowings, Conversions and Continuations of Loans.  (a)  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s notice (which notice may, subject to Section 3.05 hereof, be revoked by the Borrower)  to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice  (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, an Incremental Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans, Incremental Revolving Credit Loans or Incremental Term Loans are to be converted and (v) if applicable, the duration of the applicable Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)        Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility in respect of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of ~~RBC~~JPMorgan with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided~~, however,~~ that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)        Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)       The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in ~~RBC’s~~JPMorgan’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)        After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect at any one time.

(f)        Any Refinancing Loans shall be borrowed pursuant to and in accordance with Section 2.17.

2.03     Letters of Credit.  (a)  The Letter of Credit Commitment.  (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until thirty days prior to the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, Holdings or any of their respective Subsidiaries that are Guarantors hereunder (and otherwise, subject to the approval of the applicable Subsidiary by the applicable L/C Issuer) and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) and (2) to honor complying presentations under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of the L/C Obligations in respect of Letters of Credit issued by any given L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and fully reimbursed.  ~~Notwithstanding anything in this Section 2.03, or otherwise herein to the contrary, Goldman Sachs Bank USA shall not be required to have outstanding more than ten Letters of Credit.~~

(ii)        No L/C Issuer shall issue any Letter of Credit if:

(A)       subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date; or

(B)       the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date.

(iii)       No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)       any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular;

(B)       the ~~issuance of such Letter of Credit~~proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)       except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

(D)       such Letter of Credit is to be denominated in a currency other than Dollars;

(E)       such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F)       a default of any Revolving Credit Lender’s obligations to fund under Section 2.03(c) exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into reasonably satisfactory arrangements with the Borrower or such Revolving Credit Lender to eliminate such L/C Issuer’s risk with respect to such Revolving Credit Lender.

(iv)       No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)        Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.  (i) Subject to Section 4.02, each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer during the period specified in Section 2.03(a) (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof (including a final expiration date in the case of an Auto-Extension Letter of Credit); (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the form of such letter of credit (which shall be in compliance with the requirements of this Section 2.03) and the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require.  Additionally, (x) the Borrower shall furnish to each L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require and (y) each L/C Issuer shall furnish to the Administrative Agent periodic reports and reconciliation statements with respect to outstanding Letters of Credit and such other documents and information pertaining thereto, as the Administrative Agent may reasonably require.

(ii)        Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit

Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless such L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of an L/C Credit Extension, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment constituting an L/C Credit Extension, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices, and notify the Administrative Agent thereof on the same day of each such issuance or amendment.  The satisfaction of the conditions contained in Section 4.02 is not applicable to amendments to Letters of Credit not constituting an L/C Credit Extension.  Immediately upon the issuance of each Letter of Credit and notification thereof by such L/C Issuer to the Administrative Agent, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, regardless of whether the conditions set forth in Section 4.02 have been satisfied, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)       If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by any L/C Issuer in its sole discretion, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided~~, however,~~ that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv)       Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)        Drawings and Reimbursements; Funding of Participations.  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 1:00 p.m. on the Business Day immediately following any payment by such L/C Issuer under a Letter of Credit, provided that the Borrower received notice of such payment from such L/C Issuer or the Administrative Agent on or prior to 4:00 p.m. on the date of such payment, and if not, on the second succeeding Business Day (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer in an amount equal to the amount of such drawing.  Interest shall be payable on any such amounts from the date on which the relevant drawing is made until reimbursement in full at a rate equal to (i) until the second succeeding Business Day following the date of the relevant notice, the greater of (A) the rate applicable to Base Rate Loans under the Revolving Credit Facility set forth in clause (x) of the definition of Applicable Rate and (B) the rate applicable to Base Rate Loans under any other Revolving Credit Facility then in effect and (ii) thereafter, the rate set forth in Section 2.07(b).  If the Borrower fails to so reimburse such L/C Issuer by such time, such L/C Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitment and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice); provided~~, however,~~ that no Default or Event of Default shall result as a result of the Borrower failing to reimburse the relevant L/C Issuer to the extent of Revolving Credit Loans available to be provided pursuant to this Section 2.03(c) (and actually so provided).  Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)        Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to such L/C Issuer.

(iii)       With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)       Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)        Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse any L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing, including without limitation, any of the events specified in Section 2.03(e); provided~~, however,~~ that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice).  For the avoidance of doubt, each Revolving Credit Lender’s obligation to fund its participation in any L/C Borrowing shall not be subject to the conditions set forth in Section 4.02.  The making of an L/C Advance shall satisfy the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit to the extent of such L/C Advance so made and received by the L/C Issuer.

(vi)       If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer (acting through the Administrative Agent) shall be entitled to recover from such Revolving Credit Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of such L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be prima facie evidence thereof.

(d)       Repayment of Participations.  (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)        If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)        Obligations Absolute.  The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)         any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)        the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)       any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)       any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)        waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by any L/C Issuer which does not in fact materially prejudice the Borrower;

(vi)       honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vii)      any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable; or

(viii)     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries, other than payment of the applicable Obligations in full in cash.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)        Role of L/C Issuer.  Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided~~, however,~~ that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e); provided~~, however,~~ that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any L/C Issuer, and each L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of all documents specified in such Letter of Credit strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)        Cash Collateral.

(i)         Certain Credit Support Events.  If (A) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (B) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (C) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (D) any Revolving Credit Lender shall be a Defaulting Lender, the Borrower shall immediately (in the case of clause (C) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or any L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined, in the case of Cash Collateral provided pursuant to clause (D) above, after giving effect to Section 2.14(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  Additionally, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(ii)        Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.03(g)(iii).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Lenders or any L/C Issuer as herein provided or the depositary or intermediary institution in respect of such Cash Collateral and the relevant Controlled Accounts, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Controlled Accounts at ~~RBC~~JPMorgan.  The Borrower shall pay promptly upon written demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(iii)       Application.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under any of this Section 2.03 or Sections 2.04, 2.14 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv)       Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly (i) following the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) if there exists excess Cash Collateral; provided~~, however,~~ the Borrower and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

(h)        Applicability of ISP; Limitation of Liability.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued or when it is amended with the consent of the beneficiary thereof, the rules of the ISP shall apply to such Letter of Credit and as to all matters not governed thereby, the law of the State of New York.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)         Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate in respect of its Revolving Credit Facility times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, while any Event of Default under Sections 8.01(a), (f) or (g) exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)         Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.  The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it, at the rate per annum specified in the Fee Letter or such other fee letter as may be entered into by the Borrower and such L/C Issuer in respect thereof, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)        Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)         Letters of Credit Issued for Holdings and its Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of Holdings or any of its Subsidiaries, each of the Borrower, Holdings and the Subsidiary parties that are Guarantors hereunder, shall be obligated to reimburse the applicable

L/C Issuer for any and all drawings under such Letter of Credit.  Each of the Borrower and the Guarantors hereunder hereby acknowledges that the issuance of Letters of Credit in support of Holdings or any of its Subsidiaries inures to the benefit of the Borrower, Holdings and the Guarantors, and that each of the Borrower’s, Holdings’ and the Guarantors’ business derives substantial benefits from the businesses of Holdings or such Subsidiaries.

(m)       Additional L/C Issuers.  The Borrower may, at any time and from time to time, add one or more Additional L/C Issuers as an L/C Issuer without replacing a current L/C Issuer, in each instance, upon 5 Business Days prior written notice to the current L/C Issuer(s) and the Administrative Agent.  The appointment by the Borrower of an Additional L/C Issuer as L/C Issuer and such Additional L/C Issuer’s acceptance of such appointment shall be evidenced by a written agreement among the Borrower, the Administrative Agent, the current L/C Issuer(s) and such Additional L/C Issuer, which agreement shall be reasonably satisfactory to such parties.  The Administrative Agent shall notify the Revolving Credit Lenders of the appointment of any Additional L/C Issuer.  From and after the effective date of the appointment of an Additional L/C Issuer, (i) such Additional L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter, (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such Additional L/C Issuer or to any previous L/C Issuer or to such Additional L/C Issuer and all previous L/C Issuers or to any or all current L/C Issuers or to any or all current L/C Issuers and previous L/C Issuers, as the context shall require and (iii) to the extent the context shall require, references herein to the term “Letter of Credit” or “Letters of Credit” shall be deemed to refer to a Letter of Credit or Letters of Credit issued or to be issued by the applicable L/C Issuer.  In the event that at any time the Borrower desires the issuance of a Letter of Credit and there shall be more than one L/C Issuer (other than an L/C Issuer not required to issue additional Letters of Credit pursuant to Section 2.03(a)), then the Borrower may select which such L/C Issuer will issue such Letter of Credit.  The Lenders and the L/C Issuers hereby irrevocably authorize the Administrative Agent to enter into technical or immaterial (in the reasonable view of the Administrative Agent) amendments to this Agreement and the other Loans Documents with the applicable Loan Parties and the L/C Issuers as may be necessary or advisable in order to effectuate the inclusion of an Additional L/C Issuer as an L/C Issuer (including amendments to Schedule 2.03 to change the amount of the L/C Commitment of any L/C Issuer).  All such amendments entered into with the applicable Loan Parties by the Administrative Agent and the L/C Issuers hereunder shall be binding and conclusive on all Lenders.

(n)       Replacement and Resignation of L/C Issuers.

(i)         Replacement.  An L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer.  The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.08(b) and any applicable fee letter.  From and after the effective date of any such replacement, (x) the successor L/C Issuer shall have all the rights and obligations of L/C Issuers under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuers, or to such successor and all previous L/C Issuers, as the context shall require.  After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii)        Resignation.  Subject to the appointment and acceptance of a successor L/C Issuer, any L/C Issuer may resign as an L/C Issuer at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such L/C Issuer shall be replaced in accordance with Section 2.03(n)(i).

2.04     Prepayments.  (a)  Optional.  The Borrower may, upon notice (which notice, subject to Section 3.05, may state that such prepayment is conditioned upon the effectiveness of other credit facilities or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied) to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty (other than, in the case of any Incremental Term Loans, any premium contained in the applicable Incremental Amendment); provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  Prepayments of Revolving Credit Loans shall be made on a pro rata basis across all Revolving Credit Facilities.  Subject to the first sentence in this Section 2.04(a), if such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided~~,~~ that a notice of termination of the Revolving Credit Commitments and prepayment of Revolving Credit Loans delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05 and any prepayment of a Base Rate Loan shall be accompanied by all accrued interest on the amount prepaid if such prepayment is accompanied by a termination of the Revolving Credit Commitments (in the case of a prepayment of Revolving Credit Loans) or if such prepayment is of all outstanding Incremental

Term Loans (in the case of a prepayment of Incremental Term Loans).  All payments made pursuant to this Section 2.04(a) shall be applied (i) on a pro rata basis to each Lender holding Loans of the applicable Facility (or, in the case of Revolving Credit Loans, the Revolving Credit Facilities collectively) being prepaid and (ii) in the case of any Incremental Term Loans, in direct order of maturity of installments thereof required pursuant to the applicable Incremental Amendment.

(b)        Mandatory.  (i) Upon the incurrence or issuance by any Loan Party or any Company Group Party of any Indebtedness (other than Indebtedness not prohibited to be incurred or issued pursuant to Section 7.02), the Borrower shall prepay an aggregate principal amount of Loans (and, to the extent provided herein, Cash Collateralize L/C Obligations) in an amount equal to 100% of all Net Cash Proceeds received by any Loan Party or Company Group Party therefrom, immediately upon receipt thereof by such Loan Party or such Company Group Party (such prepayments to be applied as set forth in clause (iii) below).

(ii)        If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Commitments at such time, the Borrower shall immediately prepay Revolving Credit Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(iii)       Prepayments made pursuant to Section 2.04(b) shall be applied first, to the Incremental Term Loans held by all Incremental Term Loan Lenders in accordance with their Applicable Percentages (allocated to principal repayment installments thereof as set forth in the applicable Incremental Amendment) (other than in the case of a prepayment pursuant to Section 2.04(b)(ii), in which such prepayment will be applied first to the following clause second (and shall not be applied to clause first)), second to the L/C Borrowings, third, ratably to the outstanding Revolving Credit Loans and Incremental Revolving Credit Loans held by all Revolving Credit Lenders and Incremental Revolving Credit Lenders, respectively, in accordance with their Applicable Revolving Credit Percentages, and, fourth, to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) of this Section 2.04(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Revolving Credit Loans and Incremental Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrower for use in the ordinary course of its business, and the Revolving Credit Commitments shall be automatically and permanently reduced on a pro rata basis as among the Revolving Credit Facilities by the Reduction Amount as set forth in Section 2.05(b)(i).  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the Revolving Credit Lenders, as applicable.  Amounts to be applied pursuant to this Section 2.04(b) to the mandatory prepayment of Incremental Term Loans, Incremental Revolving Credit Loans, Extended Loans, Refinancing Loans and Revolving Credit Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans and any amounts remaining after such application shall be applied to prepay Eurodollar Rate Loans.

2.05     Termination or Reduction of Revolving Credit Commitments.  (a)  Optional.  The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Commitments on a pro rata basis as among the Revolving Credit Facilities or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Commitments or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.

(b)        Mandatory.  (i) The Revolving Credit Commitments shall be automatically and permanently reduced on a pro rata basis as among the Revolving Credit Facilities on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to Section 2.04(b)(i) by an amount equal to the applicable Reduction Amount.

(ii)        If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.05, the Letter of Credit Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(c)        Application of Revolving Credit Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Revolving Credit Commitments under this Section 2.05.  Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Percentage of such reduction amount.  All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

2.06     Repayment of Loans.

(a)        In the event any Incremental Term Loans are made, such Incremental Term Loans shall be repaid as set forth in the applicable Incremental Amendment.

(b)        The Borrower shall repay to the Lenders on the Maturity Date for the applicable Facility the aggregate principal amount of all Loans under such Facility outstanding on such date.

2.07     Interest.  (a)  Subject to the provisions of Section 2.07(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable

Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)        (i)  While any Event of Default under Sections 8.01(a), 8.01(f) or 8.01(g) exists, the Borrower shall pay interest on all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)        Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)        Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)       If, as a result of any restatement of or other adjustment to the financial statements of Parent, Holdings or the Borrower or for any other reason, the Borrower, Holdings or the Lenders determine that (i) the Borrower Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Borrower Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or any L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.   This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Sections 2.03(c)(iv), 2.03(j) or 2.07(b) or under Article VIII.  The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.08     Fees.  In addition to certain fees described in Sections 2.03(i) and (j):

(a)        Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b)        Other Fees.  The Borrower shall pay to the applicable Lenders and Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter and in the Engagement Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, except as expressly set forth in the Fee Letter.

2.09     Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by ~~RBC’s~~JPM’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid~~,~~; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be prima facie evidence thereof for all purposes.

2.10     Evidence of Debt.  (a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)        In addition to the accounts and records referred to in Section 2.10(a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11                    Payments Generally; Administrative Agent’s Clawback.  (a)  General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                              (i) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                              Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the

Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall prima facie evidence thereof.

(c)                               Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                             Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)                               Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner; provided~~, however,~~ that the Loan Parties will not be liable for increased costs under Sections 3.02 or 3.04 of this Agreement as a result of any Lender changing the place from, or the manner in which, it obtains funds.

(f)                                Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.12                    Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be~~,~~; provided that:

(i)                                  if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;

(ii)                              the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant; and

(iii)                          for the avoidance of doubt, the provisions of this Section will not apply to payments made under Sections 2.08, 2.13, 3.01, 3.02, 3.04, 3.05, 11.04, 11.06, and pursuant to any other terms or conditions in any Loan Document expressly providing for payments to specific Lenders, Agents or other Persons.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.  Notwithstanding anything herein to the contrary, the sharing provisions referred to herein shall not apply to any payments received in connection with the purchase of Incremental Term Loans by the Borrower in accordance with the provisions providing for the purchase thereof as set forth in the applicable Incremental Amendment.

2.13                    Increase in Revolving Credit Facility.

(a)                               Provided there exists no Event of Default at such time, upon written notice to the Administrative Agent, the Borrower may from time to time elect to request, prior to the Maturity Date, an increase in the existing Revolving Credit Facility or the establishment of a new Revolving Credit Facility (provided that there shall be no more than two Revolving Credit Facilities in effect at any time) (the “Incremental Revolving Credit Commitments”) and/or to incur new term loan commitments (the “Incremental Term Loan Commitments” and, together with the Increment Revolving Credit Commitments, the “Incremental Commitments”), by an aggregate principal amount determined by the Borrower (for all such requests taken together) not exceeding $1,000,000,000 (~~i) in~~ the ~~case of~~“Incremental ~~Revolving Credit Commitments, $200,000,000 and (ii) in the case of Incremental Term Loan Commitments, the greater of (x) $230,000,000 and (y) the Borrower Cash Flow for the most recently ended Measurement Period multiplied by two~~Facility Amount”) minus ~~(z)~~ the aggregate principal amount of any Incremental Equivalent Debt incurred pursuant to Section 7.02(p)~~; provided that the amount incurred pursuant to clause (y) shall not exceed $500,000,000 in the aggregate (the “~~ on or prior to the date of the incurrence of such Incremental ~~Term Loan Facility Amount”)~~Commitments; provided that any such request for Incremental Commitments shall be in a minimum amount of $10,000,000.

(b)                              Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (unless the Administrative Agent otherwise agrees to a shorter period) and (ii) the identity of each Lender or other Person (which shall be an Eligible Assignee) (each, an “Incremental Revolving Credit Lender” or “Incremental Term Loan Lender,” as applicable) to whom the Borrower proposes any portion of such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment or Incremental Term Loan Commitment.  Any Incremental Term Loans made on an Increase Effective Date shall be designated as a separate series (a “Series”) of Incremental Term Loans for all purposes of this Agreement or, if made on terms identical to any existing Series of Incremental Term Loans, may constitute a part of such Series of Incremental Term Loans.  The Borrower may designate any Incremental Revolving Credit Commitments made on an Increase Effective Date as a separate Revolving Credit Facility for all purposes of this Agreement or, if made on terms identical to an existing Revolving Credit Facility, such Incremental Revolving Credit Commitments may constitute a part of such Revolving Credit Facility; provided that there shall be no more than two Revolving Credit Facilities in effect at any time.

(c)                               The Administrative Agent shall promptly notify the Borrower and the Lenders of (x) the Incremental Revolving Credit Commitments and the Incremental Revolving

Credit Lenders or the Incremental Term Loan Commitments and the Incremental Term Loan Lenders, as applicable and (y) in the case of each notice to any Revolving Credit Lender, the respective interests in such Revolving Credit Lender’s Revolving Credit Loans, in each case subject to the assignments contemplated by this Section 2.13.  Each Incremental Revolving Credit Lender and Incremental Term Loan Lender shall be subject to the requirements set forth in Section 3.01.

(d)                             On any Increase Effective Date on which Incremental Revolving Credit Commitments are effected pursuant to an increase to the existing Revolving Credit Facility, subject to the satisfaction of the terms and conditions in this Section 2.13, (i) each of the existing Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the existing Revolving Credit Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and such Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (ii) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Incremental Revolving Credit Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (iii) each Incremental Revolving Credit Lender shall become a Revolving Credit Lender with respect to the Incremental Revolving Credit Commitment and all matters relating thereto.  The Incremental Revolving Credit Commitments shall become Revolving Credit Commitments under this Agreement pursuant to an Incremental Amendment and, as appropriate, amendments to the other Loan Documents.  Such amendment may, without the consent of any other Revolving Credit Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.13.

(e)                               On any Increase Effective Date on which a separate Class of Incremental Revolving Credit Loans shall become effective, (i) all outstanding Revolving Credit Loans then outstanding under any Revolving Credit Facility on such date shall be prepaid on such date (and may, subject to the satisfaction of the condition set forth herein, be reborrowed on such date (provided that such Borrowing shall be made on a ratable basis across all Revolving Credit Facilities)) and (ii) subject to the satisfaction of terms and conditions to be mutually agreed between the Administrative Agent and the Incremental Revolving Credit Lenders providing such Incremental Revolving Credit Commitments (and including the terms and conditions in this Section 2.13), (x) each Incremental Revolving Credit Lender of such Class shall agree to make Incremental Revolving Credit Loans to the Borrower from time to time in an amount equal to its Incremental Revolving Credit Commitment and (y) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to its Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Credit Loans made pursuant thereto.

(f)                                On any Increase Effective Date on which any Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of terms and conditions to be mutually agreed between the Administrative Agent and the Incremental Term Loan Lenders

providing such Incremental Term Loans (and including the terms and conditions in this Section 2.13), (i) each Incremental Term Loan Lender of such Series shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Series and (ii) each Incremental Term Loan Lender of such Series shall become a Lender hereunder with respect to its Incremental Term Loan Commitment and the Incremental Term Loans of such Series made pursuant thereto.

(g)                              The terms and provisions of the Incremental Revolving Credit Loans, Incremental Revolving Credit Commitments, Incremental Term Loans and Incremental Term Loan Commitments of any Series shall be, (i) except as otherwise set forth herein, as agreed in the Incremental Amendment and, as appropriate, any necessary amendments to the other Loan Documents, executed by the Borrower, the applicable Incremental Revolving Credit Lenders and Incremental Term Loan Lenders providing such Incremental Revolving Credit Commitments and Incremental Term Loan Commitments, respectively, and the Administrative Agent and (ii) subject to the limitations in clauses (A) and (B) below, not more restrictive, taken as a whole, to the Borrower and the other Loan Parties than those applicable to any other Facility at the time of incurrence of such Incremental Facility, unless such other terms (1) apply only after the Latest Maturity Date of each other Facility at the time of incurrence of such Incremental Facility, (2) shall also apply to the existing Revolving Credit Facility (which such application shall not require the consent of the Revolving Credit Lenders or the Administrative Agent if so reasonably determined by the Borrower) or (3) in the case of Incremental Term Loans and Incremental Term Loan Commitments, relate only to mandatory prepayments, premiums (including make-whole provisions), interest, fees or (subject to the foregoing) maturity or amortization.  In any event, (A) the Weighted Average Life to Maturity of all Incremental Loans of any Class or Series shall be no shorter than 75% of the remaining time to the Latest Maturity Date of the Revolving Credit Facility in effect at the time of incurrence thereof, (B) the applicable Maturity Date for any such Incremental Facility shall be no shorter than the Latest Maturity Date of the existing Revolving Credit Facility at the time of incurrence of such Incremental Loans, (C) any Incremental Revolving Credit Commitments (and the Revolving Credit Loans made thereunder) included in an existing Revolving Credit Facility shall have the same terms as the Revolving Credit Commitments and Revolving Credit Loans of such Revolving Credit Facility, (D) any Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans that will constitute a separate Revolving Credit Facility may have different terms than the existing Revolving Credit Facility and (E) the establishment of a Revolving Credit Facility with a later Maturity Date than the existing Revolving Credit Facility shall not affect the Letter of Credit Expiration Date unless expressly agreed in writing by the applicable L/C Issuer and the Incremental Revolving Credit Lenders providing such Incremental Revolving Credit Commitments.

(h)                              Each Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, the Borrower and the lenders providing the relevant Incremental Facility, to effect the provisions of this Section 2.13 (including, in the case of any Incremental Term Loans or Incremental Term Loan Commitments, to provide for additional mandatory prepayments not already included herein and debt buyback provisions on customary terms).

(i)                                  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent (x) reaffirmation agreements of the Loan Parties which reaffirm the Guaranty and Liens provided pursuant to the Loan Documents and (y) a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case, it shall be true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; provided that to the extent that such Incremental Term Commitments will be used concurrently with the initial provision of such commitment to finance any Investment permitted pursuant to Section 7.03(g), then such representations and warranties shall be limited to customary “SunGard” representations and warranties (including those with respect to the target contained in the acquisition or merger agreement to the extent failure of such representations and warranties to be true and correct permits the Borrower or relevant Affiliate thereof not to consummate the transactions contemplated thereby) and (B) no Event of Default ~~(except in the case of any Incremental Term Loan Commitments used concurrently with the initial provision of such commitment to finance any Investment permitted pursuant to Section 7.03(g), in which case no Event of Default shall exist at the time of entering into a binding agreement in respect of such Investment)~~has occurred and is continuing.  The Borrower shall deliver or cause to be delivered legal opinions which are similar to those delivered on the Closing Date pursuant to Section 4.01(a)(v) (or otherwise in form and substance reasonably satisfactory to the Administrative Agent) and any other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(j)                                  This Section 2.13 shall supersede any provisions in Section 2.12 or 11.01 to the contrary.

2.14                    Defaulting Lenders.

(a)                               Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                  Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Revolving Credit Lenders” and “Required Incremental Term Loan Lenders” and Section 11.01.

(ii)                              Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.03(g); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03(g); sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans under a given Facility or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders under such Facility on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders under such Facility pro rata in accordance with the Commitments under such Facility without giving effect to Section 2.14(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                          Certain Fees.

(A)                          No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which such Revolving Credit

Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                           Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which such Revolving Credit Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03(g).

(C)                           With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv)                          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Revolving Credit Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b)                              Defaulting Lender Cure.  If the Borrower, the Administrative Agent and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.14(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.15                    Extensions of Loans.

(a)                               The Borrower may from time to time, pursuant to the provisions of this Section 2.15, agree with one or more Lenders holding Loans and Commitments of any Class (“Existing Class”) to extend the maturity date and to provide for other terms consistent with this Section 2.15 (each such modification, an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Borrower to all Lenders under any Class that is proposed to be extended under this Section 2.15, in each case on a pro rata basis (based on the relative outstanding Commitments of each Lender in such Class (or if no such Commitments are outstanding, the amount of Loans of each Lender in such Class)) and on the same terms to each such Lender.  In connection with each Extension, the Borrower will provide notification to the Administrative Agent (for distribution to the Lenders of the applicable Class), no later than 30 days prior to the maturity of the applicable Class or Classes to be extended of the requested new maturity date for the extended Loans and Commitments of each such Class (each an “Extended Maturity Date”) and the due date for Lender responses.  In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide the Administrative Agent with a written notice thereof in a form reasonably satisfactory to the Administrative Agent.  Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension.  In connection with any Extension, the Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.15.

(b)                              After giving effect to any Extension, the Commitments so extended shall cease to be a part of the Class that they were a part of immediately prior to the Extension and shall be a new Class hereunder; provided that at no time shall there be more than six (6) different classes of Commitments; provided, further, that, (i) all borrowings and all prepayments of Revolving Credit Loans shall continue to be made on a ratable basis among all Revolving Credit Lenders, based on the relative amounts of their Revolving Credit Commitments, until the repayment of the Revolving Credit Loans attributable to the non-extended Revolving Credit Commitments on the relevant Maturity Date, (ii) all prepayments of Incremental Term Loans shall continue to be made on a ratable basis among all Incremental Term Loan Lenders, based on the relative amounts of their Incremental Term Loan Commitments, until the repayment of the Incremental Term Loans attributable to the non-extended Incremental Term Loans on the relevant Maturity Date, (iii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the Revolving Credit Commitments of such new “Class” and the remaining Revolving Credit Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Revolving Credit Commitments has occurred, (iv) no termination of Extended Revolving Credit Commitments and no repayment of Extended Revolving Credit Loans accompanied by a corresponding permanent reduction in Extended Revolving Credit

Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of all other Classes of Revolving Credit Loans and Revolving Credit Commitments with an earlier Maturity Date (or all such Revolving Credit Commitments and related Revolving Credit Loans shall have otherwise been terminated and repaid in full) and (v) with respect to Letters of Credit, the Maturity Date with respect to the Revolving Credit Commitments cannot be extended without the prior written consent of the L/C Issuers, and the availability of the L/C Commitments cannot be extended without the prior written consent of the applicable L/C Issuer.  If the Outstanding Amount exceeds the Revolving Credit Commitment as a result of the occurrence of the Maturity Date with respect to any Class of Revolving Credit Commitments while an extended Class of Revolving Credit Commitments remains outstanding, the Borrower shall make such payments as are necessary in order to eliminate such excess on such Maturity Date.

(c)                               The consummation and effectiveness of each Extension shall be subject to the following both before and after giving effect thereto:

(i)                                  the Commitments of any Lender extended pursuant to any Extension (“Extended Commitments” and the loans thereunder, “Extended Loans”) shall have the same terms as the Class of Commitments subject to the related Extension Amendment (“Existing Commitments” and the loans thereunder, “Existing Loans”); except (A) the final maturity date of any Extended Commitments and Extended Loans of a Class to be extended pursuant to an Extension shall be later than the Maturity Date of the Class of Existing Commitments and Existing Loans subject to the related Extension Amendment, and the Weighted Average Life to Maturity of any Extended Commitments and Extended Loans of a Class to be extended pursuant to an Extension shall be no shorter than the Weighted Average Life to Maturity of the Class of Existing Commitments and Existing Loans subject to the related Extension Amendment; (B) the all-in pricing (including, without limitation, with respect to margins, fees and premiums) with respect to the Extended Commitments and Extended Loans may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Commitments and Existing Loans; (C) the revolving credit Commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the revolving credit Commitment fee rate for Existing Revolving Credit Commitments; (D) no repayment of any Extended Revolving Credit Loans and no cancellation of any Extended Revolving Credit Commitments shall be permitted unless such repayment or cancellation, as applicable, is accompanied by an at least pro rata repayment or cancellation, as applicable, of all earlier maturing Revolving Credit Loans and Revolving Credit Commitments (including previously extended Revolving Credit Loans and Revolving Credit Commitments) (or all earlier maturing Revolving Credit Loans and Revolving Credit Commitments (including previously extended Revolving Credit Loans and Revolving Credit Commitments) shall otherwise be or have been terminated and repaid in full); (E) no repayment of any Extended Term Loans shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Incremental Term Loans (including previously extended Incremental Term Loans) (or all earlier maturing Incremental Term Loans (including previously extended Incremental Term Loans) shall otherwise be or have been terminated and repaid in full), (F) the Extended Commitments may contain a “most favored nation” provision for the benefit of Lenders holding Extended Commitments; and (G) the other terms and conditions applicable to Extended Commitments and Extended Loans may be different than those with respect to the Existing Commitments and Existing Loans, so long as such terms and conditions only apply after the Latest Maturity Date in effect at the time of the Extension; provided further, each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.15, including any amendments necessary to treat the applicable Loans and/or Commitments of the extending Lenders as a new “Class” of loans and/or commitments hereunder; provided however, no Extension Amendment may provide for any Class of Extended Commitments and Extended Loans to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Commitments and Existing Loans;

(ii)                              all documentation in respect of such Extension shall be consistent with the foregoing; and

(iii)                          a minimum amount in respect of such Extension (to be determined in the Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $25,000,000, unless another amount is agreed to by the Administrative Agent) shall be satisfied.

Any Lender that does not elect to participate in an Extension shall be deemed to be a Non-Extending Lender and subject to being replaced pursuant to Section 11.13.

(d)                             For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.12 and Section 11.01 will not apply to Extensions of Commitments and Loans pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.15, including to any payment of interest or fees in respect of any Extended Commitments and Extended Loans that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans of any other Class, in each case as is set forth in the relevant Extension Offer.

(e)                               The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new Classes of Commitments and Loans created pursuant to an Extension, in each case on terms consistent with this Section 2.15.  Without limiting the foregoing, in connection with any Extension, (i) the appropriate Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Loan Document that the Administrative Agent reasonably requests to be amended to reflect an Extension that has a maturity date prior to the latest Extended Maturity Date so that such maturity date is extended to the then latest Extended Maturity Date (or such later date as may be advised by counsel to the Administrative Agent) and (ii) the Borrower shall deliver board resolutions, secretary’s certificates and officer’s certificates as reasonably be requested by the

Administrative Agent in connection therewith and a legal opinion of counsel reasonably acceptable to the Administrative Agent (x) as to the enforceability of such Extension Amendment and (y) as to such other matters reasonably requested by the Administrative Agent.

(f)                                Promptly following the consummation and effectiveness of any Extension, the Borrower will furnish to the Administrative Agent (who shall promptly furnish to each Lender) written notice setting forth the Extended Maturity Date and material economic terms of the Extension and the aggregate principal amount of each Class of Loans and Commitments after giving effect to the Extension and attaching a copy of the fully executed Extension Amendment.

2.16                    Pro Rata Shares of Revolving Credit Facilities.  All Revolving Credit Loans shall be made, and all participations in Letters of Credit purchased, by Revolving Credit Lenders simultaneously and proportionately to their respective Revolving Credit Commitments in respect of all Revolving Credit Facilities then in effect (considered collectively), it being understood that no Revolving Credit Lender shall be responsible for any default by any other Revolving Credit Lender in such other Revolving Credit Lender’s obligation to make a Revolving Credit Loan requested hereunder or to purchase a participation required hereby nor shall any Revolving Commitment of any Revolving Credit Lender be increased or decreased as a result of a default by any other Revolving Credit Lender in such other Revolving Credit Lender’s obligation to make a Revolving Credit Loan requested hereunder or purchase a participation required hereby. All prepayments of Revolving Credit Loans shall be made and applied on a pro rata basis to the Revolving Credit Lenders across all Revolving Credit Facilities.  No termination of Revolving Credit Commitments and no repayment of Revolving Credit Loans accompanied by a corresponding permanent reduction in Revolving Credit Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of all other Classes of Revolving Credit Loans and Revolving Credit Commitments (or all such Revolving Credit Commitments and related Revolving Credit Loans shall have otherwise been terminated and repaid in full), in each case other than with respect to any termination of Revolving Credit Commitments or repayment of Revolving Credit Loans accompanied by a corresponding permanent reduction in Revolving Commitments on the Maturity Date of the relevant Revolving Credit Facility.

2.17                    Refinancing Facilities.

(a)                               Notwithstanding anything to the contrary in this Agreement, so long as no Default or Event of Default has occurred and is continuing, the Borrower may at any time and from time to time by written notice to the Administrative Agent elect to establish one or more additional Classes of Incremental Term Loans, Revolving Credit Loans and/or unused Revolving Credit Commitments under this Agreement (“Refinancing Loans” and/or “Refinancing Commitments”), which Refinancing Loans and Refinancing Commitments will refinance, pursuant to a voluntary prepayment in accordance with Section 2.04(a), all or any portion of any Class of Loans and Commitments, respectively, then outstanding under this Agreement (any portion thereof that is not so refinanced, the “Non-Refinanced Loans” and “Non-Refinanced Commitments”).  Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Loans and/or Refinancing Commitments shall be made, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion); provided that:

(i)                                  before and after giving effect to the borrowing of such Refinancing Loans and/or the incurrence of such Refinancing Commitments on the Refinancing Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied to the extent required by the relevant Refinancing Amendment governing such Refinancing Loans and/or Refinancing Commitments;

(ii)                              the Refinancing Loans may have different amortization payments and maturity dates than the other Loans and the Refinancing Commitments may have longer (but not shorter) availability periods than the Availability Period; provided that the final maturity date and weighted average life to maturity of such Refinancing Loans shall not be prior to or shorter than that applicable to the Loans being refinanced thereby;

(iii)                          all other terms applicable to such Refinancing Loans and Refinancing Commitments (other than provisions relating to original issue discount, upfront fees and interest rates, which shall be as agreed between the Borrower and the Refinancing Lenders providing such Refinancing Loans and Refinancing Commitments) shall be identical to the terms applicable to the Loans and Commitments, respectively, being refinanced thereby (except to the extent such covenants and other terms (a) apply solely to any period after the latest stated final maturity of the Loans in effect on the Refinancing Effective Date immediately prior to the borrowing of such Refinancing Loans and the incurrence of such Refinancing Commitments or (b) are otherwise added for the benefit of the other Lenders hereunder);

(iv)                          the Borrower shall deliver or cause to be delivered legal opinions which are similar to those delivered on the Closing Date pursuant to Section 4.01(a)(v) (or otherwise in form and substance reasonably satisfactory to the Administrative Agent) and any other customary documents reasonably requested by the Administrative Agent in connection with any such transaction;

(v)                              the Loan Parties and the Administrative Agent shall enter into such amendments to the Collateral Documents as may be requested by the Administrative Agent (which shall not require any consent from any Lender) in order to ensure that the Refinancing Loans and the Refinancing Commitments are provided with the benefit of the applicable Collateral Documents on a pari passu basis with the other Obligations and shall deliver such other customary documents and certificates in connection therewith as may be reasonably requested by the Administrative Agent;

(vi)                          the proceeds of Refinancing Loans and the Refinancing Commitments shall be applied, substantially concurrently with the incurrence thereof, to the refinancing of the outstanding Loans and Commitments so refinanced;

(vii)                      the principal amount of Refinancing Loans and the Refinancing Commitments does not exceed the principal amount of Loans and Commitments,

respectively, being refinanced thereby except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or unpaid related to such Loans and Commitments being refinanced and fees and expenses incurred in connection with such refinancing (including, underwriting, commitment, syndication and similar fees);

(viii)                  there shall be no obligor in respect of such Refinancing Loans and Refinancing Commitments that is not a Loan Party, and the Borrower shall be the borrower of such Refinancing Loans; and

(ix)                          Refinancing Loans that are term loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the other term loans hereunder in any prepayment hereunder and Refinancing Loans that are revolving credit loans shall participate on a pro rata basis with all other revolving credit loans hereunder in any prepayment hereunder.

(b)                              The Borrower may approach any Lender or any other Person that would be an Eligible Assignee pursuant to Section 11.06 to provide all or a portion of the Refinancing Loans or Refinancing Commitments (a “Refinancing Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Loans or Refinancing Commitments may elect or decline, in its sole discretion, to provide a Refinancing Loan and/or Refinancing Commitment.  Any Refinancing Loans and Refinancing Commitments with the same terms made on any Refinancing Effective Date shall be designated a Class of Refinancing Loans and Refinancing Commitments for all purposes of this Agreement; provided that any Refinancing Loans and any Refinancing Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Loans and/or Commitments if it has the same terms as such previously established Class of Loans and/or Commitments in all respects.

(c)                               The Refinancing Loans and Refinancing Commitments shall be established pursuant to an amendment to this Agreement among the Loan Parties, the Administrative Agent and the Refinancing Lenders providing such Refinancing Loans and Refinancing Commitments (a “Refinancing Amendment”) which shall be consistent with the provisions set forth in this Section 2.17 (but which shall not require the consent of any other Lender).

(d)                             The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the applicable Loan Parties as may be necessary or advisable in order to effectuate the transactions contemplated by this Section 2.17.  Each Refinancing Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto.  In addition to any other terms and changes required or permitted by this Section 2.17, each Refinancing Amendment establishing a Class of Refinancing Loans and/or Refinancing Commitments to refinance Incremental Term Loans shall amend the scheduled amortization payments provided under any Incremental Amendment with respect to the related Non-Refinanced Loans and/or Non-Refinanced Commitments to reduce each scheduled installment for such Non-Refinanced Loans and Non-Refinanced Commitments to an aggregate amount equal to the product of (1) the original aggregate amount of such installment with respect to the corresponding Loans and Commitments being refinanced thereby, multiplied by (2) a fraction, the numerator of which is the aggregate principal amount of such related Non-Refinanced Loans and Non-Refinanced Commitments and (y) the denominator of which is the aggregate principal amount of such Loans and Commitments being refinanced thereby prior to the effectiveness of such Refinancing Amendment (it being understood that the amount of any installment payable with respect to any individual Non-Refinanced Loan or Non-Refinanced Commitment shall not be reduced as a result thereof without the consent of the holder of such individual Non-Refinanced Loan or Non-Refinanced Commitment).  This Section 2.17(d) shall supersede any provisions in Section 11.01 to the contrary.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                    Taxes.  (a)  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  (i) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without deduction or withholding for any Taxes.  If, however, applicable Laws require the Borrower, any other Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower, such other Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                              If the Borrower, any other Loan Party or the Administrative Agent shall be required by applicable Law to withhold or deduct any Taxes, including United States Federal withholding Taxes, from any payment under any Loan Document, then (A) it shall withhold or make such deductions as are determined by it to be required based upon the information and documentation received pursuant to subsection (e) below, (B) it shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or other Loan Party, as the case may be, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                              Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                               Tax Indemnifications.  (i) Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall, and do hereby, jointly indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower, any other Loan Party or the

Administrative Agent or paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Loan Parties reasonably believe that such Taxes were not correctly or legally asserted, the Administrative Agent, such Lender or such L/C Issuer, as applicable, will use reasonable efforts to cooperate with the Loan Parties to obtain a refund of such Taxes so long as such efforts would not, in the sole good faith determination of the Administrative Agent, such Lender or such L/C Issuer, as applicable, result in any additional costs, expenses or risks or be otherwise disadvantageous to it; provided further that the Loan Parties shall not be required to compensate the Administrative Agent, any Lender or any L/C Issuer pursuant to this Section 3.01(c) for any interest and penalties that would not have arisen but for the failure of the Administrative Agent, such Lender or such L/C Issuer, as applicable, to furnish written notice of the applicable claim for Indemnified Taxes or Other Taxes within 180 days after the date the Administrative Agent, such Lender or such L/C Issuer first receives written notice thereof.  A certificate as to the amount of any such payment or liability delivered to the Borrower or any other Loan Party by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(ii)                              Without limiting the provisions of subsection (a), (b) or (c)(i) above, each Lender and each L/C Issuer shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, pursuant to this Section 3.01.  Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)                             Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower (or any other Loan Party) or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)                               Status of Lenders; Tax Documentation.  (i) Each Lender and L/C Issuer shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable Laws and reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Loan Parties or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction and (C) such Lender’s  or such L/C Issuer’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to it pursuant to the Loan Documents or otherwise to establish such Lender’s or such L/C Issuer’s status for withholding Tax purposes in the applicable jurisdiction.  Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), Section 3.01(e)(ii)(B)(I), Section 3.01(e)(ii)(B)(II), Section 3.01(e)(ii)(B)(III), Section 3.01(e)(ii)(B)(IV) and Section 3.01(e)(iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                              Without limiting the generality of the foregoing,

(A)                          any Lender and L/C Issuer that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of Internal Revenue Service Form W-9 (or successor form) or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to establish an exemption from United States federal backup withholding; and

(B)                           each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of United States federal withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)                                two accurate and complete originally executed copies of Internal Revenue Service Form W-8BEN (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)                          two accurate and complete originally executed copies of Internal Revenue Service Form W-8ECI or W-8EXP (or successor form),

(III)                    two accurate and complete originally executed copies of Internal Revenue Service Form W-8IMY (or successor form) and all required supporting documentation,

(IV)                    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two accurate and complete originally executed copies of  Internal Revenue Service Form W-8BEN (or successor form), or

(V)                          executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)                          Each Lender shall promptly (A) update any form or certification previously delivered pursuant to this Section 3.01(e) that expires or becomes obsolete or inaccurate in any respect or notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv)                          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Solely for purposes of this Section 3.01(e)(iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)                                Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be.  If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion,  exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund)~~,~~; provided that the Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.  Notwithstanding anything to the contrary in this Section 3.01(f), in no event will the Administrative Agent, any Lender or any L/C Issuer be required to pay any amount to the Borrower pursuant to this Section 3.01(f) the payment of which would place the Administrative Agent, such Lender or such L/C Issuer, as the case may be, in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification (or with respect to which additional amounts were paid) and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(g)                              Status of Administrative Agent; Tax Documentation.  ~~RBC~~JPM, as the Administrative Agent, and, if legally entitled to do so, any successor or supplemental Administrative Agent that is not a United States person under Section 7701(a)(30) of the Code and which is acting as Administrative Agent through a U.S. branch described in Treasury Regulation Section 1.1441-1(b)(2)(iv)(A), shall deliver to the Borrower two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by Treasury Regulation Section 1.1441-1(b)(2)(iv)(A)), with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

3.02                    Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted in writing that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such written notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent) convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                    Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof,  (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason  the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify in writing the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of the first sentence of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the

Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof; provided that nothing in this paragraph shall affect any right that the Borrower may otherwise have to revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods), or convert such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, in each case in accordance with and subject to the terms of this Agreement, it being understood and agreed that the Administrative Agent may not establish an alternative interest rate pursuant to this Section 3.03 in respect of Base Rate Loans, or Eurodollar Rate Loans to be converted into Base Rate Loans pursuant to the last sentence of the preceding paragraph of this Section 3.03.

In addition, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a) of the first sentence of this Section have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) of the first sentence of this Section have not arisen but the supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate).  Notwithstanding anything to the contrary in Section 11.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this paragraph, (x) any request to convert any Loan to, or continue any Loan as, a Eurodollar Rate Loan shall be ineffective, and (y) if any Committed Loan Notice requests a Eurodollar Rate Loan, such Loan shall be made as a Base Rate Loan; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

3.04                    Increased Costs; Reserves on Eurodollar Rate Loans.  (a)  Increased Costs Generally.  If any Change in Law shall:

(i)                                  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii)                              subject any Lender or any L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or

(iii)                          impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                              Capital Requirements.  If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)                               Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, and describing in reasonable detail the calculation thereof, and providing reasonable documentation to support the request as specified in subsection (a), (b) or (e) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)                             Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation~~,~~; provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                               Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 30 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05                    Compensation for Losses.  Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                               any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                              any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)                               any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                    Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a written notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts (which shall not require such Lender or such L/C Issuer to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) to mitigate or reduce the additional amounts payable, which reasonable efforts may include designating a different Lending Office for funding or booking its Loans hereunder or assigning its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such change or other measure (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)                              Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

3.07                    Survival.  All of the Loan Parties’ obligations and all of the Lenders’, L/C Issuers’ and Administrative Agent’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, any assignment of rights by (or the replacement of) a Lender and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                    Conditions of Initial Credit Extension.  The effectiveness of this Agreement and the obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver in accordance with Section 11.01 of the following conditions precedent, in addition to each of the conditions set forth in Section 4.02, on or prior to April 25, 2014:

(a)                               The Administrative Agent’s receipt of the following, each of which shall be originals or electronically transmitted copies of originals (followed as soon as reasonably practicable by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)                                  executed counterparts of this Agreement;

(ii)                              a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)                          an amended and restated pledge and security agreement, in substantially the form of Exhibit E (the “Security Agreement”), duly executed by each Loan Party, together with:

(A)                          certificates representing the Pledged Equity referred to therein accompanied by undated stock or other transfer powers executed in blank and instruments evidencing the Pledged Debt endorsed in blank,

(B)                           proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions required to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C)                           completed results of a search of the UCC  filings made with respect to the Persons in the jurisdictions contemplated by the Collateral Questionnaire, dated on or before the Closing Date, listing all effective financing statements that name any Loan Party as debtor disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements are permitted by Section 7.01 or have been or will be contemporaneously released or terminated, and

(D)                          evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement required to perfect (subject to Section 4.7(b) of the Security Agreement, in the case of IP Rights) the Liens created under the Security Agreement (including receipt of duly executed payoff letters and UCC-3 termination statements);

(iv)                          (A) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (I) that attached thereto is a true and complete copy of each Organization Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the state or jurisdiction of its organization, and a certificate as to the good standing of each Loan Party and each Company Group Party as of a recent date, from such Secretary of State, (II) that attached thereto is a true and complete copy of resolutions duly authorizing the execution, delivery and performance of the Loan Documents to which such person is a party, (III) as to the incumbency and specimen signature of each officer executing any Loan Document and (B) a certificate of another Responsible Officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (A) above;

(v)                              a favorable opinion of Kirkland & Ellis LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Revolving Credit lender, in form and substance reasonably satisfactory to the Administrative Agent;

(vi)                          a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(vii)                      the Closing Date Projections;

(viii)                  certificates attesting to the Solvency of the Loan Parties, taken as a whole after giving effect to the Transaction, from the chief financial officer of Holdings; and

(ix)                          a completed Collateral Questionnaire dated the Closing Date and executed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby.

(b)                              (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date, including pursuant to the Engagement Letter and the Fee Letter, shall have been paid.

(c)                               The Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent directly to such counsel to the extent invoiced within two Business Days prior to the Closing Date.

(d)                             At least three (3) Business Days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”) that has been requested at least ten (10) days prior to the Closing Date.

(e)                               The Administrative Agent and the Arrangers shall have received from Parent the Audited Financial Statements referred to in Section 5.05(a) and the unaudited financial statements referred to in Section 5.05(b) (it being understood that the audited financial statements filed on Form 10-K with the SEC shall satisfy the condition set forth in this clause (e)).

(f)                                No event, circumstance or change shall have occurred since the date of the Audited Financial Statements that has resulted, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect or a material adverse change in, or material adverse effect upon, the operations, business, properties, liabilities or financial condition of the Project Companies taken as a whole.

Without limiting the generality of the provisions of clause (f) of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02                    Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                               The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case, it shall be true and correct in all respects) on and as of the date of such Credit Extension (except as may otherwise be limited in connection with an Incremental Term Loan Commitment pursuant to Section 2.13(i)), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively and the representations and warranties contained in Section 5.05(c) shall be deemed to refer to the statements furnished pursuant to Section 6.01(a) with respect to the fiscal year ended December 31, 2017.

(b)                              No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof (except as may otherwise be limited in connection with an Incremental Term Loan Commitment pursuant to Section 2.13(i)).

(c)                               The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that:

5.01                    Existence, Qualification and Power.  Each Loan Party and each of their respective Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02                    Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or require any payment to be made under, (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Person or any of its Subsidiaries (other than Liens created under the Collateral Documents); or (d) violate any material Law.

5.03                    Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection (subject to Section 4.7(b) of the Security Agreement in the case of IP Rights) or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, which will be sought, (ii) any immaterial actions, consents, approvals, registrations or filings, (iii) any additional filings in connection with any IP Rights acquired after the date hereof and (iv) approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings with, FERC or state regulatory authorities under the FPA or state laws respecting the rates of, or the financial or organizational regulation of, public utilities that may be required in connection with the exercise of certain foreclosure remedies allowed under the Loan Documents.

5.04                    Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws now or hereafter in effect relating to creditors’ rights generally (including specific performance) and (b) general equitable principles (whether considered in a proceeding in equity or at law), and to the discretion of the court before which any proceeding may be brought.

5.05                    Financial Statements; No Material Adverse Effect.  (a)  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)                              The unaudited consolidated balance sheets of Parent and its Subsidiaries dated September 30, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)                               Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                             The Projections were prepared in good faith upon accounting principles consistent with the Audited Financial Statements and upon assumptions that are reasonable at the time made and at the time the related Projections are made available to the Administrative Agent and the Arrangers, it being understood that the Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control (and that may be material) and that no assurance can be given that any Projection will be realized.

5.06                    Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction or (b) except as specifically disclosed in Schedule 5.06 or in SEC filings made prior to the ~~Closing~~A&R Credit Agreement

Third Amendment Effective Date (the “Disclosed Litigation”), either individually or in the aggregate, if there is a reasonable possibility of an adverse determination and if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07                    No Default.  No Default has occurred and is continuing or would result from the consummation of the Transactions.

5.08                    Ownership of Properties.  Each Loan Party and each of their respective Subsidiaries has good record and marketable title in all property used in the ordinary conduct of its business, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09                    Environmental Compliance.

(a)                               Each Loan Party and their respective Subsidiaries is in compliance in all material respects with the requirements of all Environmental Laws and all orders, writs, injunctions and decrees applicable to it or to its material properties under Environmental Law, except in such instances in which (a) such requirement of Environmental Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)                              Each of the Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)                               (i) None of the properties currently or formerly owned or operated by any Loan Party or any of their respective Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party, any of their respective Subsidiaries or, to the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of their respective Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of their respective Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of their respective Subsidiaries that in each case referred to in clauses (i) through (iv) above individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

(d)                             Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, in each case that individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of their respective Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of their respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

(e)                               There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority under any Environmental Law, by or against any Loan Party or any of its Subsidiaries or against any of their properties, either individually or in the aggregate, in respect of which there is a reasonable possibility of an adverse determination and which, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

Notwithstanding anything set forth in this Agreement or any other Loan Document to the contrary, the representations and warranties set forth in this Section 5.09 are the sole representations and warranties in any Loan Document with respect to environmental matters, including those relating to Environmental Laws or Hazardous Materials.

5.10                    Insurance.  The properties of the Loan Parties and their respective Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Party or its applicable Subsidiary operates.

5.11                    Taxes.  Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Loan Parties and each of their respective Subsidiaries have filed all Federal, state and other Tax returns and reports required to be filed, and have paid all Federal, state and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed Tax assessment against the Loan Parties or any of their respective Subsidiaries that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any Tax sharing agreement.  No Tax liability with respect to any of the Loan Parties or their respective Subsidiaries could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.

5.12                    ERISA Compliance.  (a)  Except as could not reasonably be expected to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws; (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification; and (iii) the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code.

(b)                              There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                               Except as could not reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability that remains outstanding (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

5.13                    Subsidiaries; Equity Interests; Loan Parties; Project Companies.  As of the ~~Closing~~A&R Credit Agreement Third Amendment Effective Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and to the extent constituting shares in a corporation, if any, are non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13, in the case of Pledged Equity, free and clear of all Liens except Permitted Prior Liens.  As of the ~~Closing~~A&R Credit Agreement Third Amendment Effective Date, no Loan Party has any equity investments in any other Person other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and are owned by Holdings in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens (other than Liens set forth in Sections 7.01(a) and (c)) except those created under the Collateral Documents.  Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the ~~Closing~~A&R Credit Agreement Third Amendment Effective Date its jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.   Set forth on Part (e) of Schedule 5.13 is a complete and accurate list of each Project Company as of the A&R Credit Agreement Third Amendment Effective Date.  Set forth on Part (f) of Schedule 5.13 is a complete and accurate list of each Company Group Party that is not a Loan Party as of the A&R Credit Agreement Third Amendment Effective Date.

~~As of the Closing Date, each entity listed on Part (e) of Schedule 5.13 (other than the Kennedy Project Companies) is subject to the applicable terms of and any applicable covenants contained in (which shall, at a minimum, include limitations on debt and liens of such entities) Project-Level Indebtedness binding on such Person.~~

5.14                    Margin Regulations; Investment Company Act.  (a)  None of the Loan Parties is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  No portion of the proceeds of any Credit Extension shall be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

(b)                              None of the Loan Parties, or any of the Loan Parties’ Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15                    Disclosure.  Neither this Agreement nor any other document, certificate or written statement, in each case concerning any Loan Party or any Subsidiary thereof (expressly excluding projections and other forward-looking statements and, to the extent not prepared by Parent or its Subsidiaries, general market data and information of a general economic or industry specific nature), furnished to the Administrative Agent by or on behalf of any Loan Party in connection herewith contains, as of the date prepared and taken as a whole, any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not materially misleading, in light of the circumstances under which they were made; provided that, to the extent any such other document, certificate or statement constitutes a forecast or projection, the Loan Parties represent only that they acted in good faith and utilized assumptions believed by them to be reasonable at the time made and furnished (it being understood that forecasts and projections are subject to significant contingencies and assumptions, many of which are beyond the control of the Loan Parties and their respective Subsidiaries, and that no assurance can be given that the projections or forecasts will be realized).

5.16                    Compliance with Laws.  Each Loan Party and each of their respective Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its material properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17                    Energy Regulatory Matters.

(a)                               Each of the Generation Portfolio Companies meets the requirements for, and has been determined by FERC to be, either an “Exempt Wholesale Generator” within the meaning of PUHCA or its generating facility meets the requirement of a Qualifying Facility under PURPA. The Loan Parties, the Company Group Parties and the Generation Portfolio Companies are not subject to or are exempt from regulation under PUHCA (other than, with respect to the Generation Portfolio Companies, maintaining status as a Qualifying Facility under PURPA or an Exempt Wholesale Generator within the meaning of PUHCA).

(b)                              Each of (i) the Generation Portfolio Companies that are a “public utility” within the meaning of the FPA and not otherwise exempt from regulation under Sections 205 and 206 of the FPA (“FPA-Jurisdictional Generation Portfolio Companies”) have a validly-issued order from FERC, not subject to any pending challenge or investigation: (x) authorizing it to engage in wholesale sales of electricity and, to the extent permitted under its market-based rate tariff, other products and services at market-based rates; and (y) granting such waivers and authorizations as are customarily granted to power marketers by FERC, including blanket authorizations to issue securities and assume liabilities pursuant to Section 204 of the FPA (together, “FPA MBR Authorizations, Exemptions and Waivers”).  As of the Closing Date, FERC had not issued any orders imposing a rate cap, mitigation measure, or other limitation on the FPA MBR Authorizations, Exemptions and Waivers of the FPA-Jurisdictional Generation Portfolio Companies or any of the FPA-Jurisdictional Generation Portfolio Companies’ authority to engage in sales of electricity at market-based rates, other than rate caps and mitigation measures generally applicable to wholesale suppliers participating in the applicable FERC-jurisdictional electric market (although, to the knowledge of the Loan Parties, there are no generally applicable challenges currently pending before FERC to the market-based rate authorization of wholesale suppliers in the electric markets in which the Generation Portfolio Companies make wholesale sales under their market-based rate tariffs).

(c)                               Each of the Generation Portfolio Companies that are not a FPA-Jurisdictional Generation Portfolio Company (“Non-FPA-Jurisdictional Generation Portfolio Companies”) have made all filings with and obtained all authorizations necessary from the applicable Governmental Authority to generate electric energy and sell electric energy, capacity or ancillary services at wholesale or retail (“Non-FPA Sales Authorizations”).

(d)                             The Thermal Utilities are subject to state public utility commission regulation with respect to rates or financial organization.

(e)                               No Loan Party, Company Group Party or Project Company will, as the result of the ownership, construction, testing, repair, maintenance, use and/or operation of any facility or the sale of electricity and other services related to the sale of electricity from the facilities or the entering into of, or the performance of any obligations under any of the agreements to which any of them are a party or the consummation of any transaction contemplated thereby, be subject to regulation under the laws of any state governing the rates charged by, or the financial or organizational regulation of, electric utilities, electrical transmission and distribution utilities, retail electric utilities, electrical public utilities, electric public service companies, or other similar entities relating to the sale of electricity.

(f)                                None of the Lenders nor any “affiliate” (as that term is defined in PUHCA) of any of them will, solely as a result of each Generation Portfolio Company’s respective ownership, leasing or operation of its facility, the sale or transmission of thermal energy or electricity therefrom or the Borrower’s, any Loan Party’s, any Project Company’s, or any Generation Portfolio Company’s entering into any Loan Document, or any transaction contemplated hereby or thereby, be subject to regulation under the FPA, PUHCA, or state laws and regulations respecting the rates of, or the financial or organizational regulation of, public utilities, except that the exercise by the Administrative Agent or the Lenders of certain foreclosure remedies allowed under the Loan Documents may subject the Administrative Agent, the Lenders and their “affiliates” (as that term is defined in PUHCA) to regulation under the FPA, PUHCA or state laws respecting the rates of, or the financial or organizational regulation of, public utilities.

5.18                    Intellectual Property; Licenses, Etc.  Each Loan Party and each of its Subsidiaries owns, or possesses rights to use, all of the IP Rights that are reasonably necessary for the operation of their respective businesses, except where failure to so own or possess such right, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower, the conduct of the respective businesses of Loan Parties or any of their respective Subsidiaries is not infringing upon any IP Rights owned by any other Person, except where such infringement could reasonably be expected to have a Material Adverse Effect.

5.19                    Solvency.  As of the Closing Date, each Loan Party, and the Loan Parties and their Subsidiaries taken as a whole, is Solvent.

5.20                    Casualty, Etc.  Neither the businesses nor the properties of any Loan Party or any of their respective Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21                    Labor Matters.  Neither any Loan Party nor any of their respective Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.22                    Collateral Documents.  The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Prior Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein.  Except for filings completed on or prior to the Closing Date or as contemplated hereby or by the Collateral Documents (subject to Section 4.7(b) of the Security Agreement in the case of IP Rights), no filing or other action will be necessary to perfect or protect such Liens.

~~5.23 OFAC.  Neither any Loan Party, nor any of its Subsidiaries, nor, to the knowledge of any Loan Party or its Subsidiaries, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Loan Party or any Subsidiary located, organized or resident in a Designated Jurisdiction.~~

5.23                    Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.  The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, directors and employees, are not Sanctioned Persons.   No Borrowing or Letter of Credit will be used, directly, or to the knowledge of the Borrower, indirectly, in violation of Anti-Corruption Laws or applicable Sanctions.

5.24                    Restricted Payments.  As of the ~~Closing~~A&R Credit Agreement Third Amendment Effective Date, no Contractual Obligation limits the ability of any Subsidiary of the Borrower to make Restricted Payments, directly or through one or more intermediate Subsidiaries of the Borrower, to the Borrower or to otherwise transfer property to or invest in the Borrower, except for any agreement in effect on the date hereof and set forth on Schedule 5.24.

5.25                    PATRIOT Act, Etc.  To the extent applicable, each Loan Party and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, any of the foreign assets control regulations of the United States Treasury Department (31 C.F. R., Subtitle B, Chapter V, as amended), any Sanctions or any other applicable anti-corruption Law.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, in each case, other than Contingent Obligations as to which no claim has been made, Obligations in respect of Secured Cash Management Agreements and Obligations in respect of Secured Hedge Agreements, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Company Group Party to:

6.01                    Financial Statements.  Deliver to the Administrative Agent and each Lender, in form reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                               as soon as available, but in any event within 120 days (or earlier as may be required for the filing of the Parent’s financial statements by the SEC) after the end of each fiscal year of Parent (commencing with the fiscal year ended December 31, 2013), a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, commencing with the first fiscal year for which such corresponding figures are available, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required

Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than (x) a result of the pending maturity of any of the Facilities or (y) a potential Event of Default as a result of the failure to comply with the financial covenants set forth in Section 7.11 (provided that, in the case of clause (y), the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying as to the Borrower’s intention to exercise the Cure Right);

(b)                              as soon as available, but in any event within 60 days (or earlier as may be required for the filing of the Parent’s financial statements by the SEC) after the end of each of the first three fiscal quarters of each fiscal year of Parent (commencing with the fiscal quarter ended March 31, 2014), a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, commencing with the first fiscal quarter for which such corresponding figures are available, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Parent as fairly presenting, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)                               as soon as available, but in any event no later than the earlier of (i) twenty (20) Business Days following the occurrence of the annual investor earnings presentation with respect to Parent and (ii) ninety (90) days following the beginning of each fiscal year of Holdings, forecasts and projections prepared by management of Holdings consistent with the type of information that would be customarily found in earnings presentations delivered by public filing companies (it being understood that delivery of earnings presentation material that contain such forecasts and projections which are made available to the public shall be sufficient for purposes hereof) (the “Annual Projections”).

6.02                    Certificates; Other Information.  Deliver to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent:

(a)                               concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended March 31, 2014), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Parent or Holdings and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

(b)                              promptly after any request by the Administrative Agent, copies of any audit reports, management letters or recommendations submitted to the board of directors or similar governing authority (or the audit committee thereof) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(c)                               promptly, and in any event within fifteen (15) Business Days after receipt thereof by any Loan Party or any Company Group Party, copies of (i) each amendment to any Organization Document of any Loan Party or any Company Group Party and (ii) each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party, any Company Group Party or Parent;

(d)                             promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of their respective Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(e)                               each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01(a), a certificate of a Responsible Officer of the Borrower either confirming that there has been no change in the information set forth in the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 6.02(e), as applicable, and/or identifying any such changes;

(f)                                if the Borrower elects to have an Acquisition Period apply with respect to a Qualified Acquisition, written notice of such election no later than the earlier of (i) 10 Business Days following the Qualified Acquisition Closing Date with respect thereto and (ii) the date of delivery of the Compliance Certificate required under Section 6.02(a) for the fiscal quarter during which the Qualified Acquisition occurred; and

(g)                              promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party, any Company Group Party or any Project Company, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Any documents required to be delivered pursuant to Section 6.01(a) or (b) may be delivered electronically (including by having been publicly filed with the SEC) and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on Parent’s website on the Internet at the website address listed on Schedule 11.02; (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent);  or (iii) if publicly filed with the SEC, as of the date of such filing; provided that the Borrower shall promptly notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their respective securities for purposes of United States Federal and state securities laws (provided~~, however,~~ that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no Obligation to mark any Borrower Materials “PUBLIC.”  Unless otherwise marked “PUBLIC” all Borrower Materials will be presumed to be available for non-Public Lenders only.

6.03                    Notices.  Promptly notify the Administrative Agent:

(a)                               of the existence of any Default;

(b)                              of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect (including as a result of a violation by any Loan Party or any of their respective Subsidiaries of, or a liability of any Loan Party or any of their respective Subsidiaries arising under, Environmental Laws);

(c)                               within ten (10) days after any officer of a Loan Party knows of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect; and

(d)                             Holdings shall provide notification to the Administrative Agent promptly upon the making of any Holdings Tax Equity Payments.

Each notice pursuant to Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                    Payment of Obligations.  Except as could not reasonably be expected to result in a Material Adverse Effect, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Company Group Party and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (except for Liens described in Section 7.01).

6.05                    Preservation of Existence, Etc.  (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all (i) issued patents and (ii) registered trademarks, trade names and service marks, in each case with respect to clauses (i) and (ii), owned by any Loan Party, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06                    Maintenance of Properties.  (a)  Maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07                    Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent by the Borrower (or the Borrower’s insurance agent and/or broker) of termination, lapse or cancellation of such insurance.

6.08                    Compliance with Laws.  Comply in all material respects with the requirements of all Laws (including the United States Foreign Corrupt Practices Act of 1977, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended)) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09                    Books and Records.  (a)  Maintain proper books of record and account, in which true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the applicable Loan Party or such Company Group Party, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Company Group Party, as the case may be.

6.10                    Inspection Rights.  Permit representatives of the Administrative Agent to visit and inspect any of the properties of the Loan Parties and their respective material Subsidiaries, to examine the corporate, financial and operating records of the Loan Parties and their respective material Subsidiaries, and make copies thereof or abstracts therefrom, and to discuss the affairs, finances and accounts of the Loan Parties and their respective material Subsidiaries with the directors, officers, and independent public accountants of the Loan Parties, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that the foregoing shall, unless an Event of Default has occurred and is continuing, occur not more than twice during any fiscal year of the Borrower; provided further, so long as no Event of Default shall have occurred and be continuing, any visit pursuant to this Section in excess of once per calendar year by the Administrative Agent shall be at the expense of the Lenders; provided further, however, that when an Event of Default exists the Administrative Agent may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11                    Use of Proceeds and Letters of Credit.  Use the proceeds of the Credit Extensions for ongoing working capital and other general corporate purposes, including acquisitions permitted under Section 7.03(g) and capital expenditures~~.~~, and not use, directly or, to the knowledge of the Borrower, indirectly, or otherwise make available such proceeds to any Subsidiary or any other Person to fund, finance or facilitate any activities or business of or with any Person that is, at the time of such funding, a Sanctioned Person or in any country or territory that is at the time of such funding a Sanctioned Country or in any other manner that would result in a violation of any Sanctions applicable to any party hereto.

6.12                    Covenant to Give Security.  (a)  Upon the formation or acquisition of any new Company Group Party or Project Company (unless, in the case of a Company Group Party or Project Company that is not wholly owned by a Loan Party or Affiliate thereof, such Company Group Party’s or Project Company’s Organization Documents prohibit Liens on Equity Interests of such Company Group Party or such Project Company pursuant to the Security Agreement, or in the case of any Project Company, such Lien is prohibited due to the terms of any Project-Level Indebtedness or any Permitted Tax Equity Financing binding upon such Person or another Project Company that is the direct or indirect parent of such Person or expected to become binding upon such Person or another Project Company that is the direct or indirect parent of such Person within one hundred eighty (180) days (or such longer period not to exceed 270 days as is reasonably acceptable to the Administrative Agent), following its formation or acquisition by any Loan Party) owned directly by any Loan Party, then the Borrower shall, at the

Borrower’s expense, with respect to the Equity Interests in each such Company Group Party or Project Company:

(i)                                  within 15 Business Days (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) after such formation or acquisition, duly execute and deliver to the Administrative Agent Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, together with all Pledged Equity issued by such Company Group Party or Project Company and owned by a Loan Party and other instruments of the type specified in Section 4.01(a)(iii), securing payment of all the Obligations of such Loan Party and constituting Liens on all such properties (provided that in no event shall such security interests or Liens apply to, in the case of any Foreign Subsidiary, more than 65% of the voting equity interests and 100% of non-voting equity interests in such Foreign Subsidiary; provided further, that in no event shall any Foreign Subsidiary or any direct or indirect Subsidiary of a Foreign Subsidiary be required to pledge or grant a security interest in any of its assets pursuant to this Section 6.12(a)(i));

(ii)                              within 15 Business Days (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) after such formation or acquisition, cause the Loan Parties or their Subsidiaries to take whatever action (including the filing of Uniform Commercial Code financing statements and the giving of notices) may be necessary to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting first priority Liens (other than with respect to Permitted Prior Liens) on the properties purported to be subject to the Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms; and

(iii)                          within 15 Business Days (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) after such formation or acquisition, to the extent reasonably requested by the Administrative Agent, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i) and (ii) above, and as to such other matters as the Administrative Agent may reasonably request and being substantially consistent with the opinions delivered pursuant to Section 4.01(a)(v) on the Closing Date.

(b)                        Subject to any limitations set forth in the Security Agreement with respect to particular types of assets or property, in the event that any Loan Party acquires any assets or property not referred to in Section 6.12(a) or any fee interest in any real property (with a fair market value, inclusive of fixtures located thereon, in excess of the greater of (i) $~~10,000,000~~20,000,000 and (ii) 0.50% of Total Assets in the case of such real property), or any Person owns any such assets or property at the time it becomes a Loan Party, and such assets, property or interest in real property have not otherwise been made subject to the Lien of the Collateral Documents in favor of the Administrative Agent, for the benefit of Secured Parties, then such Loan Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, opinions and certificates, including those which are similar to those described in Section 4.01(a)(iii), with respect to each such asset, property or interest in real property (other than Excluded Assets (as defined in the Security Agreement)), that the Administrative Agent shall reasonably request to create in favor of the Administrative Agent, for the benefit of Secured Parties, a valid and perfected (subject to Section 4.7(b) of the Security Agreement in the case of IP Rights) first priority (other than with respect to Permitted Prior Liens) security interest in such assets, property or interest in real property. The Administrative Agent shall receive from the applicable Loan Party within 90 days following the date that such Loan Party acquires any fee interest in any real property with a fair market value, inclusive of fixtures located thereon, in excess of the greater of (i) $~~10,000,000~~20,000,000 and (ii) 0.50% of Total Assets (“Mortgaged Property”) (or such longer period of time as may be agreed to by the Administrative Agent in its reasonable discretion) or, in the case of any real property owned by a Person at the time it becomes a Loan Party, within 90 days following the date that such Person becomes a Loan Party (or such longer period of time as may be agreed to by the Administrative Agent in its reasonable discretion), the following documents and instruments:

(i)                            a mortgage duly authorized and executed, in proper form for recording in the recording office of each jurisdiction where such Mortgaged Property to be encumbered thereby is situated, in favor of the Administrative Agent, for the benefit of the Secured Parties, together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Administrative Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, which mortgage and other instruments shall be effective to create and/or maintain a first priority Lien on such Mortgaged Property, as the case may be, subject to no Liens other than Liens permitted by Section 7.01 applicable to such Mortgaged Property;

(ii)                        fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to and reasonably required by the Administrative Agent, insuring the mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, other than Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Administrative Agent may deem reasonably necessary or desirable and are available in the relevant jurisdiction;

(iii)                    American Land Title Association/American Congress on Surveying and Mapping form surveys or such other forms of surveys as are reasonably acceptable to the Administrative Agent, including ExpressMaps prepared by First American Commercial Due Diligence Services, for which all necessary fees (where applicable) have been paid, and dated no more than 90 days before the date on which a mortgage in respect thereof is required to be delivered hereby (or such other dates as shall be reasonably acceptable to the Administrative Agent), either (i) certified by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent or (ii) as to ExpressMaps, in form and substance reasonably acceptable to the issuer of the Mortgage Policies to delete the standard survey exceptions and to issue endorsements to the same extent as such exceptions could have been deleted and such endorsements issued had an ALTA/ACSM Survey been provided rather than an ExpressMap;

(iv)                    all such other items as shall be reasonably necessary in the opinion of counsel to the Administrative Agent to create a valid and perfected first priority mortgage Lien on such Mortgaged Property, subject only to Liens permitted by Section 7.01;

(v)                        opinions of local counsel for the Loan Parties in states in which the Mortgaged Properties are located, with respect to the enforceability and validity of the mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)                    to the extent any Mortgaged Property is subject to the provisions of the Flood Insurance Laws, (i) (x) concurrently with the delivery of the mortgage in favor of the Administrative Agent in connection therewith and (y) at any other time if necessary for compliance with applicable Flood Insurance Laws, a standard flood hazard determination form for such Mortgaged Property and (ii) if improvements located on such Mortgaged Property are located in an area designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), evidence of flood insurance in such amount as the Administrative Agent may from time to time reasonably require, and otherwise to ensure compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time (the “Flood Insurance Laws”).

(c)                               If any Loan Party is prohibited from providing a Lien on the Equity Interests it owns in a Project Company pursuant to the requirements of Section 6.12(a) due to the terms of any Project-Level Indebtedness or Permitted Tax Equity Financing entered into by such Project Company or any other Project Company that is the direct or indirect parent of such Project Company after the Closing Date, and such prohibition was not implemented by the Borrower or any of its Affiliates primarily to prevent such Equity Interests from being Collateral (as determined from the standpoint of the Borrower (rather than any lenders of Project-Level Indebtedness)), then the Borrower shall provide written notice of the foregoing to the Administrative Agent and any such Lien on such Equity Interests under the Loan Documents shall automatically be discharged and released without any further action by any Person effective as of the time of entering into of such Project-Level Indebtedness Document or

Permitted Tax Equity Financing Document or containing such prohibition.  The Administrative Agent hereby agrees to execute and deliver such documentation (including, without limitation, releases and UCC termination statements with respect to any such pledge) at the Borrower’s expense as the Borrower may reasonably request to evidence any such discharge and release provided for in this Section 6.12 and the Lenders hereby authorize the Administrative Agent to do so.

(d)                             In the event that any Subsidiary of any Loan Party which is a Project Company shall no longer constitute a Project Company or any Loan Party acquires any Subsidiary which is not a Project Company (unless, in the case of a Subsidiary that is not wholly owned by a Loan Party or Affiliate thereof, such Subsidiary’s Organization Documents prohibit the guarantee by such Subsidiary of the Obligations pursuant to the Guaranty or the granting of a security interest by such Subsidiary to secure the Obligations), and, in each case, such Subsidiary is not a Foreign Subsidiary, the Borrower shall (a) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Security Agreement within fifteen (15) Business Days of the date thereof (or up to twenty (20) Business Days of the date thereof if reasonably acceptable to the Administrative Agent) by executing and delivering to the Administrative Agent a Counterpart Agreement and a Joinder Agreement under the Security Agreement and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements and certificates reasonably requested by the Administrative Agent, including those which are similar to those described in Sections 4.01(a)(iii), (iv) and (v).  With respect to each such Subsidiary, the Borrower shall promptly send to the Administrative Agent written notice setting forth with respect to such Subsidiary (i) the date on which such Subsidiary shall no longer constitute a Project Company or the date of acquisition of such Subsidiary, as applicable and (ii) all of the data required to be set forth in Schedule 5.13 with respect to all Subsidiaries of the Borrower.

6.13                    Compliance with Environmental Law.  Except as could not reasonably be expected to have a Material Adverse Effect (i) comply, and cause all lessees and other Persons operating or occupying properties and facilities owned, leased or operated by it or the Company Group Parties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (ii) timely obtain and renew all Environmental Permits necessary for the ownership, leasing, use, and operation of its and the Company Group Parties’ properties; and (iii) if required pursuant to applicable Environmental Law, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its and the Company Group Parties’ properties, in accordance with the requirements of all Environmental Laws; provided~~, however,~~ that neither the Loan Parties nor any of the Company Group Parties shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14                    Further Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments and documents as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to perfect (subject to Section 4.7(b) of the Security Agreement in the case of IP Rights), preserve and maintain the validity, effectiveness and priority of the Guaranty, the Collateral Documents and the Liens intended to be created thereunder.

6.15                    Maintenance of Energy Regulatory Authorizations and Status.  (a)  Each of the FPA-Jurisdictional Generation Portfolio Companies shall maintain and preserve its (i) FPA MBR Authorizations, Exemptions and Waivers and (ii) status as either an Exempt Wholesale Generator within the meaning of PUHCA or a Qualifying Facility under PURPA, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)                              Each of the Non-FPA-Jurisdictional Generation Portfolio Companies shall maintain and preserve its (i) Non-FPA Sales Authorizations and (ii) status as either an Exempt Wholesale Generator within the meaning of PUHCA or a Qualifying Facility under PURPA, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                               Each of the Thermal Utilities shall maintain and preserve its authority under the appropriate state public utility commission to produce and sell thermal energy.

6.16                    Post-Closing Obligations.  As promptly as practicable, and in any event within the time periods following the Closing Date specified on Schedule 6.16 or such later date as the Administrative Agent agrees to in writing in its reasonable discretion, the Borrower and each other applicable Loan Party shall deliver the documents or take the actions specified on Schedule 6.16; provided that if (a) the Borrower or the applicable Grantor has closed any of the Deposit Accounts listed on Schedule 6.16 on or prior to the date that is sixty (60) days following the Closing Date or (b) any of the Deposit Accounts listed on Schedule 6.16 shall constitute an Excluded Account (as defined in the Security Agreement), the Borrower or the applicable Grantor shall not be required to deliver the applicable Control Agreement (as defined in the Security Agreement) in respect of such Deposit Account pursuant to this Section 6.16.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, in each case, other than Contingent Obligations as to which no claim has been made, Obligations in respect of Secured Cash Management Agreements and Obligations in respect of Secured Hedge Agreements, the ~~Borrow~~Borrower shall not, nor shall it permit any Company Group Party, and solely in the case of Section 7.17, Holdings shall not:

7.01                    Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired other than the following:

(a)                               Liens pursuant to any Loan Document;

(b)                              Liens existing on the ~~date hereof~~A&R Credit Agreement Third Amendment Effective Date and listed on Schedule 7.01 and any renewals or extensions thereof~~,~~; provided that (i) the property covered thereby is not changed (except for additions, improvements or other similar ancillary assets thereto), (ii) the amount secured thereby is not increased except as contemplated by Section 7.02(d), and except for underwriting, issuance and other related transaction fees and expenses and (iii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);

(c)                               Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                             carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)                               pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                                deposits to secure the performance of bids, trade contracts, contractual obligations and leases (in each case, other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)                              easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                              Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)                                  Liens on Equity Interests of Project Companies owned by Company Group Parties securing Project-Level Indebtedness or Permitted Tax Equity Financing or otherwise created pursuant to Contractual Obligations of such Project Company, or Liens on Equity Interests of Equity Investor Subsidiaries or other joint ventures owned by Company Group Parties securing Indebtedness of such Equity Investor Subsidiary or joint venture;

(j)                                  Liens on cash deposits and other funds maintained with a depositary institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to a banker’s lien, including Section 4-210 of the UCC, and/or arising from customary contractual fee provisions, the reimbursement of funds advanced by a depositary or intermediary institution (and/or its Affiliates) on account of investments made or securities purchased, indemnity, returned check and other similar provisions;

(k)                              Liens on assets or securities deemed to arise in connection with the execution, delivery or performance of contracts to sell such assets or stock otherwise permitted under this Agreement;

(l)                                  Liens resulting from restrictions on any Equity Interest or undivided interests, as the case may be, of a Person providing for a breach, termination or default under any joint venture, stockholder, membership, limited liability company, partnership, owners’, participation or other similar agreement between such Person and one or more other holders of Equity Interests or undivided interests of such Person, as the case may be, if a Lien is created on such Equity Interest or undivided interest, as the case may be, as a result thereof;

(m)                          other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed the greater of (x) $~~25,000,000~~100,000,000 and (y) 10% of Unencumbered Total Assets (which shall be measured as of the date such Lien is created, incurred or assumed and shall take into account any Lien previously or concurrently created, incurred or assumed pursuant to this clause (m) and then outstanding as of such date);

(n)                              (i) Liens securing Indebtedness permitted by Section 7.02(k); provided that no such Lien incurred in connection with such Indebtedness shall extend to or cover property other than the respective property so acquired, and additions, improvements, warranties, and other similar assets, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property plus brokerage, acquisition, financing and other similar fees, costs and expenses and (ii) Liens existing on any property or asset prior to the acquisition thereof by any Company Group Party or existing prior to the time such Person becomes a Company Group Party on any property or asset of any Person that becomes a Company Group Party after the date hereof~~,~~; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or asset of any Loan Party or Company Group Party and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Company Group Party, as the case may be, and extensions, renewals and replacements thereof so long as the principal amount secured does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest and premium thereon and fees, costs and expenses associated with such extensions, renewals and replacements);

(o)                              licenses and sublicenses of IP Rights in the ordinary course of business; ~~and~~

(p)                              Liens on cash or Cash Equivalents at any time pledged by a Company Group Party or the Borrower to secure Swap Contracts in respect of interest rates on Incremental Term Loans permitted under Section 7.02(a)~~.~~; and

(q)                             Liens securing Incremental Equivalent Debt incurred pursuant to Section 7.02(p) and any Permitted Refinancing Indebtedness in respect thereof.

7.02                    Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                               obligations (contingent or otherwise) of the Borrower existing or arising under any Swap Contract in respect of interest rates on Incremental Term Loans~~,~~; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates and (ii) such Swap Contract is not for speculative purposes;

(b)                              Indebtedness of a Company Group Party owed to the Borrower or a wholly-owned Company Group Party, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute “Pledged Debt” under the Security Agreement and (ii) be otherwise permitted under the provisions of Section 7.03 (c), (f) or (j);

(c)                               Indebtedness under the Loan Documents;

(d)                             ~~Indebtedness~~ (i) Indebtedness outstanding on the ~~date hereof~~A&R Credit Agreement Third Amendment Effective Date and listed on Schedule 7.02(d) and any Permitted Refinancing Indebtedness in respect thereof and (ii) from and after the Acquisition Closing Date, Indebtedness constituting the Bridge Financing and any Permitted Refinancing Indebtedness (but without giving effect to clause (b) of the definition thereof) in respect thereof;

(e)                               Guarantees by any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party, and Guarantees by any Company Group Party that is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Company Group Party that is not a Loan Party;

(f)                                the incurrence by the Borrower or any Company Group Party of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five (5) Business Days;

(g)                              the incurrence by the Borrower or any Company Group Party of Indebtedness consisting of (i) workers’ compensation claims and self-insurance obligations and (ii) surety ~~bonds provided by a Company Group Party~~, performance, statutory or appeal bonds or similar obligations in the ordinary course of business;

(h)                              the incurrence of Indebtedness that may be deemed to arise as a result of agreements of the Borrower or any Company Group Party providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the disposition of any business, assets or Equity Interests of any Subsidiary permitted hereunder; provided that the aggregate maximum liability associated with such provisions may not exceed the gross proceeds (including non-cash proceeds) of such disposition;

(i)                                  Indebtedness of the Borrower or any Company Group Party consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(j)                                  (i) Guarantees and/or other credit support by a Company Group Party of Indebtedness of a Project Company directly or indirectly owned by such Company Group Party to the extent such Guarantees are required by the terms of Project-Level Indebtedness; (ii) Guarantees and/or other credit support by the Borrower of Indebtedness of a Project Company that constitute an Investment in such Project Company permitted by Section 7.03(c)(i)~~(B)~~ and/or Section 7.03(c)(iii)(A) and/or (B) (which Guarantees and/or other credit support will be deemed to be an Investment pursuant to such Section 7.03(c)(i)~~(B)~~ and/or 7.03(c)(iii)(A) and/or (B)); (iii) to the extent constituting Indebtedness and otherwise permitted by Section 7.03(c), (f) or (j), Letters of Credit, surety, performance, statutory or appeal bonds and other credit support by a Company Group Party to any Subsidiary or joint venture of such Company Group Party; and (iv) (A) Permitted Guarantees and obligations in respect of Letters of Credit and/or (B) other credit support in respect of obligations that otherwise could have been guaranteed pursuant to a Permitted Guarantee.

(k)                              the incurrence by the Borrower or any Company Group Party of Indebtedness represented by obligations in respect of Capitalized Leases, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property (real or personal), plant or equipment used or useful in the business of the Borrower or any Company Group Party or incurred within 180 days thereafter, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (k), not to exceed at any time outstanding (x) in the case of property (real or personal) that following the purchase thereof are intended to be contributed to one or more Project Companies, an amount equal to 10% of Unencumbered Total Assets (which shall be measured as of the date such Indebtedness is created, incurred or assumed and shall take into account any Indebtedness previously or concurrently created, incurred or assumed pursuant to this clause (k)(x) and then outstanding as of such date) (provided that, following such contribution to one or more Project Companies, such amount shall be reinstated in the amount of the Capitalized Lease, mortgage financing or purchase money obligation actually contributed to the applicable Project Company (so long as the Borrower and Company Group Parties are no longer liable with respect to such Capitalized Lease, mortgage financing or purchase money obligation)) and (y) in all other cases, $~~25,000,000~~50,000,000;

(l)                                  ~~unsecured~~ Indebtedness of the Borrower and/or a Company Group Party in an aggregate principal amount not to exceed the greater of (i) $~~40,000,000~~100,000,000 and (ii) 2.00% of Total Assets (which shall be measured as of the date such Indebtedness is created, incurred or assumed and shall take into account any Indebtedness previously or concurrently created, incurred or assumed pursuant to this clause (l) and then outstanding as of such date) at any time outstanding for all such Persons;

(m)                          Indebtedness of the Borrower or any Company Group Party consisting of obligations under deferred compensation, deferred purchase price, earn-outs or similar arrangements incurred in connection with any acquisition permitted under Section 7.03(g), (i) or (j);

(n)                              (x) Indebtedness incurred by a Loan Party and owed to the Equity Investor and (y) Indebtedness incurred by the Borrower and owed to the Parent (including the Parent CSN Proceeds Loan); provided that, in the case of each of clauses (x) and (y), (i) except in the case of the Parent CSN Proceeds Loan, such Indebtedness is subordinated to the Obligations on terms and conditions substantially in the form of Exhibit H (which subordinated debt may allow for interest payments in cash and payments of principal to the extent such payments could be made under Section 7.06(f)); provided~~, however,~~ that (A) if the Convertible Senior Notes shall no longer exist for any reason or (B) following the conversion of all of the outstanding Convertible Senior Notes into equity pursuant to the terms thereof, in the case of each of the foregoing clauses (A) and (B), payments may continue to be made with respect to the Parent CSN Proceeds Loan only if such Indebtedness is subordinated to the Obligations on terms and conditions substantially in the form of Exhibit H, (ii) immediately before and immediately after giving effect to the incurrence of any such Indebtedness, no Default or Event of Default shall have occurred and be continuing and (iii) immediately after giving effect to the incurrence of such Indebtedness, the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) (provided that in the case of any Indebtedness incurred by the Borrower pursuant to the preceding clause (y) at any time from and after the First Amendment Effective Date until but not including the date of delivery of the audited financial statements for the fiscal year ended December 31, 2013 in accordance with Section 6.01(a), the financial calculations for determining compliance with the preceding clause (iii) shall be based upon the financial information delivered to the Administrative Agent pursuant to Section III.C. of the First Amendment) or (b), as though such Indebtedness had been incurred as of the first day of the most recently completed Measurement Period and remained outstanding;

(o)                    unsecured guarantees by (x) the Borrower of the Indebtedness represented by the Convertible Senior Notes and (y) any Company Group Party of the Indebtedness represented by the Convertible Senior Notes, but solely in the case of this clause (y) to the extent that such Company Group Party guarantees the Obligations;

(p)                    senior secured first lien or junior lien debt securities, senior unsecured debt securities or subordinated debt securities, in each case issued by the Borrower in a public offering, Rule 144A or other private placement or bridge financing in an amount not to exceed the Incremental ~~Term Loan~~ Facility Amount minus the principal amount of any Incremental ~~Term Loan~~ Facility incurred on or prior to the date of the incurrence of any such Indebtedness pursuant to this clause (~~q~~p) (such debt securities, “Incremental Equivalent Debt”); provided that~~,~~ (i) no Event of Default shall exist before or after giving effect to the incurrence of such Incremental Equivalent Debt ~~unless the proceeds thereof are being concurrently used to finance any Investment permitted pursuant to Section 7.03(g), in which no case Event of Default shall exist at the time of entering into a binding agreement in respect of such Investment~~; (ii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case, it shall be true and correct in all respects) on and as of the date of incurrence of such Incremental Equivalent Debt, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 7.02(p), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; provided that to the extent that such Incremental Equivalent Debt will be used concurrently with the initial provision of such Incremental Equivalent Debt to finance any Investment permitted pursuant to Section 7.03(g), then such representations and warranties shall be limited to customary “SunGard” representations and warranties (including those with respect to the target contained in the acquisition or merger agreement to the extent failure of such representations and warranties to be true and correct permits the Borrower or relevant Affiliate thereof not to consummate the transactions contemplated thereby), (iii) such Incremental Equivalent Debt shall not be Guaranteed by any Person that is not a Guarantor; (iv) subject to the limitations in clauses (v) and (vi) below, the terms and provisions of such Incremental Equivalent Debt shall not be more restrictive, taken as a whole, to the Borrower and the other Loan Parties than those applicable to any Facility at the time of incurrence of such Incremental Equivalent Debt, unless such other terms (1) apply only after the Latest Maturity Date of each Facility at the time of incurrence of such Incremental Equivalent Debt, (2) shall also apply to the existing Facilities (which such application shall not require the consent of the Lenders or the Administrative Agent if so reasonably determined by the Borrower) or (3) relate only to mandatory prepayments customary for such type of debt securities, premiums (including make-whole provisions), interest, fees or (subject to the foregoing) maturity or amortization; (v) the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than that of any Facility in effect at the time of incurrence of such Incremental Equivalent Debt; (vi) the Stated Maturity of such Incremental Equivalent Debt shall be no shorter than the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt; and (vii) if such Incremental Equivalent Debt is in the form of secured debt securities, a representative acting on behalf of the holders of such Incremental Equivalent Debt shall have executed and delivered a joinder to the Pari Passu Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable, to the Administrative Agent in accordance with the terms thereof; provided that if such Indebtedness is the initial issuance of Indebtedness designated as “Other First Lien Obligations” or “Second Lien Obligations” thereunder, then the Borrower, the Guarantors, the Administrative Agent and the representative for such Other First Lien Obligations shall have executed and delivered the Pari Passu Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable; and

(q)                              other senior unsecured Indebtedness of the Borrower; provided that (i) no Default or Event of Default shall exist before or after giving effect to the incurrence of such Indebtedness and (ii) the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), as though such Indebtedness had been incurred as of the first day of the most recently completed Measurement Period and remained outstanding.

7.03                    Investments.  Make or hold any Investments, except:

(a)                               Investments held by the Borrower and the Company Group Parties in the form of cash and Cash Equivalents;

(b)                              advances to officers, directors and employees of the Borrower and Company Group Parties in an aggregate amount not to exceed $~~1,000,000~~2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)                               (i) Investments by the Borrower and the Company Group Parties in their respective Subsidiaries in an amount equal to the sum of (A) amounts outstanding on the date hereof, plus (B) any returns thereon from and after the date hereof that do not constitute Available Cash;

(ii)                              Investments by the Borrower or any Company Group Party in the Borrower or another Company Group Party wholly-owned, directly or indirectly, by the Borrower; and

(iii)                          Investments by the Borrower or a Company Group Party in a Subsidiary owned, in whole or in part, by it on the Closing Date, plus Investments that would be permitted by Section 7.03(g) (without giving effect to clause (iii)(y)(B) thereof) and other Investments, in each case made from, without duplication, (A) an issuance of Equity Interests or debt by Parent that is contributed to or loaned, in each case within six months prior to the date of such Investment (subject to the delivery of a certificate from a Responsible Officer certifying that the proceeds used to finance such Investment were derived from such contribution or loan) to Holdings, and by Holdings to the Borrower, on a subordinated basis in the form of Indebtedness of Holdings or the Borrower (as applicable) permitted by Section 7.02(n), that does not constitute Available Cash or (B) Available Cash that is not being used to support Other Permitted Guarantees as contemplated by clause (b) of the definition thereof pursuant to Section 7.02(j)(iv) or Section 7.03(e);

(d)                             Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(e)                               to the extent constituting Investments, (x) Guarantees permitted by Section 7.02 and (y) Permitted Guarantees;

(f)                                Investments existing on the ~~date hereof~~A&R Credit Agreement Third Amendment Effective Date (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03(f);

(g)                              (i) the formation of any Person in connection with a Permitted Tax Equity Financing, (ii) the purchase or other acquisition of all or any portion of the Equity Interests in any Person, (iii) the purchase by any Company Group Party of all or substantially all of the property of any Person, in each case, where the Equity Interests in, or the assets of, such Person, upon the consummation of such formation, transaction, purchase or other acquisition, will be owned directly by the Borrower or one or more of the Company Group Parties (including as a result of a merger or consolidation with a Company Group Party); provided that, with respect to each formation, transaction, purchase or other acquisition made pursuant to this Section 7.03(g):

(w)                          the Loan Parties shall comply with the requirements of Section 6.12, to the extent applicable;

(x)                              the lines of business of the Person to be (or the property of which is to be) so formed, purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course~~;~~ (including, for the avoidance of doubt, the ownership, lease or development of energy generating, transmission or distribution assets, or assets related thereto, or of any other power or energy facility, or any assets relating to any of the foregoing);

(y)                              (A) immediately before and immediately after giving pro forma effect to any such formation, transaction, purchase or other acquisition, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such formation, transaction, purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such formation, transaction, purchase or other acquisition had been consummated as of the first day of the four quarter period covered thereby, and the Borrower shall deliver to the Administrative Agent a certificate of its chief executive officer, chief financial officer, treasurer or controller demonstrating such compliance calculations for this clause (B) in reasonable detail; and

(z)                               the Borrower shall have delivered to the Administrative Agent and each Lender, solely with respect to the consummation of any Qualified Acquisition, at least one Business Day prior to the date on which any such Qualified Acquisition is to be consummated (provided that if no Borrowing will be made in connection with such Qualified Acquisition, the Borrower shall deliver to the Administrative Agent and each Lender the following certificate no later than ~~three~~thirty (~~3~~30) ~~Business Days~~days following the closing date of such Qualified Acquisition), a certificate of a Responsible Officer certifying that all of the requirements set forth in this clause (g) have been satisfied or will be satisfied on or prior to the consummation of such formation, transaction, purchase or other acquisition (or, in the case of clause (g)(i), will be satisfied within the periods required by Section 6.12).~~”~~

(h)                              to the extent (if any) constituting an Investment, Swap Contracts permitted by Section 7.02(a);

(i)                                  to the extent constituting an Investment, Investments made pursuant to the RoFo Agreement; provided that, with respect to each Investment made pursuant to this Section 7.03(i):

(x)                              the Loan Parties shall comply with the requirements of Section 6.12, to the extent applicable;

(y)                              (A) immediately before and immediately after giving pro forma effect to any such Investment, no Default shall have occurred and be continuing and (B) immediately after giving effect to such Investment, Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial ~~information~~statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Investment had been consummated as of the first day of the ~~fiscal~~four quarter period covered thereby, and the Borrower shall deliver to the Administrative Agent a certificate of its chief executive officer, chief financial officer, treasurer or controller demonstrating such compliance calculations in reasonable detail; and

(z)                               the Borrower shall have delivered to the Administrative Agent and each Lender, at least three Business Days prior to the date on which any such Investment is to be consummated, a certificate of a Responsible Officer certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such Investment; and

(j)                                  so long as no Default has occurred and is continuing or would result from such Investment, any other Investments made since the Closing Date in an amount not to exceed the greater of (i) $~~40,000,000~~150,000,000 and (ii) 2.00% of Total Assets (which shall be measured as of the date such Investment is made and shall take into account any Investment previously or concurrently made pursuant to this clause (j) and then held as of such date) in the aggregate.

7.04                    Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)                               any Unencumbered Company Group Party may merge with (i) the Borrower~~,~~; provided that the Borrower shall be the continuing or surviving Person, or (ii) any Company Group Party; provided that when any Guarantor is merging with another Company Group Party, such Guarantor shall be the continuing or surviving Person and when any wholly-owned Company Group Party is merging with another Company Group Party, such wholly-owned Company Group Party shall be the continuing or surviving ~~Person~~person;

(b)                              (x) any Company Group Party that is a Loan Party may dispose of all or substantially all of its assets (including any Disposition that is in the nature of a liquidation) to (i) another Company Group Party that is a Loan Party or (ii) to the Borrower and (y) any Company Group Party that is not a Loan Party may dispose of all or substantially all of its assets (including any Disposition that it is the nature of a liquidation) to any ~~Company Group Party that is wholly-owned, directly or indirectly, by the Borrower~~Guarantor; and

(c)                               in connection with any acquisition permitted under Section 7.03, any Company Group Party may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly-owned Company Group Party.

7.05                    Dispositions.  Make any Disposition or, in the case of any Company Group Party, issue, sell or otherwise transfer or dispose of any of its Equity Interests, except:

(a)                               Dispositions of obsolete, damaged, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                              Dispositions of inventory in the ordinary course of business;

(c)                               Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)                             Dispositions of property, or issuances of its Equity Interests, by any Company Group Party to the Borrower or to a Company Group Party that is wholly-owned, directly or indirectly, by the Borrower;

(e)                               Dispositions permitted by Sections 7.04 or 7.06;

(f)                                Dispositions by the Borrower and the Company Group Parties not otherwise permitted under this Section 7.05; provided that, (i) no Default has occurred and is continuing at the time of and immediately after giving effect to such Disposition and (ii) only if the relevant Disposition is in excess of $~~10,000,000~~20,000,000, after giving effect to such Disposition, the Borrower shall be in pro forma compliance with all of the covenants set forth in Section 7.11 as if such Disposition had occurred on the first day of the applicable Measurement Period, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b);

(g)                              Disposition of cash or Cash Equivalents;

(h)                              licenses and sublicenses of IP Rights in the ordinary course of business; and

(i)                                  lapse, abandonment, expiration or other Disposition of any IP Rights that are immaterial or otherwise determined by Borrower or any Company Group Party to be no longer economically practicable to maintain, worth the cost of maintaining, or used or useful in any material respect, or the expiration of IP Rights in accordance with their respective statutory terms, provided~~, however,~~ that any Disposition pursuant to Section 7.05(~~a~~b) ~~through Section 7.05(i~~, (c) and (f) shall be for fair market value.

7.06                    Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except that:

(a)                               each Company Group Party may make Restricted Payments to the Borrower, or to any other Person that owns a direct Equity Interest in such Company Group Party, ratably according to their respective holdings of the type of Equity Interests in respect of which such Restricted Payment is being made;

(b)                              the Borrower and each Company Group Party may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)                               the Borrower and each Company Group Party may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(d)                             the Borrower may declare and pay dividends in cash or Cash Equivalents to Holdings not to exceed an amount necessary to permit Holdings and Parent to pay (i) reasonable and customary corporate (including appropriate allocations of shared costs and expenses of the corporate group of the Equity Investor) and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, umbrella insurance costs, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business) and (ii) so long as the Borrower is properly treated as a disregarded entity and Holdings is properly treated as a partnership for U.S. federal and applicable state and local income tax purposes, distributions to Holdings which distributions shall be used by its equity holders to discharge the relevant U.S. federal, state and local income tax liabilities of such equity holders attributable to the Borrower; provided that the amount of any distribution  pursuant to this clause (ii) shall not exceed the amount that the Borrower would be required to pay in respect of the relevant U.S. federal, state and local income taxes were it to pay such taxes as a stand alone corporate taxpayer, taking into account any net operating loss carryovers and other tax attributes arising from the Closing Date; provided, further, that any distribution pursuant to this clause (ii) shall be used to discharge the relevant tax liability of each such equity owner within 90 days of the distribution;

(e)                               the Borrower and each Company Group Party may issue common Equity Interests to a Loan Party or, in the case of a Company Group Party, another Company Group Party, in each case that is its direct parent;

(f)                                so long as no Default has occurred and is continuing or would result from such Restricted Payment, the Borrower may declare and pay dividends in cash or Cash Equivalents to Holdings from Available Cash that is not being used to support Other Permitted Guarantees as contemplated by clause (b) of the definition thereof pursuant to Section 7.02(j)(iv) or 7.03(e); provided that immediately after giving effect to such dividend payment or other distribution, the Borrower shall be in pro forma compliance with all of the covenants set forth in Section 7.11;

(g)                              the Borrower may declare and pay dividends in cash or Cash Equivalents to Holdings not to exceed an amount necessary to permit Holdings and Parent to pay franchise fees or similar taxes and fees required to maintain its corporate existence;

(h)                              any Restricted Payments made pursuant to the Exchange Agreement;

(i)                                  to the extent constituting a Restricted Payment, Restricted Payments by the Borrower as required pursuant to the Management Services Agreement to (i) pay monitoring, consulting, management, transaction, advisory, termination or similar fees payable to the Equity Investor and indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses of the Equity Investor in connection therewith and (ii) reimburse the Equity Investor for costs and expenses of Holdings and its Subsidiaries incurred in the ordinary course of business, overhead costs and expenses and fees (including administrative, legal, accounting, insurance, cash management, reporting and compliance and/or similar expenses provided by third parties as well as trustee, directors, managers and general partner fees) which are paid by the Equity Investor on behalf of Holdings or its applicable Subsidiary; and

(j)                                  (i) the Borrower shall be permitted to make payments of principal and interest under the Parent CSN Proceeds Loan so long as the proceeds thereof are directly used to make corresponding payments of principal, interest and other amounts due and payable under the Convertible Senior Notes or (ii) the Borrower may declare and pay dividends to Holdings so as to enable Holdings to (a) satisfy demands made against Holdings under the unsecured guarantee of Holdings of the Indebtedness represented by the Convertible Senior Notes or (b) make dividend payments or other distributions (including any repayment of intercompany indebtedness) to the Parent in order to redeem, repurchase or otherwise acquire or exchange for value (including in one or more tender offers, “change of control” offers or “fundamental change” offers or similarly termed offers) the Convertible Senior Notes (including any cash payment to be made upon conversion of such Convertible Senior Notes) in connection with the Acquisition or (c) on behalf of the Parent, repurchase or otherwise acquire or exchange for value (including in one or more tender offers, “change of control” offers or “fundamental change” offers or similarly termed offers) the Convertible Senior Notes (including any cash payment to be made upon conversion of such Convertible Senior Notes) in connection with the Acquisition.

7.07                    Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Company Group Parties on the Closing Date (including, for the avoidance of doubt, the ownership, lease or development of energy generating, transmission or distribution assets, or assets related thereto, or of any other power or energy facility, or any assets relating to any of the foregoing) or any business substantially related or incidental thereto, or permit the Project Companies, taken as a whole, to do the same.

7.08                    Transactions with Affiliates.  Consummate any transaction of any kind with any of its Affiliates, whether or not in the ordinary course of business, other than:

(a)                               on fair and reasonable terms substantially as favorable to the Borrower or such Company Group Party as would be obtainable by the Borrower or such Company Group

Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate thereof;

(b)                              a transaction between or among one or more of the Borrower and the Company Group Parties;

(c)                               any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Borrower or any Company Group Party and approved by a Responsible Officer of the Borrower in good faith;

(d)                             any issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower or any Company Group Party;

(e)                               Restricted Payments that do not violate the provisions of Section 7.06;

(f)                                payments or advances to employees or consultants that are incurred in the ordinary course of business or that are approved by a Responsible Officer of the Borrower in good faith;

(g)                              the existence of, or the performance by the Borrower or any Company Group Party of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided~~, however,~~ that the existence of, or the performance by the Borrower or any of the Company Group Parties of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this Section 7.08(g) to the extent that the terms of any such amendment or new agreement are not otherwise more disadvantageous to the Lenders in any material respect than those such agreements to which the Borrower or the Company Group Parties, as applicable, are party as of Closing Date;

(h)                              transactions required pursuant to the RoFo Agreement and the Exchange Agreement;

(i)                                  licenses and sublicenses of IP Rights in the ordinary course of business;

(j)                                  transactions pursuant to the Management Services Agreement; ~~or~~

(k)                              the incurrence by the Borrower of the Parent CSN Proceeds Loan on the terms in effect on the First Amendment Effective Date and disclosed to the Administrative Agent and without giving effect to any amendments, restatements, supplements or other modifications thereof occurring after the First Amendment Effective Date that would be materially adverse to the interests of the Lenders or the Administrative Agent in their respective capacities as such~~.~~; or

(l)                                  Permitted Guarantees.

7.09                    Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Company Group Party to make Restricted Payments to the Borrower or to otherwise transfer property to or invest in the Borrower, except for any agreement in effect on the ~~date hereof~~A&R Credit Agreement Third Amendment Effective Date and set forth on Schedule 7.09 or (ii) of any Loan Party (other than NRG South Trent Holdings LLC (to the extent such restrictions exist in agreements in respect of Indebtedness thereof in effect as of the Closing Date)) to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided~~, however,~~ that this clause (ii) shall not prohibit any negative pledge incurred or provided in connection with Indebtedness permitted under Section 7.02(j) (solely to the extent any such negative pledge relates to Equity Interests subject to a Lien permitted by Section 7.01(i)) or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person (other than in respect of Indebtedness permitted under Section 7.02(p), Section 7.02(q) or the Bridge Financing (provided that, in the case of the Bridge Financing, such Contractual Obligation shall be on customary terms for equal and ratable springing lien provisions in similar debt instruments in light of then prevailing market conditions).

7.10                    Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11                    Financial Covenants.

(a)                               Borrower Leverage Ratio.  Commencing with the fiscal quarter ending June 30, 2014 and as of the last day of each fiscal quarter thereafter, permit the Borrower Leverage Ratio for the most recently completed Measurement Period to be greater than (i) on any date of determination other than during an Acquisition Period, 5.50: 1.00 and (ii) on any date of determination during an Acquisition Period, 6.00:1.00; and

(b)                              Borrower Interest Coverage Ratio.  Commencing with the fiscal quarter ending June 30, 2014 and as of the last day of each fiscal quarter thereafter, permit the Borrower Interest Coverage Ratio for the most recently completed Measurement Period to be less than 1.75:1.00.

7.12                    Sanctions.  Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary of the Borrower or any Company Group Party, or to any Equity Investor Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer or otherwise) of Sanctions.

7.13                    Amendments of Organization Documents.  Amend any of the Organization Documents of any such Person, other than amendments that do not, taken as a whole, materially adversely affect the interests of any Agent, any Lender or any Secured Party in their capacity as such.

7.14                    Accounting Changes.  Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.15                    Prepayments, Etc. of Indebtedness.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any unsecured Indebtedness, junior Lien Indebtedness or any Indebtedness which is contractually subordinated to the Obligations, except (a) regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the indenture or other agreement pursuant to which such Indebtedness was issued or incurred or any subordination agreement (including any subordination agreement entered into pursuant to Section 7.02(n)) in respect of such Indebtedness (provided that such regularly scheduled payments of principal shall not exceed 1.00% per annum of the aggregate principal amount of such Indebtedness), (b) prepayments and repayments of such Indebtedness made from cash of the Borrower that at such time would be permitted to be distributed to Holdings pursuant to Section 7.06(f), (c) prepayments and repayments of such Indebtedness made with the proceeds of Permitted Refinancing Indebtedness in respect thereof, (d) other prepayments, repayments, redemptions or similar transactions in an amount not to exceed the greater of (i) $~~20,000,000~~50,000,000 and (ii) 1.00% of Total Assets (which shall be measured as of the date such transaction is consummated and shall take into account any transaction previously or concurrently consummated pursuant to this clause (d)) and (e) prepayments and repayments of the Convertible Senior Notes or the Existing Senior Notes with the proceeds of the Bridge Financing or any Permitted Refinancing Indebtedness in respect of the Bridge Financing.

~~7.16 Amendment, Etc. of Indebtedness.  Amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.02(d), except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(d), in a manner materially adverse to the interests of the Agents, any Lender or any Secured Party in their capacity as such, taken as a whole.~~

7.16                    [Reserved].

7.17                    Holding Company.  In the case of Holdings, engage in any business, activity or transaction or own any interest (fee, leasehold or otherwise) in any real property, or incur, assume, or suffer to exist any Indebtedness other than (a) the ownership of all outstanding Equity Interests in the Borrower, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of a consolidated group of companies, including the Borrower, (d) making Restricted Payments of amounts received by it pursuant to Section 7.06, and making Investments in the Borrower, (e) in respect of the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (f) the execution and delivery of the Exchange Agreement and the performance of its obligations thereunder, (g) incurring Indebtedness consisting of an unsecured guarantee of the Indebtedness represented by the Convertible Senior Notes, (h) providing, and complying with its obligations in respect of, Permitted Guarantees, (i) (x) entering into Holdings Tax Equity Credit Support and (y) making Holdings Tax Equity Payments in an amount not to exceed, in the aggregate for all such Holdings Tax Equity Payments made by Holdings during the term of this Agreement, 10% of Holdings’ shareholders’ equity as reported in the most recent financial statements filed by Holdings with the SEC on Form 10-Q or Form 10-K, as applicable, (it being understood that Holdings may enter into Holdings Tax Equity Credit Support without regard to such 10% cap, but that actual payments made by Holdings with respect thereto are subject to such 10% cap) and (j) activities incidental to the businesses or activities described in clauses (a) through (i) of this Section.

7.18                    Swap Contracts.  Enter into any Swap Contract other than as permitted by Section 7.02(a).

7.19                    Sales and Lease-Backs.  Become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower or such Company Group Party has sold or transferred or is to sell or to transfer to any other Person.

7.20                    Permitted Tax Equity Credit Support.  Enter into any indemnification, guarantee or other credit support agreement in respect of any tax equity financing, or incur any obligations or make any payments thereunder or in connection therewith, other than pursuant to Permitted Guarantees (it being understood that Holdings may enter into Holdings Tax Equity Credit Support and make Holdings Tax Equity Payments pursuant to clause (i) of Section 7.17).

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                    Events of Default.  Any of the following shall constitute an Event of Default:

(a)                               Non-Payment.  The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation consisting of reimbursement of draws under a Letter of Credit, or (ii) pay within five (5) Business Days after the same becomes due any interest on any Loan or on any L/C Obligation or any fee due hereunder, or (iii) pay within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                              Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.03(a), 6.05(a), 6.11, 6.12, or Article VII; or

(c)                               Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 45 days after written notice by the Administrative Agent or any Lender to the Borrower; or

(d)                             Representations and Warranties.  Any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                               Cross-Default.

(i)                                  Any Loan Party, Company Group Party or Material Project Company (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after giving effect to any grace, waiver and any cure periods, in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) (x) in the case of any Loan Party or Company Group Party, having an aggregate principal amount then outstanding (excluding, for the avoidance of doubt, any undrawn commitments)  of more than the Threshold Amount and (y) in the case of (1) any Project Company that, individually or together with any other Project Company that is in default under any of its Indebtedness or Guarantees or that is then the subject of an event described in Section 8.01(f) or (g), made Restricted Payments, directly or indirectly through Company Group Parties or otherwise, to the Borrower in an amount equal to or greater than ~~20~~30% of the Distributed Cash during the most recently completed Measurement Period (any such Project Company, a “Material Project Company”) or (2) any Company Group Party that is not a Loan Party, the terms of which Indebtedness or Guarantee prohibit such Person from making Restricted Payments as a result thereof, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which event of default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(ii)                              there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party, Company Group Party or Material Project Company is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party, Company Group Party or Material Project Company is an Affected Party (as so defined) and, in either event, (x) in the case of any Loan Party, the Swap Termination Value (after giving effect to any netting arrangements) owed by such Loan Party as a result thereof is greater than the Threshold Amount and (y) in the case of any Company Group Party that is not a Loan Party or Material Project Company, the terms of such Swap Contract prohibit such Person from making Restricted Payments as a result thereof; ~~or~~

provided that no Event of Default shall result under this clause (e) from an event or circumstance limited to a Material Project Company unless, as result thereof and giving pro forma effect thereto, the Borrower would be in violation of Section 7.11 (such calculation to be done on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a)); or

(f)                                Insolvency Proceedings, Etc.  ~~Any Loan Party or~~Holdings, the Borrower, any Material Company Group Party ~~or any~~, any group of Company Group Parties that, taken together, would constitute a Material Company Group Party, or any Material Project Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; ~~or~~provided that no Event of Default shall result under this clause (f) from an event or circumstance limited to a Material Project Company unless, as result thereof and giving pro forma effect thereto, the Borrower would be in violation of Section 7.11 (such calculation to be done on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a)); or

(g)                              Inability to Pay Debts; Attachment.  (i)  ~~Any Loan Party or~~Holdings, the Borrower, any Material Company Group Party ~~or any~~, any group of Company Group Parties that, taken together, would constitute a Material Company Group Party, or any Material Project Company becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; ~~or~~provided that no Event of Default shall result under this clause (g) from an event or circumstance limited to a Material Project Company unless, as result thereof and giving pro forma effect thereto, the Borrower would be in violation of Section 7.11 (such calculation to be done on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a)); or

(h)                              Judgments.  There is entered against any Loan Party or Company Group Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance, which has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ~~20~~30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                  ERISA. If a Material Adverse Effect would result as a result thereof:  (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or

(j)                                  Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, or the satisfaction in full of all the Obligations (other than Contingent Obligations as to which no claim has been made), ceases to be in full force and effect; or any Loan Party or any Affiliate thereof that is the Equity Investor or a Subsidiary of the Equity Investor contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)                              Change of Control.  There occurs any Change of Control; or

(l)                                  Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms hereof or thereof) cease to create a valid and perfected (subject to Section 4.7(b) of the Security Agreement in the case of IP Rights) first priority Lien (subject to Permitted Prior Liens) on any material portion of the Collateral purported to be covered thereby~~; or~~, in each case for any reason other than the Administrative Agent’s failure to maintain possession of any equity certificates or other instruments delivered to it under the Collateral Documents; provided that, for purposes of this clause (l), all or any portion of the Pledged Equity shall be deemed to be a material portion of the Collateral.

~~(m) Certain Amendments.  Any addition, amendment or other modification of any agreement or provision governing or related to the ability of any Project Company or Company Group Party to make Restricted Payments, directly or indirectly, to the Borrower shall become effective if such provisions as added, amended or modified, taken as a whole, are materially more restrictive than such provisions as in effect on the Closing Date; provided that, notwithstanding the foregoing, no Event of Default pursuant to this clause (m) shall occur if immediately after giving effect to any such addition, amendment or other modification, the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.11 for the most recently completed Measurement Period, such compliance to be calculated as if any Restricted Payments from such Company Group Party or Project Company, as applicable, to the Borrower had not been, and shall not be permitted by the terms of such provisions to be, made.~~

Notwithstanding anything to the contrary contained in this Article VIII, in the event that the Borrower fails to comply with the requirements of Section 7.11, until the expiration of the tenth day subsequent to the date the certificate calculating such compliance is required to be delivered pursuant to Section 6.02(a) (the period from such failure to comply to such tenth day, the “Cure Period”), the Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of the Borrower (collectively, the “Cure

Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right compliance with the covenants set forth in Section 7.11 shall be recalculated giving effect to the following pro forma adjustments:

(a)                               Borrower Cash Flow shall be increased, solely for the purpose of measuring compliance with Section 7.11 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(b)                              if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of Section 7.11, the Borrower shall be deemed to have satisfied the requirements of Section 7.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 7.11 that had occurred shall be deemed cured for the purposes of this Agreement.

Notwithstanding anything herein to the contrary, (a) in each two-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised, (b) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised, (c) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 7.11 as of the relevant date of determination and (d) no more than five (5) Cure Rights may be exercised  in the aggregate.

8.02                    Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, in the case of clause 8.02(a) and (c) below, (x) the Required Revolving Credit Lenders with respect to Revolving Credit Commitments and (y) each L/C Issuer, with respect to the obligations of such L/C Issuer to make L/C Credit Extensions and the requirement to Cash Collateralize L/C Obligations in respect of Letters of Credit issued by it), take any or all of the following actions:

(a)                               declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                              declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                               require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to 103% of the then Outstanding Amount thereof); and

(d)                             exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or at law or in equity;

provided~~, however,~~ that upon the occurrence of an Event of Default set forth in Section 8.01(f) with respect to any Loan Party under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender or L/C Issuer.

8.03                    Application of Funds.  After the exercise of remedies provided for in Section 8.02 or any other Loan Document (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize at 103% of the Outstanding Amount thereof that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above and any other Cash Collateral provided in respect of L/C Obligations in accordance with the terms of this Agreement shall be applied to satisfy drawings under such Letters of Credit and other Obligations owing to the applicable L/C Issuer in respect of Letters of Credit issued by it as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of  Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01                    Appointment and Authority.  (a)  Each of the Lenders and each L/C Issuer hereby irrevocably appoints ~~RBC~~JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers, rights and remedies as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions ~~and~~, powers, rights and remedies as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

(b)                              The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each of the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent,” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto.

9.02                    Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender and L/C Issuer, as applicable, as any other Lender or L/C Issuer and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” or “L/C Issuer” or “L/C Issuers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03                    Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the L/C Issuers (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                               shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing~~;~~ (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender and L/C Issuer agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(b)                              shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents)~~,~~; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the L/C Issuers with respect to such action or that is contrary to any Loan Document or applicable law~~;~~, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided;

(c)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d)                             shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct;

(e)                               shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer; ~~and~~

(f)                                shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, ~~or~~ (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent~~.~~ or (vi) the creation, perfection or priority of Liens on the Collateral.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any L/C Issuer as a result of, any determination of the Total Revolving Credit Outstandings, any of the component amounts thereof or any portion thereof attributable to each Lender or L/C Issuer in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment); and

(g)                              shall not be required by any provision in this Agreement or any Loan Document to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

9.04                    Reliance by Administrative Agent; Indemnification, Etc.  The Administrative Agent shall ~~be entitled to rely upon, and shall~~ not incur any liability (i) for ~~relying~~any action taken or omitted to be taken by it in reliance upon~~,~~ any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person or (ii) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment).

The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 11.06, (ii) may rely on the Register to the extent set forth in Section 11.06(c), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or L/C Issuer and shall not be responsible to any Lender or L/C Issuer for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

9.05                    Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent~~.~~, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

9.06                    Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 9 and Section 11.04, as well as all exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by ~~RBC~~JPMorgan as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07                    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                    No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof or elsewhere herein shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09                    Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)                               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 11.04) allowed in such judicial proceeding; and

(b)                              to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.  The Administrative Agent (upon the instruction of the Required Lenders) is authorized to credit bid any Obligation held by any Lender or any L/C Issuer on a pro rata basis in a proceeding under any Debtor Relief Law without the prior consent of such Lender or such L/C Issuer, as applicable.

9.10                    Collateral Matters.  Except with respect to the exercise of setoff rights in accordance with Section 11.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each of the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Discharge of the Secured Obligations, (ii) that is sold or as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii)  if approved, authorized or ratified in writing in accordance with Section 11.01.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property as set forth herein or in the Collateral Documents.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11                    Secured Cash Management Agreements and Secured Hedge Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

~~9.12 Effectiveness of Resignation of Administrative Agent.  All parties hereto acknowledge and agree that Bank of America has resigned as Administrative Agent under the Existing Credit Agreement and each of the other Loan Documents, effective as of the Closing Date, and the parties hereto acknowledge, accept and approve such resignation (it~~

~~being understood that Article IX and Section 11.04 and any other provisions of the Existing Credit Agreement or any other Loan Document regarding payment of costs and expenses and indemnification of the Administrative Agent (as defined therein), together with any provision of any Loan Document that shall accrue to the benefit of any retiring or resigning Agent (as defined in the Existing Credit Agreement), shall continue in effect for the benefit of Bank of America in respect of any actions taken or omitted to be taken by it as Administrative Agent (as defined in the Existing Credit Agreement) under the Loan Documents (as defined in the Existing Credit Agreement) on or prior to the date hereof or hereafter taken pursuant to the terms of this Agreement (collectively, the “Retained Rights”)).~~

~~By virtue of the resignation of Bank of America as Administrative Agent and the appointment of RBC as Administrative Agent, all parties hereto acknowledge that RBC has succeeded (by way of assignment) to the rights and interests (other than the Retained Rights) of the Administrative Agent under all Loan Documents (collectively, the “Agency Rights”), including with respect to all of the Administrative Agent’s rights and interests as the secured party, on behalf of the Secured Parties, with respect to the Collateral pledged to it pursuant to Section 2 of the Security Agreement and any other provision of the Security Agreement or any other Loan Document and as the holder of any Lien therein and all rights under any agreements perfecting any such security interest.  For the avoidance of doubt (and as a supplement to and in no way in limitation of the foregoing paragraphs), effective as of the date hereof, Bank of America, in its capacity as Administrative Agent, hereby absolutely and unconditionally grants, assigns, transfers, conveys and delivers to RBC all of Bank of America’s rights, title, interest, duties and obligations in all of the Agency Rights (the “Agency Assignment”) (it being understood that Bank of America shall continue to enjoy the Retained Rights), and each of the Loan Parties hereby consents to such Agency Assignment.  This assignment is made without recourse, representations or warranties of any kind or nature.  RBC hereby absolutely and unconditionally accepts the foregoing assignment, assumes all of Bank of America’s rights, duties and obligations as stated above pursuant to this Agreement and the other Loan Documents and agrees to perform and to be bound by all of the terms, covenants and conditions of such rights, title, interest, duties and obligations which arise from and after the date hereof.  Notwithstanding anything herein to the contrary, all of such assigned Liens shall in all respects be continuing and in effect and are hereby reaffirmed.  Without limiting the generality of the foregoing, any reference to Bank of America in any publicly filed document, to the extent such filing relates to the Liens in the Collateral assigned hereby and until such filing is modified to reflect the interests of RBC, shall, with respect to such Liens, constitute a reference to Bank of America as collateral representative of RBC (provided, that the parties hereto agree that Bank of America’s role as such collateral representative shall impose no duties, obligations or liabilities on Bank of America).~~

9.12                    Certain ERISA Matters.

(a)                              Each Lender and L/C Issuer (x) represents and warrants, as of the date such Person became a Lender or L/C Issuer party hereto, to, and (y) covenants, from the date such Person became a Lender or L/C Issuer party hereto to the date such Person ceases being a Lender or L/C Issuer party hereto, for the benefit of, the Administrative

Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                                  such Lender or L/C Issuer is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii)                              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s or L/C Issuer’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;

(iii)                          (A) such Lender or L/C Issuer is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender or L/C Issuer to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender or L/C Issuer, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s or L/C Issuer’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)                          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender or L/C Issuer.

(b)                             In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or L/C Issuer or such Lender or L/C Issuer has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender or L/C Issuer further (x) represents and warrants, as of the date such Person became a Lender or L/C Issuer party hereto, to, and (y) covenants, from the date such Person became a Lender or L/C Issuer party hereto to the date such Person ceases being a Lender or L/C Issuer party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)                                  none of the Administrative Agent or any of its respective Affiliates is a fiduciary with respect to the assets of such Lender or L/C Issuer (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii)                              the Person making the investment decision on behalf of such Lender or L/C Issuer with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)                          the Person making the investment decision on behalf of such Lender or L/C Issuer with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations);

(iv)                          the Person making the investment decision on behalf of such Lender or L/C Issuer with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v)                              no fee or other compensation is being paid directly to the Administrative Agent  or any its respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)                               The Administrative Agent hereby informs each Lender and L/C Issuer that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or L/C Issuer or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

~~Bank of America, RBC and the Loan Parties agree to take any and all actions and execute any and all instruments, agreements and other documents, including acknowledgments or assignments, reasonably requested by RBC to evidence or otherwise memorialize the Agency Assignment and the succession of RBC to the Agency Rights.~~

~~Bank of America agrees that, to further effectuate the purposes of this Agreement, it shall, within a reasonable period of time following the Closing Date, in each case at the Borrower’s expense: (i) deliver all Collateral (if any) constituting cash, securities, investments, financial assets or any other property, including, without limitation, all certificated debt and equity securities, that is in the possession of Bank of America (collectively, the “Possessory Collateral”), including without limitation the property set forth on Schedule 9.12, to such locations as RBC shall have notified Bank of America prior to the Closing Date; (ii) execute all documents necessary to substitute RBC as additional insured and/or loss payee with respect to the insurance policies set forth on the certificates of insurance attached hereto on Schedule 9.12; (iii) authorize (and it so hereby authorizes) RBC to file Uniform Commercial Code assignments or amendments with respect to the Uniform Commercial Code financing statement filings listed on Schedule 9.12 as RBC may in its reasonable judgment deem necessary or appropriate to evidence RBC’s succession as Administrative Agent under this Agreement and the other Loan Documents (it being understood and agreed that no other amendments to Uniform Commercial Code financing statements are authorized hereby, and no amendment to change the secured party in such financing statements is authorized prior to the Closing Date); (iv) execute notices of assignments with respect to all control agreements listed on Schedule 9.12; and (v) execute any additional documents reasonably requested in writing by RBC.  Each of the Borrower, on behalf of itself and the other Loan Parties, and Bank of America authorizes the Borrower, the other Loan Parties and/or RBC (and/or their respective counsel) to prepare and file at any time on or after the Closing Date such Uniform Commercial Code assignments or amendments with respect to the Uniform Commercial Code financing statements in the offices and jurisdictions that RBC may in its reasonable judgment deem necessary or appropriate to effectuate the Agency Assignment.  To the extent that for any reason, with respect to any security interest, lien or other encumbrance, the foregoing cannot be accomplished as of the Closing Date, Bank of America hereby agrees to act as an agent of RBC, solely for purposes of maintaining the continued perfection with respect to the relevant security interest, lien or other encumbrance until the first to occur of the consummation of RBC’s succession to Bank of America’s rights in its capacity as the Administrative Agent with respect to such security interest, lien or other encumbrance and the 90th day after the Closing Date (provided that the parties hereto agree that Bank of America’s role as such sub-agent shall impose no duties, obligations or liabilities on Bank~~

~~of America).  The parties hereto irrevocably direct Bank of America to turn over to RBC all such Possessory Collateral.  Solely to effect the foregoing, Bank of America hereby agrees to act as a gratuitous non-fiduciary agent of RBC until the first to occur of such delivery and the 90th day after the Closing Date.~~

ARTICLE X
CONTINUING GUARANTY

10.01            Guarantee of Secured Obligations.  Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each other Guarantor and the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.  Each Guarantor shall be liable under its guarantee set forth in this Section 10.01, without any limitation as to amount, for all present and future Secured Obligations, including specifically all future increases in the outstanding amount of the Loans or other Secured Obligations and other future increases in the Secured Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements on the Closing Date.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all Secured Obligations (including, without limitation, interest, fees, costs and expenses) that would be owed by any other obligor on the Secured Obligations but for the fact that they are unenforceable or not allowable due to the existence of a proceeding under any Debtor Relief Law involving such other obligor because it is the intention of the Guarantors and the Secured Parties that the Secured Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower or any Guarantor of any portion of such Secured Obligations.

10.02            Limitation on Obligations Guaranteed~~(a)~~ .  ~~(a)~~

(a)                              Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Article X shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Article X void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guaranty set forth herein and the obligations of each Guarantor hereunder.  To effectuate the foregoing, the Administrative Agent and the Guarantors hereby irrevocably agree that the Secured Obligations of each Guarantor in respect of the guarantee set forth in this Article X at any time shall be limited to the maximum amount as will result in the Secured Obligations of such Guarantor with respect thereto hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in this Article X and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor.  For purposes of the foregoing, all guarantees of such Guarantor other than the guarantee under this Article X will be deemed to be enforceable and payable after the guaranty under this Article X.  To the fullest extent permitted by applicable law, this Section 10.02(a) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest in such Guarantor.

(b)                              Each Guarantor agrees that Secured Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 10.02(a) without impairing the guarantee contained in this Article X or affecting the rights and remedies of any Secured Party hereunder.

10.03            Nature of Guarantee; Continuing Guarantee; Waivers of Defenses Etc.

(c)                               ~~(a)~~ Each Guarantor understands and agrees that the guarantee contained in this Article X shall be construed as a continuing guarantee of payment and performance and not merely of collectability.  Each Guarantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Secured Obligations.  Without limiting the generality of the foregoing, this Guaranty and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, set-off, defense, counterclaim, discharge or termination for any reason (other than a Discharge of the Secured Obligations).

(d)                             ~~(b)~~ Each Guarantor agrees that the Secured Obligations of each Guarantor hereunder are independent of the Secured Obligations of each other Guarantor and of any other guarantee of the Secured Obligations and when making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or other guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(e)                               ~~(c)~~ No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Secured Obligations until the Discharge of the Secured Obligations.

(f)                                ~~(d)~~ Without limiting the generality of the foregoing, each Guarantor agrees that its obligations under and in respect of the guarantee contained in this Article X and any security interest securing the Secured Obligations shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all rights, claims or defenses that it might otherwise have (now or in the future) with respect to each of the following (whether or not such Guarantor has knowledge thereof):

(i)                                  the validity or enforceability of this Agreement or any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, any of the Secured Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;

(ii)                              any renewal, extension or acceleration of, or any increase in the amount of the Secured Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents or any Secured Hedge Agreement or Secured Cash Management Agreement;

(iii)                          any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement, at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Secured Obligations;

(iv)                          any change, reorganization or termination of the corporate structure or existence of the Borrower or any Guarantor or any of their Subsidiaries and any corresponding restructuring of the Secured Obligations;

(v)                              any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitution for, the Secured Obligations, or any subordination of the Secured Obligations to any other obligations;

(vi)                          the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the Secured Obligations or any other impairment of such collateral;

(vii)                      any exercise of remedies with respect to any security for the Secured Obligations (including, without limitation, any collateral, including the Collateral, securing or purporting to secure any of the Secured Obligations) at such time and in such order and in such manner as the Administrative Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Guarantor would otherwise have, and without limiting the generality of the foregoing or any other provisions hereof, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to such Guarantor under applicable law; and

(viii)                  any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Secured Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any Guarantor for the Secured Obligations, or of such Guarantor under the guarantee contained in this Article X or of any security interest granted by any Guarantor, whether in a proceeding under any Debtor Relief Law or in any other instance.

(g)                              ~~(e)~~ In addition each Guarantor further waives any and all other defenses, set-offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it, the Borrower, or any other Guarantor or Person against any Secured Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury, other than payment in full in cash of all Secured Obligations and a termination of all Commitments.

10.04            Rights of Reimbursement, Contribution and Subrogation.

In case any payment is made on account of the Secured Obligations by any Guarantor or is received or collected on account of the Secured Obligations from any Guarantor or its property:

(a)                               If such payment is made by a Guarantor or the Borrower or from its property in respect of the Secured Obligations of another Guarantor, such Guarantor shall be entitled, subject to and upon (but not before) the Discharge of the Secured Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from such other Guarantor and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment.  For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors (other than the Guarantor whose primary obligations were so guaranteed by the other Guarantors) based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.  For purposes of the foregoing, all guarantees of such Guarantor other than the guarantee under Article X hereof will be deemed to be enforceable and payable after the guaranty under Article X hereof.

(b)                              Any right of subrogation of any Guarantor or the Borrower shall be enforceable solely after the Discharge of the Secured Obligations and solely against the Guarantors or the Borrower, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any collateral securing or purporting to secure any of the Secured Obligations for any purpose related to any such right of subrogation.  If subrogation is demanded by any Guarantor, then, after the Discharge of the Secured Obligations, the Administrative Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or any other obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever collateral securing or purporting to secure any of the Secured Obligations that may then exist that was not previously released or disposed of or acquired by the Administrative Agent.

(c)                               All rights and claims arising under this Section 10.04 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor or the Borrower as to any payment on account of either (x) the Secured Obligations or (y) any other obligation that is secured by any collateral that also secures or purports to secure any of the Secured Obligations, in each case made by it or received or collected from its property, shall be fully subordinated to the Secured Obligations in all respects prior to the Discharge of the Secured Obligations.  Until the Discharge of the Secured Obligations, no Guarantor may demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to any Guarantor in any bankruptcy case, receivership, or insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Secured Obligations.  If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

(d)                             The obligations of the Guarantors under this Agreement and the other Loan Documents, including their liability for the Secured Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 10.04 or otherwise.  The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property.  The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

10.05            Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Administrative Agent’s Office.

10.06            Subordination of Other Obligations.  Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any other Guarantor (the “Obligee Guarantor”), whether as original creditor, assignee, or by way of subrogation, restitution or otherwise, is hereby subordinated in right of payment to the Secured Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Secured Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

10.07            Financial Condition of Borrower and Guarantors.  Any Credit Extension may be made to the Borrower or continued from time to time, and any Secured Hedge Agreements and Secured Cash Management Agreements may be entered into from time to time, in each case, without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower or any Guarantor at the time of any such grant or continuation or at the time such Secured Hedge Agreement or Secured Cash Management Agreement is entered into, as the case may be.  No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower or any other Guarantor.  Each Guarantor has adequate means to obtain information from the Borrower and each Guarantor on a continuing basis concerning the financial condition of the Borrower and each other Guarantor and its ability to perform its obligations under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements, and each Guarantor assumes responsibility for being and keeping informed of the financial condition of Borrower and each other Guarantor and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower or any other Guarantor now known or hereafter known by any Secured Party.

10.08            Bankruptcy, Etc.  The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding under any Debtor Relief Law, voluntary or involuntary, involving the Borrower or any Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.  To the fullest extent permitted by law, the Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any interest, fees, costs, expenses or other Secured Obligations accruing or arising after the date on which such case or proceeding is commenced.

10.09            Duration of Guaranty.  The guarantee contained in this Article X shall remain in full force and effect until the Discharge of the Secured Obligations.

10.10            Reinstatement.  If at any time payment of any of the Secured Obligations or any portion thereof is rescinded, disgorged or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, or if any Secured Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to the Secured Party in full or partial satisfaction of any Secured Obligation, because the payment or transfer or the incurrence of the obligation is so satisfied, or is declared to be void, voidable, or otherwise recoverable under any state or federal law (collectively a “Voidable Transfer”), or because such Secured Party elects to do so on the reasonable advice of its counsel in connection with an assertion that the payment, transfer or incurrence is a Voidable Transfer, then, as to any such Voidable Transfer and as to all reasonable costs, expenses and attorney’s fees of the Secured Party related thereto, the liability of each Guarantor hereunder will automatically and immediately be revived, reinstated, and restored and will exist as though the Voidable Transfer had never been made.

10.11            Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided~~, however,~~ that each Qualified ECP Guarantor shall only be liable under this Section 10.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.11, or otherwise under this Guaranty, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a Discharge of the Secured Obligations.  Each Qualified ECP Guarantor intends that this Section 10.11 constitute, and this Section 10.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI
MISCELLANEOUS

11.01            Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided~~, however,~~ that no such amendment, waiver or consent shall:

(a)                               waive any condition set forth in Section 4.02, or, solely in the case of the initial Credit Extension, Section 4.01, without the written consent of each Lender party hereto at the time of such Credit Extension;

(b)                              extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)                               extend the stated expiration date of any Letter of Credit beyond the Letter of Credit Expiration Date without the written consent of each Lender that would be directly affected thereby and the L/C Issuer of such Letter of Credit;

(d)                             postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments or payments of increased costs or indemnities) of principal, interest, fees or other amounts due to the Lenders (or any of them)

hereunder or under such other Loan Document without the written consent of each Lender directly entitled to such payment;

(e)                               reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly entitled to such amount; provided~~, however,~~ that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees, or any other Obligations, at the Default Rate;

(f)                                change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (ii) Section 2.16 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Revolving Credit Lender directly adversely affected thereby or (iii) Section 2.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of (x) if such Facility is an Incremental Facility comprised of Incremental Term Loan Commitments, the Required Incremental Term Loan Lenders of such Series and (y) if such Facility is the Revolving Credit Facility, the Required Revolving Credit Lenders;

(g)                              (i) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or the last sentence of Section 9.09 or clause (x) of the first sentence of Section 11.06(a) without the written consent of each Lender, (ii) change the definition of “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Revolving Credit Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Revolving Credit Lender or (iii) change the definition of “Required Incremental Term Loan Lenders” or any other provision hereof specifying the number or percentage of Incremental Term Loan Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Incremental Term Loan Lender;

(h)                              release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender; or

(i)                                  release all or substantially all of the value of the Guaranty without the written consent of each Lender;

and provided, further, that (i) no amendment (including any amendment of this clause of Section 11.01), waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter and the

Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and each such Defaulting Lender shall be deemed to have approved or disapproved of any such amendment, waiver or consent hereunder in the same proportion as the non-Defaulting Lenders), except that (a) the Commitment of such Lender may not be increased or extended without the consent of such Lender, (b) no amendment, waiver or consent hereunder shall reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing payable hereunder or under any other Loan Document without the written consent of such Lender directly entitled to such amount and (c) no amendment, waiver or consent hereunder shall postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments or payments of increased costs or indemnities) of principal or interest due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of such Lender directly entitled to such payment.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each directly and adversely affected Lender, or of each Lender directly entitled to a payment amount, or each affected Lender, and that has been approved by the Required Lenders, or any Lender rejects an Extension Offer in accordance with Section 2.15 (a “Non-Extending Lender”), the Borrower may replace such non-consenting Lender or Non-Extending Lender in accordance with Section 11.13; provided that in the case of any non-consenting Lender such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph) and in the case of any Non-Extending Lender, the replacement lender shall accept the Extension Offer.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document (including this Section 11.01), (x) the consent of the Required Lenders shall not be required to make any changes necessary to be made in connection with any increase in the Commitments hereunder in accordance with Section 2.13 or any Extension pursuant to Section 2.15~~.~~ and (y) subject to Section 3.03, only the consent of the Administrative Agent and the Borrower shall be required to amend this Agreement to reflect an alternate rate of interest as to which the Required Lenders shall not have objected in accordance with Section 3.03.

11.02            Notices; Effectiveness; Electronic Communications~~(a)~~ .  ~~(a)~~

(a)                              Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                  if to the Loan Parties, the Administrative Agent or any L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)                              if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)                              Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent~~,~~; provided that the foregoing shall not apply to ~~(x)~~ notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication ~~or (y) the issuance of any Letter of Credit by Goldman Sachs Bank USA~~.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it~~,~~; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement)~~,~~; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                               The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH

THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided~~, however,~~ that in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                             Change of Address, Etc.  Each of the Loan Parties, the Administrative Agent and each L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                               Reliance by Administrative Agent, L/C Issuers and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03            No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law or in equity in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided~~, however,~~ that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04            Expenses; Indemnity; Damage Waiver~~(a)~~ .  ~~(a)~~

(a)                              Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and their respective Affiliates (including the reasonable and documented or invoiced fees and expenses of one counsel per relevant jurisdiction for the Arrangers and the Administrative Agent and one local counsel per relevant jurisdiction (which may include a single counsel acting in multiple jurisdictions) and one special counsel, including special regulatory counsel, per relevant jurisdiction), in connection with the Transactions and the contemplated use of proceeds thereof and the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions or the other transactions contemplated hereby or thereby shall be consummated) and any ancillary documents in connection therewith, (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees and expenses of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents and the Transactions, including its rights under this Section and (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.  The Borrower acknowledges that the

Administrative Agent or the Arrangers may receive a benefit, including without limitation, a discount, credit or other accommodation, from counsel based on the fees such counsel may receive on account of their relationship with the Administrative Agent or the Arrangers.

(b)                              Indemnification by the Borrower.  The Borrower shall indemnify the Arrangers, the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, joint or several, (including the fees and expenses of one counsel and local and special counsel for the Indemnitees (except to the extent that an Indemnitee shall have been advised by counsel that there are actual conflicting interests or there exists the reasonable likelihood of a conflicting interest between such Indemnitee and another Indemnitee)) (in each case, other than with respect to those losses, claims, damages, liabilities and related expenses set forth in Sections 3.02, 3.04, and 3.05, which shall be governed by the relevant terms and conditions set forth therein) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder and the consummation of the Transactions and the other transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, defense or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any Affiliate thereof or any of the Borrower’s or such Loan Party’s or such Affiliate’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses, (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (x) result from a claim brought by one Indemnitee against another Indemnitee (other than claims against any Agent or Arranger in its capacity as such) and not arising out of or involving any act or omission of any Loan Party or any of their subsidiaries or Affiliates or (y) result from a claim brought by the Borrower or any other Loan Party against such Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                               Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as in accordance with clause (c) of the definition thereof of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount~~,~~; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any L/C Issuer or any Related Party of any of the foregoing, each Revolving Credit Lender severally agrees to pay to such L/C Issuer or such Related Party, as the case may be, such Revolving Credit Lender’s Applicable Percentage (determined as in accordance with clause (a) of the definition thereof of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount~~,~~; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for any L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)                             Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions or the other transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages (whether direct or indirect, in contract or tort or otherwise) arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                               Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent and any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05            Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06            Successors and Assigns~~(a)~~ .  ~~(a)~~

(a)                              Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (x) neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and (y) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees and the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                              Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                  Minimum Amounts.

(A)                          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of any Commitment (which for this purpose includes Loans outstanding thereunder) or, if such Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Incremental Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided~~, however,~~ that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)                              Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and Commitments assigned;

(iii)                          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;  provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)                           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment or Revolving Credit Loan or rights or obligations associated therewith if such assignment is to a Person that is not a Revolving Credit Lender, an Affiliate of such Revolving Credit Lender or an Approved Fund with respect to such Revolving Credit Lender or (2) any Incremental Term Loan Commitment or Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)                           the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Credit Facility.

(iv)                          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided~~, however,~~ that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                              No Assignment to Certain Persons.  No such assignment shall be made (A) to any Loan Party or any Loan Party’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)                          Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.

Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)                               Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption, each Incremental Amendment, each Extension Amendment and each Refinancing Amendment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                             Participations.  Any Lender may at any time, without the consent of, or notice to, any Loan Party, the Administrative Agent or any L/C Issuer, sell participations to any Person (other than a natural person or a Loan Party or any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04, and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b)~~,~~; provided that such Participant agrees to be subject to Section 3.01 as if it were a Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                               Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)                                Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                              Resignation as L/C Issuer after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time any person acting as an L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), such person may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer.  In the event of any such resignation as an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided~~, however,~~ that no failure by the Borrower to appoint any such successor shall affect the resignation of such resigning person as an L/C Issuer.  If such person resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it hereunder and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such resigning person to effectively assume the obligations of such resigning person with respect to such Letters of Credit.

11.07            Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.13 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their respective obligations, (g) with the consent of the Borrower, (h) to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof~~,~~; provided that, in the case of information received from a Loan Party or any such Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08            Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application~~,~~; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09            Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10            Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of an original executed counterpart of this Agreement.

11.11            Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12            Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13            Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if any Lender is a Defaulting Lender or a Non-Extending Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment)~~,~~; provided that:

(a)                               the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)                              such assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                               in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                             such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 11.06.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, such Lender shall be deemed to have executed and delivered such documentation as may be required to give effect to an assignment in accordance with Section 11.06.

11.14            Governing Law; Jurisdiction; Etc.

(a)                               GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                              SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT; PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE JURISDICTION, THEN SUCH EXCLUSIVITY SHALL NOT APPLY; PROVIDED, FURTHER, THAT SUIT FOR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY SUCH NEW YORK STATE OR FEDERAL COURT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                               WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS IN ANY COURT REFERRED TO IN SECTION 11.14(B).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                             SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15            Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, CLAIM, COUNTERCLAIM OR LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16            No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, that do not directly or indirectly give rise to, nor does any Loan Party rely on, any fiduciary duty on the party of any of the Administrative Agent, the Arrangers or the Lenders, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and none of the Administrative Agent, the Arrangers or the Lenders is advising the Loan Parties as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and (C) each of the Loan Parties is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the Transactions and the other transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor the Lenders has any obligation to the Loan Parties or any of their respective Affiliates with respect to the Transactions or the other transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor the Lenders nor their respective Affiliates has any obligation to disclose any of such interests and transactions to, or furnish confidential information obtained by them from other companies to, the Loan Parties or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby, and agrees that none of the Administrative Agent, the Arrangers or the Lenders shall have any liability (whether direct or indirect) to the Loan Parties in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on behalf of or in right of the Loan Parties, including the stockholders, employees or creditors thereof.

11.17            Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18            USA PATRIOT Act.  Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.  This notice is given in accordance with the requirements of the Act and is effective for each Lender.

11.19            ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.20            Amended and Restated Credit Agreement.  It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated in its entirety on the Closing Date and shall be deemed replaced and superseded in all respects by this Agreement, except to evidence (i) the incurrence by the Borrower of the “Obligations” under and as defined in Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Closing Date) and (ii) the representations and warranties made by the Borrower and the other Loan Parties prior to the Closing Date (which representations and warranties made prior to the Closing Date shall not be superseded or rendered ineffective by this Agreement as they pertain to the period prior to the Closing Date).  This Agreement does not constitute a novation or termination of the obligations and liabilities existing under the Existing Credit Agreement (or serve to terminate Section 11.04 of the Existing Credit Agreement or any of the Borrower’s obligations thereunder with respect to the Revolving Credit Lenders (as defined therein)), and all outstanding “Obligations” under and as defined in the Existing Credit Agreement shall constitute Obligations hereunder.  This Agreement constitutes an amendment of the Existing Credit Agreement made under and in accordance with the terms of Section 11.01 of the Existing Credit Agreement.  In addition, unless specifically amended in connection herewith, each of the Loan Documents shall continue in full force and effect.

Each Loan Party and each of the Revolving Credit Lenders (as defined in the Existing Credit Agreement) under the Existing Credit Agreement hereby acknowledges that it has reviewed the terms and provisions of the Existing Credit Agreement, the Existing Security Agreement, this Agreement, the Security Agreement and the other Collateral Documents and consents to the amendment and restatement of the Existing Credit Agreement, the Existing Security Agreement and the other Collateral Documents effected pursuant to this Agreement, the Security Agreement and the other Collateral Documents.  Each Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Obligations under each of the Loan Documents to which is a party.  Each of the Revolving Credit Lenders (as defined in the Existing Credit Agreement) under the Existing Credit Agreement hereby expressly authorizes and directs the Administrative Agent to execute such documents or instruments as may be required or contemplated by the Existing Credit Agreement, this Agreement, the Existing Security Agreement, the Security Agreement and the other Collateral Documents, in each case, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents.

On and after the Closing Date, (i) all references to the “Credit Agreement” in the Loan Documents shall be deemed to refer to this Agreement, (ii) all references to any section (or subsection) of the Credit Agreement in any Loan Document shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Closing Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be to this Agreement.

11.21            Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                               the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                              the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                  a reduction in full or in part or cancellation of any such liability;

(ii)                              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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